UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
VICTORY CAPITAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

☐	Fee paid previously with preliminary materials.

March 28, 2024

Dear Stockholder:

On behalf of the Board of Directors of Victory Capital Holdings, Inc., we cordially invite you to attend the 2024 Annual Meeting of Stockholders, which will be held on May 8, 2024, at 8:00 a.m., Eastern Time. For your convenience, we are pleased to advise that the Annual Meeting will be a completely virtual meeting which will be conducted via live webcast. You will be able to attend the Annual Meeting via the Internet, vote your shares electronically, and submit questions during the Annual Meeting by visiting:

www.virtualshareholdermeeting.com/VCTR2024.

The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

We have decided to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Information about how to access and review our proxy statement and 2023 Annual Report on Form 10-K, is included in the Notice of Internet Availability of Proxy Materials that you received in the mail. The notice also explains how you may submit your vote over the Internet. You will not receive printed copies of our proxy materials unless you request them.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

Whether or not you plan to attend the Annual Meeting virtually, please submit your vote at your earliest convenience.

Sincerely,

David C. Brown
Chairman of the Board of Directors and Chief Executive Officer

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders of Victory Capital Holdings, Inc. will be held on May 8, 2024, at 8:00 a.m., Eastern Time. You will be able to attend the Annual Meeting via the Internet, vote your shares electronically and submit your questions during the meeting by visiting:

www.virtualshareholdermeeting.com/VCTR2024.

You will need the control number included in your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to enter the meeting online to consider and vote upon:

1.	The election of Class III directors to serve until the 2027 annual meeting of stockholders.

2.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

3.	A non-binding advisory vote to approve the compensation of our named executive officers.

4.	A non-binding advisory vote on the frequency of the named executive officer compensation advisory vote.

5.	To approve an amendment and restatement of the Victory Capital Holdings, Inc., 2018 Stock Incentive Plan.

6.	Any other business as may properly come before the Annual Meeting or any adjournments thereof.

Stockholders who owned shares of our stock as of the close of business on March 11, 2024, are entitled to attend and vote at the Annual Meeting and any adjournments thereof.

We encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may vote your shares by Internet or, if you received printed proxy materials, by mailing the completed proxy card. Please refer to the section “How do I vote?” for detailed voting instructions.

By Order of the Board of Directors,

Nina Gupta
Corporate Secretary

San Antonio, Texas

March 28, 2024

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to be held on May 8, 2024, at 8:00 a.m., Eastern Time. Our proxy statement and 2023 Annual Report on Form 10-K are available at www.proxyvote.com.

GENERAL INFORMATION

We are providing you this proxy statement in connection with the solicitation of proxies by our Board of Directors to be voted at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournments thereof. The Annual Meeting will be held virtually via live webcast on May 8, 2024, at 8:00 a.m., Eastern Time. You will be able to attend the Annual Meeting via the Internet, vote your shares electronically, and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/VCTR2024.

We provide our stockholders with access to proxy materials on the Internet instead of mailing a printed copy of the materials to each stockholder. A Notice of Internet Availability of Proxy Materials has been mailed to our stockholders on or about March 28, 2024. As of that date, stockholders will have the ability to access the proxy materials on the website referred to in the notice or request a printed set of proxy materials be sent by following the instructions on the notice.

When we use the terms “Victory”, “Victory Capital”, the “Company”, “we”, “us” and “our” in this Proxy Statement, we mean Victory Capital Holdings, Inc., a Delaware corporation and, unless the context otherwise requires, its consolidated subsidiaries. “You” refers to the holders of our Common Stock.

Matters to be voted on at the Annual Meeting

Proposal	Board Recommendation	Vote Required
Election of Class III Directors	FOR each nominee	Plurality of the votes present in person or by proxy

Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024	FOR	Majority of the votes present in person or by proxy

A non-binding advisory vote to approve the compensation of our named executive officers	FOR	Majority of the votes present in person or by proxy

A non-binding advisory vote on the frequency of the named executive officer compensation advisory vote	Every ONE year	Majority of the votes present in person or by proxy

To approve an amendment and restatement of the Victory Capital Holdings, Inc. 2018 Stock Incentive Plan	FOR	Majority of the votes present in person or by proxy

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND ANNUAL MEETING

1.	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of materials?

We have decided to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s (“SEC”) “notice and access” rules. Information about how to access and review our proxy materials is included in the Notice of Internet Availability of Proxy Materials that you received in the mail. The notice also explains how you may submit your vote over the Internet. You will not receive printed copies of our proxy materials unless you request them by following the instructions on the notice.

If you own shares of stock in more than one account—for example, in a joint account with your spouse and in your individual brokerage account—you may receive more than one notice. To vote all of your shares, please follow the instructions provided on each of the notices you received.

2.	What information does the notice contain?

The notice provides information about:

•	The date, time and details of how the Annual Meeting will be conducted.

•	The proposals to be voted on at the Annual Meeting and the voting recommendation of our Board of Directors with regard to each item.

•	The website where our proxy materials can be viewed.

•	Instructions on how to request a paper or E-Mail copy of the proxy materials.

•	Instructions on how to vote by Internet or by mail or at the Annual Meeting.

3.	What proposals will be voted on at the Annual Meeting?

There are five proposals to be considered and voted on at the Annual Meeting:

•	The election of Class III directors to serve until the 2027 annual meeting of stockholders.

•	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

•	A non-binding advisory vote to approve the compensation of our named executive officers.

•	A non-binding advisory vote on the frequency of the named executive officer compensation advisory vote.

•	To approve an amendment and restatement of the Victory Capital Holding, Inc., 2018 Stock Incentive Plan.

We will also consider any other business that properly comes before the Annual Meeting.

4.	What securities can be voted at the Annual Meeting and who is entitled to vote at the Annual Meeting?

The securities that can be voted in connection with the Annual Meeting consist of our Common Stock. Each share of Common Stock entitles its holder to one vote. The holders of our Common Stock will vote together as a single class on all matters presented to the stockholders for their vote or approval. Holders of our common stock at the close of business on March 11, 2024 are entitled to vote in connection with the Annual Meeting.

On March 11, 2024, we had the following numbers of shares outstanding entitled to vote:

Common Stock and unvested restricted stock	65,256,475

Pursuant to our Employee Shareholders’ Agreement, a three-member Employee Shareholders Committee, currently composed of David C. Brown (Chairman of the Board and Chief Executive Officer), Michael D. Policarpo, (President, Chief Financial Officer and Chief Administrative Officer) and Mannik S. Dhillon (President, Investment Franchises and Solutions; Head of Product and Strategy), has an irrevocable proxy from a substantial majority of our employees to vote the shares of Common Stock those employees have acquired from us, and any shares they may acquire from us in the future.

As of the record date, there were 6,605,175 shares of Common Stock and 846,309 shares of unvested restricted stock held by such employees and subject to the Employee Shareholders’ Agreement, representing in the aggregate approximately 11% of the total voting power of the outstanding Common Stock (including unvested restricted shares). For administrative ease, we have adopted the following methodology to approximate the number of Common Stock held by those employees and subject to the Employee Shareholders’ Agreement as of the record date. We generally compare (x) the cumulative number of Common Stock shares acquired from us and transferred to brokerage accounts by those employees (the “Employee-Transferred Shares”) to (y) the total number of Common Stock shares held by those employees in brokerage accounts to determine the number of Employee-Transferred Shares that have been sold by those employees (the “Employee-Sold Shares”). We then subtract the Employee-Sold Shares from the cumulative Employee-Transferred Shares to calculate the number of Employee-Transferred Shares held by those employees and subject to the Employee Shareholders’ Agreement. Although the Employee Shareholders Committee has an irrevocable proxy from those employees to vote those shares of Common Stock, the Employee Shareholders Committee has opted not to exercise that proxy with respect to those shares for this year’s Annual Meeting. For more information on our Employee Shareholders’ Agreement and Employee Shareholders Committee, see “Relationships and Related Party Transactions—Employee Shareholders’ Agreement.”

5.	How does the Board of Directors recommend I vote?

Our Board of Directors recommends that you vote:

•	“FOR” each of the Class III nominees to the Board of Directors.

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

•	“FOR” a non-binding advisory vote to approve the compensation of our named executive officers.

•	“Every ONE year” for a non-binding advisory vote on the frequency of the named executive officer compensation advisory vote.

•	“FOR” the approval of an amendment and restatement of the Victory Capital Holdings, Inc., 2018 Stock Incentive Plan.

6.	How do I hold my stock?

Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name on the records of our transfer agent. There are distinctions between shares held of record and those owned beneficially, which are highlighted below.

•

Stockholder of Record—If you hold stock that is registered directly in your name on the records of our transfer agent, Equiniti Trust Company, LLC, you are a stockholder of record. As a stockholder of record, you will receive notice from our mailing distributor.

•

Beneficial Owner—If you hold stock in an account through a broker, bank or similar institution, you are considered a beneficial owner of shares held in street name. As such, the notice will be sent to you by the broker, bank or similar institution through which you hold your shares.

7.	How do I vote?

If you are a stockholder of record, you may vote in one of four ways:

•

By Internet. Go to www.proxyvote.com and follow the instructions for Internet voting. You will need the control number located on your notice or proxy card, as applicable. Internet voting is available 24 hours a day. If you choose to vote by Internet, you do not need to return a proxy card. To be valid, your vote by Internet must be received by 11:59 p.m., Eastern Time, on May 7, 2024.

•

By Mail. If you request printed copies of the proxy materials, you will receive a proxy card. You may then vote by signing, dating and mailing the proxy card in the envelope provided. To be valid, your vote by mail must be received by 11:59 p.m., Eastern Time, on May 7, 2024.

•

By Phone. Use any touch-tone telephone and dial 1-800-690-6903 to transmit your voting instructions. Vote by 11:59 p.m., Eastern Time on May 7, 2024 for shares held directly and by 11:59 p.m., Eastern Time on May 2, 2024 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

•	During the Virtual Meeting. Go to www.virtualshareholdermeeting.com/VCTR2024 during the virtual meeting on May 8, 2024 via webcast at 8:00 a.m., Eastern Time.

If you are the beneficial owner of shares held in street name, you will receive voting instructions from the institution holding your shares. The availability of telephone or Internet voting will depend upon that particular institution’s voting processes. You may also vote during the Annual Meeting webcast after obtaining a legal proxy from the institution holding your shares. Please contact your broker for more information.

8.	How many votes must be present to transact business at the Annual Meeting?

To conduct the Annual Meeting, a majority of the voting power of the Common Stock issued and outstanding as of the record date must be present during the webcast or by proxy. This is called a quorum.

9.	If I submit a proxy by Internet or mail, how will my shares be voted?

If you properly submit your proxy by Internet or mail and do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return a proxy card but do not give voting instructions, your shares will be voted as recommended by our Board of Directors.

10.	If I am the beneficial owner of shares held in street name and do not provide voting instructions, can my broker still vote my shares?

Under the rules of the New York Stock Exchange (“NYSE”), if you hold shares in street name and do not provide specific voting instructions, your broker may generally vote your shares with respect to certain routine matters.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm is a routine matter and so your broker may vote your shares on that proposal. However, your broker may not vote your shares in connection with the election of the Class III directors, the non-binding advisory vote to approve the compensation of our named executive officers, the non-binding advisory vote on the frequency of the name executive officer compensation advisory vote, and the vote to approve an amendment and restatement of the Victory Capital Holdings, Inc., 2018 Stock Incentive Plan without receiving voting instructions from you.

When your broker submits its proxy, but does not vote on a matter, a broker non-vote occurs with respect to that matter.

11.	What vote is required to approve each proposal and how are votes counted?

With respect to the election of directors, a plurality of the votes cast by the holders of the shares of Common Stock present during the webcast or represented by proxy at the meeting is required for the election of each of the two nominees. This means that the two nominees receiving the highest number of votes will be elected regardless of whether the number of votes received by any such nominee constitutes a majority of the number of votes cast. Broker non-votes will not be counted as shares entitled to vote with respect to the election of directors and so they will have no effect on the voting results.

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of the holders of a majority of the voting power of the shares of our Common Stock present during the webcast or represented by proxy and entitled to vote. Abstentions will be counted as shares entitled to vote and therefore will have the effect of negative votes with respect to the proposal.

The non-binding advisory vote to approve the compensation of our named executive officers requires the affirmative vote of the holders of a majority of the voting power of the shares of our Common Stock present during the webcast or represented by proxy and entitled to vote. Abstentions will be counted as shares entitled to vote and therefore will have the effect of negative votes with respect to the proposal.

The non-binding advisory vote on the frequency of the named executive officer compensation advisory vote requires the affirmative vote of the holders of a majority of the voting power of the shares of our Common Stock present during the webcast or represented by proxy and entitled to vote. Abstentions will be counted as shares entitled to vote and therefore will have the effect of negative votes with respect to the proposal.

The vote to approve an amendment and restatement of the Victory Capital Holdings, Inc., 2018 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the voting power of the shares of our Common Stock present during the webcast or represented by proxy and entitled to vote. Abstentions will be counted as shares entitled to vote and therefore will have the effect of negative votes with respect to the proposal.

Crestview Partners II GP, L.P. (“Crestview GP”) beneficially owns and has a significant amount of voting power and intends to vote in favor of each proposal.

12.	How can I attend and vote my shares during the Annual Meeting?

We will be hosting a completely virtual Annual Meeting which will be conducted live via webcast. Any stockholder can attend the annual Meeting via the Internet at www.virtualshareholdermeeting.com/VCTR2024. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/VCTR2024.

•	Meeting starts at 8 a.m., Eastern Time.

•	Stockholders may vote and submit questions while attending the Annual Meeting via the Internet.

13.	How can I change my vote or revoke a proxy?

If you are a stockholder of record you may change your vote or revoke a proxy at any time prior to the Annual Meeting by submitting a written notice of revocation or a proxy bearing a later date to the Company’s Corporate Secretary no later than the deadline specified on the notice or proxy card, or by voting via the Internet during the Annual Meeting.

If you are the beneficial owner of shares held in street name you may change your vote or revoke a proxy in accordance with the instructions provided by the institution through which you hold your shares.

14.	Where and when will the voting results be available?

We will file the official voting results on a Form 8-K within four business days of the Annual Meeting. If the final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K when they become available.

15.	How can I view a list of record stockholders?

A list of the stockholders of record entitled to vote at the Annual Meeting will be available for inspection upon request of any stockholder for a purpose germane to the meeting during ordinary business hours at our principal executive offices located at 15935 La Cantera Parkway, San Antonio, TX 78256, during the ten days prior to the Annual Meeting. To make arrangements to view the list prior to the Annual Meeting, stockholders should contact our Investor Relations department at (216) 898-2412 or ir@vcm.com.

16.	Who pays for the expenses of this proxy solicitation?

We will pay all expenses incurred in connection with the solicitation of proxies.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that guide our Board of Directors (the “Board”) on matters of corporate governance, including:

•	Composition and leadership structure of the Board of Directors.

•	Selection and retirement of directors.

•	Obligations with respect to Board of Directors and the committee meetings of the Board of Directors.

•	Committees of the Board of Directors.

•	Specific functions related to management succession, executive compensation and director compensation.

•	Certain expectations related to, among other things, meeting attendance and participation, compliance with our Code of Business Conduct, other directorships and continuing education.

•	Evaluation of board performance.

•	Board access to management and independent advisors.

A copy of the Corporate Governance Guidelines is available under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of the guidelines to stockholders upon request.

Board Effectiveness

On an annual basis, the Board of Directors, through the Nominating, Governance and Sustainability Committee (the “Nominating Committee”), conducts a self-evaluation to evaluate its effectiveness in fulfilling its obligations. In addition, each of the Audit Committee, Compensation Committee and Nominating Committee completes an annual self-evaluation.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code satisfies applicable SEC requirements and NASDAQ listing standards. The code is available under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of the code to stockholders upon request.

Board Oversight of Risk Management

Our Board of Directors in conjunction with our Audit Committee, is responsible for overseeing management in the execution of its responsibilities and for assessing our general approach to risk management. In addition, an overall review of risk is inherent in the consideration of our business, long-term strategies and other matters presented to our Board of Directors. Our Board of Directors exercises its risk oversight responsibilities periodically as part of its meetings and also through its standing committees, each of which is responsible for overseeing various components of enterprise risk as summarized below.

Board/Committee	Primary Areas of Risk Oversight
Full Board	Oversight of strategic, financial, operational (including cybersecurity) and execution risks in connection with the Company’s business operations and the operating environment.

Audit Committee

Oversight of risks, including reviewing and discussing with management the Company’s risk assessment and risk management policies, in particular risks related to financial matters (especially financial reporting and accounting practices and policies) and significant tax, legal and compliance matters.

Nominating Committee

Oversight of risks associated with director independence, potential conflicts of interest, director qualification, management and succession planning and overall effectiveness of the Board of Directors.

Compensation Committee	Oversight of risks associated with compensation policies, plans and practices, including whether the compensation program provides appropriate incentives that do not encourage excessive risk taking.

Senior management is responsible for assessing and managing risk, including strategic, operational, cybersecurity, regulatory, investment, and execution risks, on a day-to-day basis, including the creation of appropriate risk management programs and committees. The Board of Directors periodically reviews information presented by senior management regarding the assessment and management of the Company’s risk.

The role of the Board of Directors in risk oversight of the Company is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and our Board of Directors and its committees providing oversight in connection with those efforts. We believe this division of risk management responsibilities provides a consistent and effective approach for identifying, managing and mitigating risks throughout the Company.

Nomination of Directors

Our Corporate Governance Guidelines provide that the Nominating Committee is responsible for identifying the nominees to stand for election to the Board of Directors and recommending such nominees for selection by the Board of Directors, and for recommending to the Board of Directors individuals to fill vacancies occurring between annual meetings of stockholders. The Nominating Committee is responsible for developing criteria for the evaluation of candidates for directorship and responsible for taking into consideration the requirements of NASDAQ and applicable law and other factors as deemed appropriate by the committee, which criteria are approved by the Board of Directors. In accordance with our Corporate Governance Guidelines, any nominee to the Board of Directors should demonstrate the following qualities, which are criteria used by the Nominating Committee in evaluating candidates for election to the Board of Directors:

•	The highest personal and professional ethics and integrity.

•	Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•	Skills that are complementary to those of the existing members of the Board of Directors.

•	The ability to assist and support management and make significant contributions to the Company’s success.

•

An understanding of the fiduciary responsibilities that are required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

The Nominating Committee seeks to create a board that consists of a diverse group of qualified individuals that function effectively as a group. Qualified candidates are those who, in the judgment of the Nominating Committee, possess strong personal attributes and relevant business experience to assure effective service on our Board of Directors. Personal attributes include effective leadership qualities, a high standard of integrity and ethics, professional and sound judgment, strong interpersonal skills, and a collaborative attitude. Experience and qualifications include professional experience with corporate boards, financial acumen, industry knowledge, diversity of viewpoints, and special business experience and expertise in an area relevant to the Company. When the Nominating Committee reviews a potential new candidate, they will look specifically at the candidate’s qualifications in light of the needs of our Board of Directors and the Company at that time given the then current make-up of our Board of Directors. Candidates are selected on the basis of qualifications and experience without discriminating on the basis of race, sexual orientation, religion, age, gender, disability status or other dimension of diversity.

The Nominating Committee, at least annually, assesses the appropriate size of the Board of Directors and any standing committee thereof. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee will seek to identify director candidates based on input provided by a number of sources. The Nominating Committee also has the authority to consult with or retain advisors or search firms to assist in the identification and evaluation of qualified director candidates. In addition to the above considerations, the

Nominating Committee will consider the Company’s obligations under our Shareholders’ Agreement to nominate individuals designated by Crestview Victory when identifying, selecting or recommending nominees for the Board of Directors. For more information on our obligations under our Shareholders’ Agreement, see “Proposal 1: Election of Class III Directors—Director Nomination Rights Under the Shareholders’ Agreement.”

Once director candidates have been identified, the Nominating Committee will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that they deem necessary or appropriate, including those set forth above. The Nominating Committee will evaluate whether a prospective candidate is qualified to serve as a director and, if so qualified, will seek the approval of the full Board of Directors for the nomination of the candidate or the election of such candidate to fill a vacancy on the Board of Directors.

Based on the Nominating Committee’s recommendation, the Board nominated David Brown and Richard DeMartini to stand for re-election as the Class III directors of the Company at the Annual Meeting for a term ending at the 2027 Annual Meeting of Stockholders. Based on the Nominating Committee’s evaluation of each nominee’s satisfaction of the qualifications described above, the Nominating Committee has recommended the nominees for re-election, and the Board of Directors approved such recommendation.

Our amended and restated bylaws establish procedures by which stockholders may recommend nominees to our Board of Directors. The Nominating Committee will consider nominees recommended by stockholders and evaluate such candidates in the same manner as any other candidate. The Nominating Committee did not receive any director nominees from stockholders for the Annual Meeting. Nominations for consideration at the Company’s 2024 annual meeting of stockholders must be submitted to the Company in writing with the information required by our amended and restated bylaws, in accordance with the procedures described below.

Stockholder Proposals and Director Nominations for the 2025 Annual Meeting of Stockholders

Stockholders who, in accordance with the SEC’s Rule 14a-8, wish to submit a proposal for consideration at our 2025 annual meeting of stockholders and include that proposal in our 2025 proxy materials should submit their proposal by certified mail, return receipt requested to Victory Capital Holdings, Inc., c/o Corporate Secretary, 15935 La Cantera Parkway, San Antonio, TX 78256. Proposals must be received no later than December 6, 2024 and satisfy the requirements under applicable SEC Rules (including SEC Rule 14a-8) to be included in the proxy materials for the 2025 annual meeting.

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including any proposal for the nomination of a director for election, before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy materials. For such a proposal to be properly brought before the 2025 annual meeting of the stockholders, written notice of the proposal must be received by the Corporate Secretary no earlier than January 2, 2025 nor later than February 1, 2025. Any such stockholder notice must contain the information required by, and be provided in the manner set forth in, our amended and restated bylaws.

Communications with the Board of Directors

Stockholders or other interested parties wishing to contact the Board of Directors, the non-management directors or any individual director may send correspondence to the address provided below.

Victory Capital Holdings, Inc.

c/o: Corporate Secretary

15935 La Cantera Parkway

San Antonio, TX 78256

Communications are distributed to the Board of Directors, or to any individual director as appropriate.

PROPOSAL 1: ELECTION OF CLASS III DIRECTORS

General

Victory’s Board of Directors currently consists of eight members and currently has one vacancy. The Board is divided into three classes and in the absence of the current vacancy typically has three members each: Class I, Class II and Class III. Class I directors are serving for a term expiring at the 2025 annual meeting and Class II directors are serving for a term expiring at the 2026 annual meeting and Class III directors are serving for a term expiring at the Annual Meeting. On December 29, 2023, Milton Berlinski, previously a Class III director, announced his decision to resign from the Board effective December 31, 2023. After consultation with Victory Capital Chairman and CEO David C. Brown, Mr. Berlinski decided to step down from the Board, leaving one Board seat in Class III vacant. Mr. Berlinski’s resignation was not a result of any disagreement with the Company. Following the Annual Meeting our Board of Directors will consist of eight members with one vacancy. At each succeeding annual meeting of the stockholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

Nominees for Class III Directors

Two candidates have been nominated for election as Class III directors at the 2024 Annual Meeting for a three-year term expiring in 2027. Upon the recommendation of the Nominating Committee, the Board has nominated David C. Brown and Richard M. DeMartini for re-election as Class III directors. Biographical information about each of the nominees is contained in the following section. A discussion of the qualifications, attributes and skills of each nominee that led our Board of Directors and the Nominating Committee to the conclusion that he should continue or be elected to serve as a director follows each of the director and nominee biographies.

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted FOR the re-election of Mr. Brown and Mr. DeMartini. Each of Messrs. Brown and DeMartini has accepted such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the 2024 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card or when you vote by telephone or over the Internet. If you are a beneficial owner holding your shares in street name and you do not give voting instructions to your broker, bank or other intermediary, that organization will leave your shares unvoted on this matter.

The Board of Directors recommends a vote “FOR” the election of David C. Brown and Richard M. DeMartini.

Information Regarding the Class III Director Nominees and the Other Members of the Board of Directors

The names of the proposed director nominees and the remaining members of our Board of Directors, their respective ages, their positions with Victory and other biographical information as of March 28, 2024, are set forth below. To our knowledge, there are no family relationships among any of our directors or executive officers.

Class III Director Nominees

Name	Age	Position
David C. Brown	51	Chairman and Chief Executive Officer
Richard M. DeMartini	71	Director

Other Members of the Board of Directors

Name	Age	Position
Lawrence Davanzo	71	Director
Robert V. Delaney, Jr.	66	Director
Karin Hirtler-Garvey	67	Director
Robert J. Hurst	78	Director
Alan H. Rappaport	71	Director
Mary Jackson	57	Director

Additional Information Regarding the Class III Director Nominees

David C. Brown has served as our Chief Executive Officer since our acquisition from KeyCorp in August 2013 and Chairman of our Board of Directors since April 2014. He joined our Board of Directors upon its formation. Mr. Brown serves as Chairman and Chief Executive Officer of Victory Capital Management Inc. (VCM), our wholly owned registered investment adviser, responsible for the development, execution, and oversight of firm strategy. He is Chairman of the VCM investment committee and a member of the Boards of Trustees for Victory Portfolios I, II and III. Mr. Brown also serves as a member of the President’s Advisory Council for Xavier University of Louisiana and serves on the Board of Trustees and as Treasurer for the San Antonio Life Academy. Mr. Brown joined the firm in 2004 and has held multiple senior level positions, including President and Chief Operating Officer prior to his current role. Before joining Victory, Mr. Brown spent five years at Gartmore Global Investments, Inc. in a number of senior management positions including Chief Financial Officer and Chief Operating Officer of Gartmore Emerging Managers, LLC. Prior to joining Gartmore, he worked for Ernst & Young LLP as a manager in the Assurance & Advisory Business Services unit focusing on investment management businesses. Mr. Brown holds a Bachelor of Arts degree in political science with an emphasis on accounting from Ursinus College and a Master of Business Administration from Case Western Reserve University. Mr. Brown has previously served on the boards of directors for Alderwood Partners LLP, Cerebellum Capital, the Summa Health Systems of Ohio Investment Committee, and JumpStart of Ohio, and was previously a member of the Bluecoats, Inc. of Cuyahoga County, OH and was a past member of San Antonio’s Airport System Development Committee. Mr. Brown was also selected as a 40 under 40 award winner by Crain’s Cleveland Business. He is a Certified Public Accountant (inactive). Mr. Brown’s extensive business, finance and leadership skills gained and developed through years of experience in the financial services industry, including tenure overseeing our strategic direction as Chief Executive Officer, brings valuable industry-specific knowledge and insights to our Board of Directors. Mr. Brown has also overseen several transactions in the asset management sector during his tenure with us. He has significant expertise in identifying, structuring and executing strategic acquisitions, as well as in managing boutique firms post-acquisition. These skills, combined with Mr. Brown’s extensive knowledge of our business and our industry, enable him to provide valuable insights to our Board of Directors on our strategic direction.

Richard M. DeMartini joined our Board of Directors at the time of our acquisition from KeyCorp in August 2013. Mr. DeMartini joined Crestview as a partner in 2005 and retired as a partner to become a vice chairman in 2021. Prior to Crestview, Mr. DeMartini served as president of the Bank of America Wealth and Asset Management Group from March 2001 until December 2004. At Bank of America, Mr. DeMartini was responsible for all wealth and asset management activities and oversaw approximately $400 billion in assets under management. He was also a member of Bank of America’s operating committee. Prior to Bank of

America, Mr. DeMartini retired from Morgan Stanley where he served as chairman and CEO of the international private client group. His 26-year career at Morgan Stanley included roles as president of individual asset management and co-president of Dean Witter & Company, Inc. and chairman of Discover Card. He was also a member of the Morgan Stanley management committee. Mr. DeMartini is a former director of Capital Bank Financial and Fidelis Insurance Holdings and is a founding member of Partners Capital. He is also a trustee and chairman of the Whitney Museum of American Art. Mr. DeMartini has served as chairman of the board of the NASDAQ Stock Market and vice chairman of the board of directors of the National Association of Securities Dealers, Inc. Mr. DeMartini received a Bachelor of Arts from San Diego State University. Mr. DeMartini’s qualifications to serve on our Board of Directors include his in-depth knowledge and operating experience in financial services, particularly in the asset and wealth management sectors, having held senior executive positions at major institutions. In addition, Mr. DeMartini has significant experience as a director on the boards of public and private companies. He provides the Board of Directors with a valuable perspective on global investment management and capital markets and has extensive experience in assessing value, strategy and risks related to potential acquisitions.

Additional Information Regarding the Other Members of the Board of Directors

Lawrence Davanzo joined our Board of Directors in October 2014. Mr. Davanzo most recently served as President of Wilshire Associates Incorporated, overseeing the asset management areas of the firm, and as Vice Chairman of the Board of Directors of Wilshire and on its executive committee until his retirement in 2012. He first joined Wilshire in 1978 and rejoined in October 2004. During his tenure at Wilshire, he founded Wilshire’s Pension Consulting business and built the firm’s Funds Management Group. With over $70 billion in assets under management, or AUM, for financial intermediaries, Funds Management became the firm’s primary source of revenue growth. He also served as President of the firm’s mutual fund complexes. During Mr. Davanzo’s career, he also founded Asset Strategy Consulting and served as its managing director from February 1991 to February 2000. Mr. Davanzo earned a Bachelor of Business Administration (B.B.A.) and a Masters of Science degree in Finance (M.S.) at the University of Wisconsin-Madison. Mr. Davanzo’s qualifications to serve on our Board of Directors include the knowledge and experience gained in the combination of more than 40 years of asset management experience through his extensive career at Wilshire Associates and also managing and running his own investment consulting firm. This allows him to bring to the Board of Directors a deep understanding of issues associated with operating a business and the importance of client service and customer satisfaction unique to the asset management business.

Robert V. Delaney, Jr. has been nominated by our Board to serve for a three-year term expiring in 2025. Mr. Delaney joined Crestview as a partner and managing director in 2007 and is an officer of the company. Mr. Delaney is also a member of Crestview’s investment committee. Prior to joining Crestview, Mr. Delaney was a partner at Goldman Sachs where he served in a variety of leadership positions, including head of the private equity business in Asia and head of the global leveraged finance group. Mr. Delaney helped expand Goldman’s private equity business in Asia by establishing the private equity business in Japan and then leading the private equity business for all of Asia. During Mr. Delaney’s leadership of the leveraged finance group, Goldman Sachs became one of the market leaders in high yield debt and leveraged loans. During this time, Mr. Delaney also led the firm’s workout advisory and restructuring business. Mr. Delaney began his career as a CPA at Arthur Anderson. He received an M.B.A. with high distinction from Harvard Business School where he was a Baker Scholar. He received an M.S. in Accounting with distinction from NYU Stern School of Business and a B.A. from Hamilton College. Mr. Delaney serves on the boards of Silver Creek Oil & Gas, LLC and W Energy Partners II LLC. He is a vice chairman and trustee of Hamilton College where he also is chair of the investment committee which manages the college’s endowment. Mr. Delaney’s qualification to serve on the company’s Board of Directors includes his extensive transactional, investment banking and private equity experience, having held senior executive positions at major institutions. With his financial background, he will add to the existing collective knowledge and experience of the Board of Directors. Mr. Delaney has a broad experience in analyzing and monitoring companies, including board experience through various public and private directorships he has held and currently holds.

Karin Hirtler-Garvey joined our Board of Directors in October 2014. Ms. Hirtler-Garvey has over fifteen years of experience as a board director in diversified industries and over 35 years of leadership experience in the financial services industry, preceded by eight years in public accounting as a CPA licensed in New Jersey. Ms. Hirtler-Garvey is currently a director at PhenixFIN Corporation where she serves as the Audit Committee Chair and as a member of the Nominating and Governance Committee and the Compensation Committee, and USAA Federal Savings Bank, where she formerly served on the Audit, Technology and Compensation Committees and currently serves as the Compliance Special Committee Chair, Risk Committee Chair, and as a member of the Nominating and Governance Committees. Ms. Hirtler-Garvey also serves on two additional private company boards. Previously, Ms. Hirtler-Garvey served as a director and Audit Committee Chair at Residential Capital LLC, a director and a member of the Audit Committee and Risk Committee for Validus Holdings, Ltd, a director at Aeropostale, Inc., where during her tenure she served in various roles including as Chairman of the Board of Directors, the Lead Independent Director, Audit Committee Chair and a member of the Nominating and Governance Committee, a director at Western World Insurance Company, where she served as the Audit Committee Chair and a member of the Compensation Committee and Pension Committee and as a director at StarStone Specialty Insurance Company. Ms. Hirtler-Garvey was previously Chief Risk Officer at Ally Financial (formerly GMAC) and held a broad range of leadership positions at Bank of America and its predecessor NationsBank and a broad range of mid-level assignments at J.P. Morgan in both the finance and risk groups. Prior to this, she worked for eight years at Ernst & Young LLP with a focus on banking, insurance, garment industry and technology clients. Ms. Hirtler-Garvey earned a Bachelor of Science from Fairleigh Dickinson University and is a Certified Public Accountant. Ms. Hirtler-Garvey brings executive experience from large national and international, diversified financial services companies providing traditional banking, real estate, insurance and asset management services and through her service on other public company boards. Ms. Hirtler-Garvey provides our Board of Directors with unique insight and perspective to its oversight of our global operations, corporate governance and risk management. She qualifies as an “audit committee financial expert” under the rules and regulations of the SEC.

Robert J. Hurst joined our Board of Directors in October 2016. Mr. Hurst joined Crestview as a partner in 2005 and became a vice chairman in 2017. He retired as vice chairman of Goldman Sachs in June 2004. At Goldman Sachs, Mr. Hurst spent 30 years in a variety of leadership positions, including head of the investment banking division from 1990 to 1999. Following Goldman Sachs’ IPO, Mr. Hurst became vice chairman and a member of the Board of Directors and focused on firm-wide matters in addition to client responsibilities. He is currently a director of Oxbow Carbon and Victory Capital. He was co-chair of DHB, which was a public SPAC. Mr. Hurst is a senior director of Goldman Sachs and has served on the Board of Directors of over a dozen public and private companies. He has been active in the nonprofit sector, formerly serving as chairman of the Board of Directors of the National Cybersecurity Center and the Aspen Music Festival and School. He was also the former chairman and president of the board and the current chairman of the executive committee of the Whitney Museum of American Art, a trustee and member of the executive committee of The Aspen Institute, chairman emeritus of the Jewish Museum and a former member of the board of overseers of The Wharton School. Mr. Hurst was appointed by Governor John Hickenlooper to the Colorado Economic Development Commission (now retired) and is a member of the Council on Foreign Relations. Mr. Hurst was also founding CEO of the 9/11 United Services Group, the coordinating arm for 13 social service agencies involved in the relief activities, including the Red Cross. Mr. Hurst received an M.B.A. from The Wharton School at the University of Pennsylvania and an A.B. from Clark University. He did additional graduate work as a Public Finance Fellow at the University of Pennsylvania. Mr. Hurst’s qualifications to serve on our Board of Directors include his 30 years of operating and leadership experience at Goldman Sachs, membership on a number of public Boards and as a partner in a private equity firm. Through his involvement with Crestview, he has provided leadership to both public and private companies. Mr. Hurst brings to our Board of Directors extensive experience in the financial services industry, finance and business development.

Alan H. Rappaport joined our Board of Directors at the time of our acquisition from KeyCorp in August 2013. Mr. Rappaport was formerly the President of Bank of America’s Private Bank. Prior to Bank of America, Mr. Rappaport served as a Managing Director of the Chase Global Private Bank and a Partner of the Beacon

Group. Mr. Rappaport also spent 17 years with CIBC Oppenheimer, where he was the senior executive responsible for the Asset Management Division. Mr. Rappaport has served as an adjunct professor of finance at New York University’s Stern School of Business and a lecturer at Stanford University’s Graduate School of Business. Previously, Mr. Rappaport had served as Chairman of the Board of Trustees of GuideStar, trustee of NYU Langone Medical Center, trustee of the American Museum of Natural History and national co-chair of the Duke University Parents Committee. He is currently a member of the Council on Foreign Relations and serves on the boards of directors of PIMCO multifund complex. Mr. Rappaport earned a Master of Business Administration from Stanford University and a Bachelor of Arts from Harvard University. Mr. Rappaport’s qualifications to serve on our Board of Directors include the knowledge, leadership and experience gained in over 40 years of working in the investment management business of a large global, complex asset management organization, including serving as President of Bank of America’s Private Bank. Mr. Rappaport’s leadership and experience in academia provide our Board of Directors with a unique perspective and in-depth understanding of issues concerning international finance, economics and public policy.

Mary Jackson joined our Board of Directors in January 2023. Retired in July 2020, Vice Admiral Jackson began her career as a Surface Warfare Officer serving on and off Navy warships. During her more than three decades in the United States Navy, Vice Admiral Jackson achieved command of the USS McFAUL (DDG 74), an Arleigh Burke class destroyer. She subsequently commanded the Navy’s largest Navy base, Naval Station Norfolk, where she oversaw operational and service industries and managed the Navy’s relationship with local agencies, surrounding communities, and national media. Upon selection as a Flag Officer, Vice Admiral Jackson served as Commander, Navy Region Southeast and as Commander, Navy Installations Command, where she was accountable for all Navy installations worldwide. Her skills leading operations on a global scale bring significant value to the Victory Capital board. Her experience includes the development of strategic plans, policymaking, resourcing, and oversight and compliance. Vice Admiral Jackson’s qualifications include a focus on business continuity, integration and sustainability of environmental, social, and governance assurance metrics, digital transformation and compliance through data-driven audit analytics, and innovation and risk-based assessment. She brings extensive experience cultivating key partnerships and collaborating across the Congress and the Department of Defense, federal and local government agencies, industry and host nations, FEMA, the EPA, and law enforcement and local communities. Her executive experience includes leading diverse, inclusive teams to consistently drive results, implement change, and exceed organizational goals and objectives. Vice Admiral Jackson brings dynamic leadership discipline and experience overseeing large-scale operations, contingency planning, risk mitigation, and strategic transformation. In her role as an executive-level advisor, she has provided consulting services to facilitate boardroom diversity, governance, and oversight. Vice Admiral Jackson holds a bachelor’s degree in Physics with an emphasis in Oceanography from the United States Naval Academy and a Master of Engineering Management degree from George Washington University.

Background and Experience of Directors

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, the Board of Directors focused primarily on each person’s background and experience as reflected in the information discussed in each of the director’s individual biographies set forth above. While we do not have a formal policy on board diversity, we also consider diversity of experience as one of the factors. We believe our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Director Independence

Our Board of Directors has evaluated the independence of its members based upon the rules of NASDAQ. Applying these standards, our Board of Directors has affirmatively determined that each of the directors, other than Mr. Brown, is an independent director.

Board Leadership Structure

Our Board of Directors includes our Chief Executive Officer, who also serves as Chairman of the Board of Directors. Our Board of Directors understands that there is no single, generally accepted approach to providing board leadership and that given the dynamic and competitive environment in which we operate, the right board leadership structure may vary as circumstances warrant. To this end, our Board of Directors has no policy mandating the combination or separation of the roles of Chairman of the Board of Directors and Chief Executive Officer. We do not have a lead independent director. The Board of Directors will discuss and consider the matter from time to time as circumstances change and, subject to our amended and restated bylaws, will have the flexibility to modify our board structure as it deems appropriate.

Director Nomination Rights Under the Shareholders’ Agreement

Under the Shareholders’ Agreement to which the Company is a party, for so long as Crestview Victory, L.P. (“Crestview Victory”), continues to own at least 10% but less than 20% of the aggregate outstanding shares of our Common Stock, we have the obligation to nominate two Crestview Victory designees to the Board of Directors and for so long as Crestview Victory continues to own at least 5% but less than 10% of the aggregate outstanding shares of our Common Stock, we have the obligation to nominate one Crestview Victory nominee (plus one individual with board observer rights who is permitted to attend board and its committee meetings). As long as it is entitled to designate at least one director to the Board of Directors, Crestview Victory is entitled to have a designee serve on each committee of the Board, subject to applicable law and stock exchange requirements. Each of the stockholders party to the Shareholders’ Agreement (including the Employee Shareholders Committee) have also agreed to vote, or cause to be voted, all of its outstanding shares to ensure the above composition of our Board of Directors.

Committees of the Board; Board Meetings

The Board of Directors conducts its business through meetings of the board and its committees. The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee. The current members and chairpersons of the standing committees of the Board are:

Director	Audit Committee	Compensation Committee	Nominating Committee
Robert V. Delaney, Jr.*		X
Lawrence Davanzo*	X	X
Karin Hirtler-Garvey*	Chairperson
Robert J. Hurst*
Richard M. DeMartini*		X	Chairperson
Mary Jackson*			X
Alan H. Rappaport*	X	Chairperson

*	Independent Director

During 2023, our Board of Directors held 6 meetings, the Audit Committee held 10 meetings, the Compensation Committee held 5 meetings and the Nominating Committee held 3 meetings. As a matter of policy, it is expected that all directors should make every effort to attend meetings of the Board of Directors and meetings of the committees of which they are members. During 2023, each director other than Milton Berlinski attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board which he or she is a member.

Our Corporate Governance Guidelines provide that directors are encouraged to attend our annual stockholder meetings.

Audit Committee

We have an Audit Committee that is responsible for, among other things:

•	assisting the Board of Directors in reviewing our financial reporting and other internal control processes;

•	our financial statements; the independent auditors’ qualifications, and independence; and,

•	our compliance with legal and regulatory requirements and our Code of Business Conduct and Ethics.

The Audit Committee consists of Karin Hirtler-Garvey (Chair), Lawrence Davanzo and Alan H. Rappaport. Our Board of Directors has affirmatively determined that each of Karin Hirtler-Garvey, Lawrence Davanzo and Alan H. Rappaport meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and the NASDAQ rules. Karin Hirtler-Garvey has been identified as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The Audit Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities and satisfies the applicable standards of the SEC and NASDAQ. The charter of the Audit Committee is available under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of the charter of the Audit Committee to stockholders upon request.

Nominating Committee

We have a Nominating Committee that is responsible for, among other things:

•	reviewing board structure, composition and practices, and making recommendations on these matters to our Board of Directors;

•	reviewing, soliciting and making recommendations to our Board of Directors and stockholders with respect to candidates for election to the Board of Directors;

•	overseeing our Board of Directors’ performance and self-evaluation process;

•	developing and reviewing a set of corporate governance principles; and,

•	overseeing the Company’s approach to being a Responsible Business.

The Nominating Committee consists of Richard M. DeMartini (Chair) and Mary Jackson. Milton Berlinski’s term on the Nominating Committee ended on December 31, 2023. The Nominating Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities and satisfies the applicable standards of the SEC and NASDAQ. The charter of the Nominating Committee is available under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of the charter of the Nominating Committee to stockholders upon request.

Compensation Committee

We have a Compensation Committee that is responsible for, among other things:

•	determining the compensation of our executive officers;

•	reviewing our executive compensation policies and plans;

•	administering and implementing our equity compensation plans;

•	reviewing the compensation payable to Board of Directors and its committee members and providing recommendations to our Board in regard thereto; and,

•	reviewing and discussing with management proposed Compensation, Discussion and Analysis.

The Compensation Committee consists of Alan H. Rappaport (Chair), Robert V. Delaney, Jr, Lawrence Davanzo and Richard M. DeMartini. Milton R. Berlinski’s term on the Compensation Committee ended on December 31, 2023. The Compensation Committee has adopted a written charter that, among other things, specifies the scope of its rights and responsibilities and satisfies the applicable standards of the SEC and NASDAQ. The charter of the Compensation Committee is available under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of the charter of the Compensation Committee to stockholders upon request.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Director Compensation

All our directors who are not employed as our executive officers earn compensation, payable quarterly in arrears, for their service on our Board of Directors and on committees of our Board of Directors. Compensation is paid on a pro-rata basis from or through the date these services begin or end.

For 2023, non-employee directors received annual compensation of $185,000 for their service on our Board of Directors, $15,000 to $25,000 for service as the chair of a committee of our Board and $7,500 to $10,000 for service as a member of a committee of our Board. Each director received $100,000 of their total annual compensation in restricted stock awards for shares of the Company’s Common Stock that were fully-vested on the grant date, and had the opportunity to elect to receive all or a portion of their remaining total annual compensation in cash, in restricted stock awards for shares of the Company’s Common Stock that were fully-vested on the grant date, or in the Victory Capital Holdings, Inc. Directors Deferred Compensation Plan (the “VCH Director DC Plan”).

We also reimburse our directors for reasonable and necessary out-of-pocket expenses incurred in attending Board and committee meetings of our Board.

Except as described above, we currently have no other formal arrangements under which our directors receive compensation for service to the Board of Directors or its committees.

The following table sets forth information concerning director compensation earned during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash($)	Stock Awards ($)(1)	All Other Compensation($)	Total ($)(2)
Milton R. Berlinski(3)	100,000	100,000	—	200,000
Lawrence Davanzo(4)	99,842	100,000	—	199,842
Robert V. Delaney, Jr.(5)	89,842	100,000	—	189,842
Richard M. DeMartini(6)	102,679	100,000	—	202,679
James B. Hawkes(7)	35,715	35,714	—	71,429
Karin Hirtler-Garvey(8)	110,000	100,000	—	210,000
Robert J. Hurst(9)	85,000	100,000	—	185,000
Mary Jackson(10)	83,939	93,056	—	176,995
Alan H. Rappaport(11)	110,000	100,000	—	210,000

(1)

Represents director compensation earned in 2023 and settled with quarterly grants of restricted stock awards for shares of the Company’s Common Stock, which were fully-vested as of the grant date. The price of the shares of Common Stock was based on the closing price of Common Stock on the grant date. The grant date fair value of each quarterly restricted stock award issued for director compensation earned in 2023 was $25,000 except for the last quarterly restricted stock award issued to Mr. Hawkes, which had a grant date fair value of $10,714, and the first quarterly restricted stock award issued to Ms. Jackson, which had a grant date fair value of $18,056.

(2)	Represents total director compensation earned in 2023.
(3)

Represents $185,000 for Board service, $7,500 for Compensation Committee service and $7,500 for Nominating Committee service, in each case through December 31, 2023. Director compensation earned by Mr. Berlinski and payable in cash was paid to Reverence Capital Partners. The shares of Common Stock issued under restricted stock awards granted to Mr. Berlinski are held of record by Mr. Berlinski. Mr. Berlinski’s service on the Board and its committees ended on December 31, 2023.

(4)

Represents $185,000 for Board service, $10,000 for Audit Committee service, and $4,842 for Compensation Committee service beginning on May 9, 2023. Mr. Davanzo joined the Compensation Committee on May 9, 2023.

(5)

Represents $185,000 for Board service and $4,842 in Compensation Committee service beginning on May 9, 2023. In 2023, Mr. Delaney elected to receive the $89,842 payable in cash in grants of restricted stock awards for shares of Common Stock, which were fully-vested as of the grant date. All rights, title and interest in the shares of Common Stock issued under restricted stock awards to Mr. Delaney were assigned to Crestview Advisors, L.L.C.

(6)

Represents $185,000 for Board service, $15,000 for Nominating Committee service and $2,679 for Compensation Committee service through May 9, 2023. In 2023, Mr. DeMartini elected to receive $17,679 payable in cash in grants of restricted stock awards for shares of Common Stock, which were fully-vested as of the grant date. Mr. DeMartini’s term on the Compensation Committee ended on May 9, 2023. Mr. DeMartini rejoined the Compensation Committee on January 12, 2024.

(7)

Represents $66,071 for Board service, $2,679 for Compensation Committee service and $2,679 for Nominating Committee service, in each case through May 9, 2023. In 2023, Mr. Hawkes elected to receive the $35,715 payable in cash in grants of restricted stock awards for shares of Common Stock, which were fully-vested as of the grant date. Mr. Hawkes service on the Board ended on May 9, 2023.

(8)	Represents $185,000 for Board service and $25,000 for Audit Committee service.
(9)

Represents $185,000 for Board service. In 2023, Mr. Hurst elected to receive the $85,000 payable in cash in grants of restricted stock awards for shares of Common Stock, which were fully-vested as of the grant date.

(10)

Represents $172,153 for Board service beginning on January 26, 2023 and $4,842 for Nominating Committee service beginning on May 9, 2023. Ms. Jackson joined the Board and Nominating Committee on January 26, 2023 and May 9, 2023, respectively.

(11)

Represents $185,000 for Board service, $15,000 for Compensation Committee service and $10,000 for Audit Committee service. In 2023, Mr. Rappaport elected to receive $110,000 of the director compensation payable in cash in grants of restricted stock awards for shares of Common Stock, which were fully-vested as of the grant date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of March 11, 2024 by (1) each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of either class of our outstanding Common Stock, (2) each of our directors, (3) each of our named executive officers and (4) all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement. These shares and shares of unvested restricted stock (which have voting rights but are subject to future vesting based on time or performance criteria), are deemed to be outstanding and beneficially owned by the person holding such securities for the purpose of computing the percentage ownership and voting of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership or voting of any other person.

The percentages reflect beneficial ownership as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and are based on 64,410,166 shares of our Common Stock as of March 11, 2024 (excluding 846,309 shares of unvested restricted stock which carry voting rights). Unless otherwise noted below, the address for each of the stockholders in the table below is c/o Victory Capital Holdings, Inc., 15935 La Cantera Parkway, San Antonio, TX 78256.

Principal Stockholders Table

	Shares Beneficially Owned As of 3.11.24
Name	# of Common Stock Shares	% of Total Common Stock	% of Total Voting Power(1)
5% Stockholders
Crestview GP(2)	11,612,144	18.0%	18.0%
Employee Shareholders Committee(3)	8,760,691	13.2%	13.2%
Directors and Named Executive Officers
David C. Brown(4)(5)	1,927,038	3.0%	3.0%
Michael D. Policarpo(4)(6)	1,017,976	1.6%	1.6%
Nina Gupta(7)	192,060	*	*
Mannik Dhillon(4)(8)	263,126	*	*
Lawrence Davanzo(9)	187,911	*	*
Robert V. Delaney, Jr.(10)	349,764	*	*
Richard M. DeMartini(11)	682,166	1.1%	1.1%
Karin Hirtler-Garvey	37,372	*	*
Robert J. Hurst(12)	340,649	*	*
Mary M. Jackson	2,916	*	*
Alan H. Rappaport(13)	445,712	*	*
All Directors and executive officers as a group (11 Persons)	5,452,688	8.5%	8.5%

*	Represents beneficial ownership of less than 1%.
(1)	Sum of percentages exceeds 100% due to unvested restricted stock with voting rights and shares of Common Stock issuable upon the exercise of options.
(2)

This number does not include 8,760,691 shares of Common Stock owned by other parties to the Shareholders’ Agreement for which Crestview GP may be deemed to have beneficial ownership. See “Certain Relationships and Related Party Transactions—Amended and Restated Shareholders’ Agreement.” Crestview GP disclaims beneficial ownership of all such shares. Crestview GP may be deemed to be the beneficial owner of 11,591,983 shares of Common Stock owned directly by Crestview Victory and 20,261 shares of Common Stock owned directly by Crestview Advisors, L.L.C. (including 5,998 shares granted to Mr. Delaney in lieu of quarterly cash director fees for Mr. Delaney’s service on the Company’s Board of Directors and for which all rights, title and interest in the shares has been previously assigned by Mr. Delaney to Crestview Advisors, L.L.C.), which provides investment advisory and management services to certain Crestview entities, and Crestview Victory GP, LLC is the general partner of Crestview Victory. Crestview Partners II, L.P., Crestview Partners II (TE), L.P., Crestview Partners II (FF), L.P., Crestview

Offshore Holdings II (Cayman), L.P., Crestview Offshore Holdings II (FF Cayman), L.P. and Crestview Offshore Holdings II (892 Cayman), L.P. (collectively, the “Crestview Funds”) are members of Crestview Victory GP, LLC and limited partners of Crestview Victory. Crestview GP and the Crestview Funds may be deemed to be beneficial owners of the shares owned directly by Crestview Victory. Crestview GP has voting and investment control over such shares. Decisions by Crestview GP to vote or dispose of such shares require the approval of a majority of the members of its investment committee and the chairman of the investment committee, which is composed of the following individuals: Barry S. Volpert (chairman), Thomas S. Murphy, Jr., Robert V. Delaney, Jr., Brian P. Cassidy, Adam J. Klein, Daniel G. Kilpatrick and Bradford R. Williams. None of the foregoing persons has the power individually to vote or dispose of such shares. Each of the foregoing individuals disclaims beneficial ownership of all such shares. The address of each of the foregoing is c/o Crestview, 590 Madison Avenue, 42nd Floor, New York, NY 10022. Each Reporting Person disclaims beneficial ownership of the reported securities except to the extent of its pecuniary interest therein.

(3)

Upon the completion of the Company’s initial public offering in 2018, or IPO, a substantial majority of our employee stockholders entered into the Employee Shareholders’ Agreement pursuant to which they granted an irrevocable voting proxy with respect to the shares of our common stock they have acquired from us and any shares they may acquire from us in the future to the Employee Shareholders Committee currently consisting of Mr. Brown, Mr. Policarpo and Mr. Dhillon. All shares subject to the Employee Shareholders’ Agreement will be voted in accordance with the majority decision of those three members. Shares originally subject to the agreement cease to be subject to it when sold by the employee or upon the termination of the employee’s employment with us. The number of shares of common stock in this row includes the shares of common stock currently beneficially owned by current employees party to the Employee Shareholders’ Agreement, which consist of (i) 6,605,175 shares of Common Stock, (ii) 846,309 unvested restricted shares of Common Stock and (iii) 1,309,207 shares of Common Stock issuable upon the exercise of options. As members of our Employee Shareholders Committee, Mr. Brown, Mr. Policarpo and Mr. Dhillon share voting power over all of these shares. Other than as shown in the row applicable to each of them individually, none of Mr. Brown, Mr. Policarpo or Mr. Dhillon has investment power with respect to any of the shares subject to the Employee Shareholders’ Agreement, and each disclaims beneficial ownership of such shares. See “Relationships and Related Party Transactions—Employee Shareholders’ Agreement.”

This number does not include 11,612,144 shares of Common Stock owned by other parties to the Shareholders’ Agreement for which the Employee Shareholders Committee may be deemed to have beneficial ownership. The Employee Shareholders Committee disclaims beneficial of all such shares.

(4)

Pursuant to the Employee Shareholders Agreement, Mr. Brown, Mr. Policarpo and Mr. Dhillon each granted an irrevocable voting proxy with respect to all of the shares of our Common Stock he has acquired from us and any shares he may acquire from us in the future to the Employee Shareholders Committee as described in footnote 4 above. Each retains investment power with respect to the shares of our common stock he holds, which are the shares reflected in the row applicable to each person. This amount does not include shares owned by other parties to the Employee Shareholders Agreement for which each of Mr. Brown, Mr. Policarpo and Mr. Dhillon may be deemed to have beneficial ownership. Each of such persons disclaims beneficial ownership of all such shares.

(5)	Consists of (i) 1,743,033 shares of Common Stock and (ii) 184,005 unvested restricted shares of Common Stock.
(6)	Consists of (i) 936,148 shares of Common Stock and (ii) 81,828 unvested restricted shares of Common Stock.
(7)	Consists of (i) 129,885 shares of Common Stock and (ii) 62,175 unvested restricted shares of Common Stock.
(8)	Consists of (i) 225,875 shares of Common Stock and (ii) 37,251 unvested restricted shares of Common Stock.
(9)

Consists of (i) 169,470 shares of Common Stock held of record by the Lawrence E. Davanzo and Christine Davanzo Revocable Trust, for which Mr. Davanzo serves as trustee and (ii) 18,441 shares of Common Stock held of record by Mr. Davanzo.

(10)

Consists of 349,764 shares of Common Stock held of record by The 2007 Delaney Family LLC, an entity which Mr. Delaney controls, and excludes 5,998 shares of Common Stock, which were issued in lieu of quarterly cash director fees for Mr. Delaney’s service on the Company’s Board of Directors and for which all rights, title and interest in the shares has been previously assigned by Mr. Delaney to Crestview Advisors, L.L.C.

(11)

Consists of (i) 27,841 shares of Common Stock held of record by Mr. DeMartini’s spouse, (ii) 643,532 shares of Common Stock held of record by The DeMartini 2018 Children’s Trust, a family trust in which Mr. DeMartini’s spouse serves as the trustee and Mr. DeMartini has investment control and (iii) 10,793 shares of Common Stock held of record by Mr. DeMartini.

(12)	Consists of (i) 316,580 shares of Common Stock held of record by RJH Investment Partners, L.P., an entity which Mr. Hurst controls and (ii) 24,069 shares of Common Stock held of record by Mr. Hurst.
(13)	Consists of (i) 298,861 shares of Common Stock held of record by ADR Partners, an entity which Mr. Rappaport controls and (ii) 146,851 shares of Common Stock held of record by Mr. Rappaport.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the total shares of our Common Stock authorized and issued (or to be issued) under our equity compensation plans as of December 31, 2023:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by security holders	1,801,853	$8.76	1,107,730
Equity compensation plans not approved by security holders	—	—	—

Total	1,801,853	$8.76	1,107,730

(1)

Reflects 1,787,681 shares of our Common Stock issuable upon the exercise of options outstanding as of December 31, 2023 which were granted under the Victory Capital Holdings, Inc. Equity Incentive Plan (the “2013 Plan”), and 14,172 shares of our Common Stock issuable upon the exercise of options outstanding as of December 31, 2023 which were granted under the Victory Capital Holdings, Inc. 2018 Stock Incentive Plan (the “2018 Plan”).

(2)

Reflects 3,372,484 shares of Common Stock reserved for issuance under the 2018 Plan and 350,388 shares of our Common Stock reserved for issuance under the Victory Capital Holdings, Inc., 2018 Employee Stock Purchase Plan (the “2018 ESPP”). Except with respect to the issuances described in footnote (1) above, no further shares will be issued or distributed under the 2013 Plan. As of December 31, 2023, the Company also had issued 3,345,867 restricted shares of Common Stock under the 2013 Plan, 2,573,373 restricted shares of Common Stock under the 2018 Plan, and 41,769 shares of Common Stock under the 2018 ESPP, which are not reflected in the table because they are treated as issued and outstanding and will not have additional dilutive impact on the Company when any applicable restrictions lapse.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Amended and Restated Shareholders’ Agreement

On October 31, 2014, we entered into a Shareholders’ Agreement with Crestview Victory, and certain other persons named therein. In connection with our IPO, we amended and restated the Shareholders’ Agreement.

Crestview Victory has rights to nominate a certain number of our directors depending on their ownership and each of the stockholders party to the Shareholders’ Agreement have agreed to vote, or cause to be voted, all of their outstanding shares to ensure the election of such directors. For more information on the rights of Crestview Victory to nominate directors, see “Proposal 1: Election of Class III Directors—Director Nomination Rights Under the Shareholders’ Agreement.”

The Shareholders’ Agreement provides for certain registration rights, pursuant to which either Crestview Victory or Reverence Capital may request us, (a) to file a registration statement with the SEC, and (b) to file a shelf registration statement with the SEC. In October 2021, Crestview Victory and Reverence Capital requested us to file a registration statement with the SEC for all their outstanding shares and to subsequently file a shelf registration statement. Subject to certain conditions, we will not be obligated to (i) effect more than one underwritten offering involving substantial marketing effort in any consecutive 120-day period, and (ii) effect more than five demand registrations for Crestview Victory. In addition, Crestview Victory, and each of the remaining 2% holders of registrable securities, have certain “piggyback” registration rights, pursuant to which, subject to certain exceptions, it will be entitled to register its registrable securities alongside any offering of securities that we may undertake, subject to cutback in certain cases. The Shareholders’ Agreement also provides that we will pay certain expenses relating to such registrations and indemnify the holders against certain liabilities which may arise in connection with the registration.

Employee Shareholders’ Agreement

A substantial majority of our employee stockholders entered into the Employee Shareholders’ Agreement upon the completion of the IPO, pursuant to which they granted an irrevocable voting proxy with respect to the shares of our Common Stock they have acquired from us, and any shares they may acquire from us in the future, to the Employee Shareholders Committee. The employee stockholders who are party to the agreement beneficially own in the aggregate approximately 11% of Common Stock and voting power and the unvested restricted shares as of March 11, 2024. Any shares of our Common Stock that we may issue in the future to our employees, including under the 2018 Plan, will be subject to the Employee Shareholders’ Agreement. Shares held by an employee stockholder will cease to be subject to the Employee Shareholders’ Agreement upon termination of employment by such employee stockholder (including by death).

The members of the Employee Shareholders Committee must be our employees and holders of shares subject to the agreement. The Employee Shareholders Committee is currently composed of David C. Brown (Chairman of the Board and Chief Executive Officer), Michael D. Policarpo, (President, Chief Financial Officer and Chief Administrative Officer) and Mannik S. Dhillon (President, Investment Franchises and Solutions; Head of Product and Strategy). Employee stockholders holding shares representing a majority of the shares subject to the Employee Shareholders’ Agreement will be entitled to remove and replace the Employee Shareholders Committee members (other than the Chief Executive Officer). Each member of the Employee Shareholders Committee is entitled to indemnification from us in his or her capacity as a member of the Employee Shareholders Committee.

The Employee Shareholders Committee has the sole right to determine how to vote all shares subject to the Employee Shareholders’ Agreement, and such shares will be voted in accordance with the majority decision of those three members. Subject to its obligations under the Employee Shareholders’ Agreement, the Employee Shareholders Committee may in its discretion vote, or abstain from voting, all or any of the shares subject to the Employee Shareholders’ Agreement on any matter on which holders of shares of our Common Stock are entitled to vote, including, but not limited to, the election of directors to our Board of Directors, amendments to our certificate of incorporation or bylaws, changes to our capitalization, a merger or consolidation, a sale of substantially all of our assets, and a liquidation, dissolution or winding up.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors, executive officers and members of the Employee Shareholders Committee. The indemnification agreements and our amended and restated certificate of incorporation and bylaws require us to indemnify our directors and executive officers to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our amended and restated certificate of incorporation and bylaws also require us to advance expenses incurred by our directors and officers.

Investment Advisory Agreements

Victory Capital Management Inc. (“VCM”) has agreements to serve as the investment adviser of the Victory Funds and VictoryShares, our ETF brand, in each case with which certain of our employees are affiliated. Under the terms of the investment advisory agreements with the Victory Funds and the VictoryShares, the continuation of which is subject to annual review and approval by the board of the Victory Funds and VictoryShares, VCM earns investment management fees based on a percentage of AUM, as delineated in the respective investment advisory agreements and disclosed in the prospectus for each Victory Fund and each of the VictoryShares. The gross amount earned from advising the Victory Funds and the VictoryShares was $271.4 million for the year ended December 31, 2023.

VCM has agreed to waive its management fee and/or reimburse expenses for certain of the share classes of certain of the Victory Funds and for certain of the VictoryShares, to the extent their respective expenses exceed certain levels. In addition, VCM may decide to voluntarily reduce additional fees or reimburse any Victory Fund or any of the VictoryShares for other expenses. The amount VCM waived or reimbursed for the Victory Funds and the VictoryShares was $23.4 million for the year ended December 31, 2023.

VCM also has an agreement to serve as the investment adviser of the separate series of mutual funds the Victory Portfolios III (“the “Victory Funds III”), with which certain of our employees are affiliated. Under the terms of the investment advisory agreement with the Victory Funds III, the continuation of which is subject to the annual review and approval by the board of the Victory Portfolios III, VCM earns investment management fees based on a percentage of AUM, which for certain equity and fixed income funds are subject to a performance fee adjustment depending on the investment performance, better or worse, of those funds relative to their specified benchmark indexes, as delineated in the investment advisory agreement and disclosed in the prospectus for each Victory Funds III. For the year ended December 31, 2023, the gross amount earned from advising the Victory Funds III was $228.6 million.

VCM pays a portion of its investment management fees to unaffiliated investment advisers for services they provide as sub-advisers to certain of the Victory Funds III. In addition, VCM has agreed to waive its management fee and/or reimburse expenses for each share class of the Victory Funds III to the extent their respective expenses exceed certain levels. VCM may also decide to voluntarily reduce additional fees or reimburse the Victory Funds III for other expenses. The amount VCM waived or reimbursed for the Victory Funds III was $10.4 million for the year ended December 31, 2023.

VCM has agreements to serve as the investment adviser of the Victory Collective Funds. Under the terms of the investment advisory agreements with the Victory Collective Funds, VCM earns investment management fees based on a percentage of AUM net of fund expenses. The amount earned from advising the Victory Collective Funds was $14.7 million for the year ended December 31, 2023.

The Company also serves as investment adviser for the Victory Hashdex Nasdaq Crypto Index Fund LLC through a wholly owned subsidiary of VCM. The Company earns investment management fees from this fund generally based on the average net asset value of the fund and has agreed to reimburse expenses of the fund to the extent these expenses exceed certain levels. For the year ended December 31, 2023, gross investment management fees earned by the Company from this fund were de minimis and the amount of expenses reimbursed by the Company for this fund was $0.1 million. This fund was closed on November 7, 2023 and no longer has any assets in it.

On March 1, 2021, the Company completed the acquisition of certain assets of THB Asset Management (“THB”), including investment advisory contracts with pooled vehicles sponsored by THB (“THB Funds”) and hired the THB investment team. VCM earns investment management fees from each of the THB Funds generally based on the net asset value of the fund. VCM has agreed to waive a portion of its management fee and/or reimburse expenses of certain THB Funds. For the year ended December 31, 2023, the gross amount earned by VCM in investment management fees from the THB Funds and the amount waived or reimbursed by VCM for the THB Funds was $1.4 million and $0.3 million, respectively.

With the November 1, 2021 acquisition of alternative investment manager New Energy Capital Partners, LLC (“NEC”), VCM became the investment manager for NEC’s active private closed-end funds (the “NEC Funds”). VCM earns investment management fees based on limited partner capital commitments during the commitment period of the fund. Following the earlier of the termination of the commitment period and the beginning of any commitment period for a successor fund, VCM generally earns investment management fees, depending on the fund, based on the lesser of a) the net asset value of the fund and b) the aggregated adjusted cost basis of each unrealized portfolio investment or the limited partner capital commitments reduced by the amount of capital contributions used to make portfolio investments that have been disposed. For the year ended December 31, 2023, VCM earned $6.2 million in investment management fees from the NEC Funds.

Administration Agreements

VCM has agreements to serve as the administrator and fund accountant for the Victory Funds and VictoryShares, with which certain of our employees are affiliated. Under the terms of the administration agreements with the Victory Funds and VictoryShares, the continuation of which is subject to annual approval by the board of the Victory Funds and VictoryShares, VCM earns administration fees based on a percentage of AUM as delineated in the respective administration agreements and disclosed in the statement of additional information for each Victory Fund and each of the VictoryShares. The gross amount earned from providing administration and fund accounting services to the Victory Funds and VictoryShares was $28.3 million for the year ended December 31, 2023.

VCM pays a portion of these administration fees to an unaffiliated sub-administrator for services it provides as sub-administrator and sub-fund accountant to the Victory Funds and VictoryShares. VCM has agreed to waive a portion of its administration fees for VictoryShares to the extent the fees earned exceed the portion of fees paid to the sub-administrator for services it provides to the VictoryShares. The amount of administration fees waived by VCM for the VictoryShares was $1.8 million for the year ended December 31, 2023.

VCM also has an agreement to serve as the administrator and fund accountant for the Victory Funds III, with which certain of our employees are affiliated. Under the terms of the administration agreement with the Victory Funds III, the continuation of which is subject to annual approval by the board of the Victory Portfolios III, VCM earns administration fees based on a percentage of AUM, as delineated in the respective administration agreement and disclosed in the statement of additional information for the Victory Funds III. The gross amount earned from providing administration and fund accounting services to the Victory Funds III was $75.5 million for the year ended December 31, 2023. VCM pays a portion of these administration fees to an unaffiliated sub-administrator for services it provides as sub-administrator and sub-fund accountant to the Victory Funds III. No administration fees were waived by VCM for the Victory Portfolios III for the year ended December 31, 2023.

Transfer Agent Agreement

Victory Capital Transfer Agency, Inc. (formerly, USAA Transfer Agency Company) performs transfer agent services for the Victory Funds III, with which certain of our employees are affiliated, under a Transfer Agency Agreement, and sub-transfer agent services to the Victory Funds for member class shares under a Sub-Transfer Agency Agreement. Services include maintenance of shareholder account records, handling of communications with shareholders, distribution of Fund dividends, and production of reports with respect to account activity for shareholders and the Trust. The Transfer Agency Agreement continues from year to year subject the approval of the board of the Victory Portfolios III. The Sub-Transfer Agency Agreement, which took effect on November 2, 2020 with the launch of the member class shares, continues from year to year subject to the approval of the board of the Victory Funds. The gross amount earned from providing transfer agent services to the Victory Funds III was $54.7 million for the year ended December 31, 2023; fees earned in the year ended December 31, 2023 from sub-transfer agent services to the Victory Funds for member class shares were de minimis. VCM pays a portion of its transfer agency fees to an unaffiliated transfer agent for services it provides as sub-transfer agent to the Victory Funds III.

Distribution Agreements

Victory Capital Services, Inc., (which we call VCS) is an introducing broker-dealer registered with the SEC that has agreements to serve as the distributor for the Victory Funds, with which certain of our employees are affiliated. Under the terms of the distribution agreements with the Victory Funds, the continuation of which is subject to annual approval by the board of the Victory Funds, VCS is entitled to receive payments, if any, under the 12b-1 plan for the Victory Funds in accordance with the terms thereof and payments, if any, of sales charges as set forth in the prospectus and statement of additional information of each Victory Fund. The amount earned from providing distribution services to the Victory Funds was $21.3 million for the year ended December 31, 2023. VCS pays a portion of its distribution fees to unaffiliated broker dealers for services they provide as distributors of the Victory Funds.

VCS also has an agreement to serve as the distributor for the Victory Funds III, with which certain of our employees are affiliated. Under the terms of the distribution agreement with the Victory Funds III, the continuation of which is subject to annual approval by the board of the Victory Portfolios III, VCS is entitled to receive payments, if any, under the 12b-1 plan for the Victory Funds III in accordance with the terms thereof and payments, if any, of sales charges as set forth in the prospectus and statement of additional information of the Victory Funds III. The gross amount earned from providing distribution services to the Victory Funds III was $1.1 million for the year ended December 31, 2023. VCS pays a portion of its distribution fees to unaffiliated broker dealers for services they provide as distributors of the Victory Funds III.

VCS also serves as placement agent for certain private funds managed by VCM. VCS earned a de minimis amount of fees as placement agent for the year ended December 31, 2023.

Compliance Services Agreement

VCM has an agreement to furnish a VCM employee to serve as the Chief Compliance Officer as well as other compliance personnel and resources reasonably necessary to provide compliance design, administration and oversight services for the Victory Funds and VictoryShares with which certain of our employees are affiliated, in accordance with Rule 38a-1 under the Investment Company Act. The term of the agreement began on July 1, 2017 and initially expired on July 1, 2019 but is subject to renewal thereafter. The amount earned from providing these services to the Victory Funds and VictoryShares was $0.5 million for the year ended December 31, 2023.

VCM has an agreement to furnish a VCM employee to serve as the Chief Compliance Officer as well as other compliance personnel and resources reasonably necessary to provide compliance design, administration and oversight services for the Victory Funds III, with which certain of our employees are affiliated, in accordance with Rule 38a-1 under the Investment Company Act. The term of the agreement began on July 1, 2019 and initially expired on July 1, 2020 but is subject to renewal thereafter. The gross amount earned from providing these services to the Victory Funds III was $0.6 million for the year ended December 31, 2023.

The Company also maintains a list which has been previously shared with the Audit Committee which list all related party transactions that do not meet the definition under the Policy and all other affiliate transactions/relationships.

Review, Approval or Ratification of Transactions with Related Persons

We have adopted a written policy regarding the approval, with certain exceptions, of any transaction or series of transactions in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a “related party” (a director, director nominee, executive officer, or a person known to us to be the beneficial owner of more than 5% of our voting securities, or any immediate family member of any of the foregoing) has a direct or indirect material interest (a “related-party transaction”). Under the policy, a related party must promptly disclose to our Chief Legal Officer any potential related-party transaction and all material facts about the transaction. The Chief Legal Officer will then assess whether the transaction constitutes a related-party transaction. If the Chief Legal Officer determines a transaction qualifies as such, he or she will communicate that information to the Audit Committee, or to the Chairperson of the Audit Committee, if the Chief Legal Officer in consultation with the Chief Executive Officer or Chief Financial Officer determines it is impracticable or undesirable to wait until the next Audit Committee meeting. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee or the Chairperson of the Audit Committee, as applicable, will decide whether to approve such transaction and will generally approve only those transactions that are not inconsistent with our best interests. If we become aware of a related-party transaction that was not approved under this policy before it was entered into, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, amendment or termination of such transaction. Under the policy, any director who has an interest in a related-party transaction will recuse himself or herself from any formal action with respect to the transaction as deemed appropriate by the Audit Committee.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act and regulations of the SEC require our directors, executive officers and, with certain exceptions, persons who own more than 10% of a registered class of our equity securities, as well as certain affiliates of such persons, to file with the SEC reports of ownership of, and transactions in, our equity securities. These reporting persons are further required to provide us with copies of these reports.

Based solely on our review of such reports and written representations by the reporting persons, we believe that during the fiscal year ended December 31, 2023, our directors, officers and owners of more than 10% of a registered class of our equity securities complied with all applicable filing requirements.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The duties and responsibilities of the Audit Committee are more fully described in the Audit Committee’s written charter, which is reviewed annually and available under the Investor Relations link on our website at www.vcm.com.

The Audit Committee consists of Karin Hirtler-Garvey (Chair), Lawrence Davanzo and Alan H. Rappaport. Our Board of Directors has affirmatively determined that each of Karin Hirtler-Garvey, Lawrence Davanzo and Alan H. Rappaport meet the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and the NASDAQ rules. Each member of the Audit Committee is able to read and understand fundamental financial statements as required by the listing rules of the NASDAQ. Karin Hirtler-Garvey has been identified as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2023.

The Audit Committee has discussed with the Company’s independent auditors, Ernst & Young LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board.

The Audit Committee has also received the written disclosures and letter from Ernst & Young LLP as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Karin Hirtler-Garvey (Chairperson)
Lawrence Davanzo
Alan H. Rappaport

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

Our Audit Committee, in accordance with its charter and authority delegated to it by the Board of Directors, has appointed the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and the Board of Directors has directed that such appointment be submitted to our stockholders for ratification at the Annual Meeting.

Ernst & Young LLP has served as the Company’s auditor since 2013 and is considered by our Audit Committee to be well qualified. Our organizational documents do not require that our stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment, but may still retain Ernst & Young LLP.

Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. They also will be available to respond to appropriate questions from stockholders.

The Board of Directors and the Audit Committee recommend that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Fees Paid to the Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered for us by Ernst & Young LLP as of and for the fiscal years ended December 31, 2023 and 2022 are set forth below. The aggregate fees included in the “Audit fees” category are fees billed for the fiscal year for the audits of our annual financial statements, audits of statutory filings, and quarterly reviews. The aggregate fees included in the Audit-related and Tax fees categories are fees for services performed in the fiscal years.

	Fiscal Year 2023	Fiscal Year 2022
Audit fees	$1,584,708	$1,417,090
Audit-related fees	76,340	76,240
Tax fees	69,318	38,580

Total	$1,730,366	$1,531,910

Audit fees for the fiscal years ended December 31, 2023 and 2022 include fees and expenses related to the annual audits of our consolidated financial statements and financial statements for our broker-dealer and foreign subsidiaries, reviews of quarterly consolidated financial statements, and services that are customarily provided in connection with statutory filings.

Audit-related fees for the fiscal year ended December 31, 2023 and 2022 include fees for transfer agent annual internal control report services and foreign subsidiary XBRL services.

Tax fees for the fiscal year ending December 31, 2023 and 2022 include fees for foreign tax return compliance and consultations related to technical interpretations, applicable laws and regulations and tax accounting.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee is required to pre-approve, or adopt appropriate procedures to pre-approve, all audit and non-audit services to be provided by the independent auditors. The Audit Committee will typically pre-approve specific types of audit, audit-related, tax and other services on an annual basis. All services not pre-approved annually are approved on an individual basis throughout the year as the need arises. The Audit Committee has delegated to its chairperson the authority to pre-approve independent auditor engagements between meetings of the Audit Committee. Any such pre-approvals will be reported to and ratified by the entire Audit Committee at its next regular meeting.

All audit, audit-related, tax and other services in fiscal 2022 and 2023 were pre-approved by the Audit Committee. In all cases, the Audit Committee concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of Ernst & Young LLP’s independence.

EXECUTIVE OFFICERS

The names of our executive officers and their ages, positions and biographies are set forth below. To our knowledge, there are no family relationships among any of our directors or executive officers.

Name	Age	Position
David C. Brown	51	Chairman and Chief Executive Officer
Michael D. Policarpo	49	President, Chief Financial Officer and Chief Administrative Officer
Nina Gupta	49	Chief Legal Officer and Head of Human Resource Administration
Mannik S. Dhillon	44	President, Investment Franchises and Solutions; Head of Product and Strategy

David C. Brown has served as our Chief Executive Officer since our acquisition from KeyCorp in August 2013 and Chairman of our Board of Directors since April 2014. Mr. Brown’s full biography is set forth above in the description of our current Board of Directors.

Michael D. Policarpo has served as our President, Chief Financial Officer and Chief Administrative Officer since March 2019, and is responsible for all finance, accounting and treasury functions for the firm and the day-to-day operations of the integrated business platform, including all administrative functions. In addition, Mr. Policarpo provides support in inorganic growth sourcing, evaluation and execution and business platform integration. Mr. Policarpo joined the firm in 2005 and served as our Chief Financial Officer from our acquisition from KeyCorp in August 2013 until July 2017, and our Chief Operating Officer from February 2016 until February 2019 among various other roles. Prior to joining Victory, he served as Vice President of Finance for Gartmore Global Investments, Inc. where he was responsible for strategic planning in conjunction with Gartmore’s senior management teams. He held several other positions during his five years at Gartmore, including Chief Financial Officer of Advisor Services and corporate controller. Prior to his tenure with Gartmore, he worked for Ernst & Young LLP as a senior accountant in the Assurance & Advisory Business Services unit with a focus on investment management companies, registered investment companies and broker-dealers. Mr. Policarpo holds a Bachelor of Science degree in accounting and finance from Lehigh University. He is a Certified Public Accountant and holds Series 7, 24, 27 and 99 securities licenses.

Nina Gupta has served as our Chief Legal Officer and Secretary since July 2016 and in November 2019 she assumed the role of Head of Human Resource Administration. Previously, Ms. Gupta was General Counsel and Secretary of RS Investment Management Co. LLC, or RS Investments, from April 2013 until RS Investments was acquired by Victory in July 2016. Prior to joining RS Investments, Ms. Gupta worked at BlackRock Inc., where she was a Managing Director and Deputy General Counsel of BlackRock Institutional Trust Company, responsible for providing legal advice in connection with corporate matters, counterparty trading, transactional documentation, and regulatory issues in connection with a variety of different fund structures and accounts. Previously, Ms. Gupta was an associate at the law firm of Shearman & Sterling LLP in New York, NY and Menlo Park, CA, where her practice focused on general corporate, structured finance and banking matters. Ms. Gupta has extensive legal and regulatory experience in the financial services industry and had also executed several transactions in the asset management sector during her legal career. Ms. Gupta earned a law degree from the University of London and a Masters in Law from the University of Cambridge.

Mannik S. Dhillon has held the position of President of Investment Franchises & Solutions for Victory Capital and Head of Product & Strategy since December 2023. In this capacity, he acts as a strategic advisor for Victory Capital’s independent investment franchises, focusing on implementing best practices, managing risks, and aligning investment strategies with client requirements. Additionally, Mr. Dhillon oversees the VictoryShares and Solutions business, managing the firm’s multi-asset, multi-manager, active quantitative, and exchange-traded fund platform. His responsibilities also extend to leading product development, management, and strategy initiatives, collaborating with investment franchises and the Solutions platform to enhance products, extend offerings, and introduce innovations tailored to client needs. Before joining Victory Capital in 2015, Mr. Dhillon served as a managing director and head of manager research at Wilshire Associates. During his tenure, he led the team responsible for assessing asset managers for inclusion in Wilshire’s multi-manager portfolios, serving both institutional and intermediary clients. Prior to his role at Wilshire, Mr. Dhillon worked as a manager research and defined contribution consultant at Hewitt Associates (now AON). Mr. Dhillon earned his Bachelor of Business Administration degree in finance from the University of Georgia and holds the Chartered Financial Analyst® and Chartered Alternative Investment Analyst designations.

VICTORY CAPITAL HOLDINGS, INC.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (CD&A) describes the philosophy, objectives, process, components and additional aspects of our executive compensation program for the fiscal year ended December 31, 2023. This CD&A is intended to be read in conjunction with the compensation tables that immediately follow this section, which provide historical compensation information for our named executive officers (NEOs):

David C. Brown	Chairman and Chief Executive Officer
Michael D. Policarpo	President, Chief Financial Officer, and Chief Administrative Officer
Nina Gupta	Chief Legal Officer and Head of Human Resources Administration
Mannik S. Dhillon	President, Investment Franchises and Solutions; Head of Product and Strategy
Kelly S. Cliff(1)	Former President, Investment Franchises

(1)	Mr. Cliff ceased to be an executive officer in 2023 and left the Company effective March 15, 2024.

I.	EXECUTIVE SUMMARY

As of December 31, 2023, we ceased to be an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 and, as a result, we are required to present this CD&A in our Proxy Statement and hold a non-binding advisory shareholder vote on our executive compensation program (known as “Say on Pay”) during our 2024 Annual Meeting of Shareholders.

Company Overview: 2023 Financial Performance and Strategic Performance

Victory Capital is a diversified global asset management firm with $166.6 billion in total assets under management (“AUM”) as of December 31, 2023. Our differentiated business platform combines boutique investment qualities of traditional and alternative investment managers with the benefits of an integrated, centralized (not standardized) operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 11 autonomous Investment Franchises and a Solutions platform, Victory Capital offers a wide array of investment products and services, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, a 529 Education Savings Plan, and brokerage services.

Our Company’s performance was strong during 2023 as reflected in our investment, financial and strategic results:

Investment Performance: Our investment performance—which is the best indicator of our ability to deliver superior results for clients and ultimately shareholders—continued to be strong with 70% of mutual fund and ETF AUM earning four or five star overall Morningstar ratings as of December 31, 2023. This was broadly diversified spanning across 42 different products. 44% of our AUM in mutual funds and ETFs were ranked in the top quartile by Morningstar. As of December 31, 2023, 79% of our strategies by AUM had returns in excess of their respective benchmarks over a ten-year period, 84% over a five-year period, 62% over a three-year period, and 49% over a one-year period. On an equal-weighted basis, 63% of our strategies have outperformed their benchmarks over a ten-year period, 62% over a five-year period, 63% over a three-year period, and 56% over a one-year period.

All figures as of December 31, 2023

•

Financial Performance: Despite a challenging time for the asset management industry, our financial performance was strong relative to the industry environment as measured by revenues, earnings, and capital returned to shareholders.

[1]	Values in this section are shown on an “as adjusted” basis. For a reconciliation with GAAP, please see Appendix A

•	Strategic Performance: Our performance versus key strategic objectives was also strong during 2023. In particular:

•	We generated total returns for our shareholders of 33.5% in the form of VCTR stock price appreciation and dividends. (Source: FactSet)

•

We continued to advance our product development initiatives with the development of two new ETFs and an active alternatives strategy and the launch of new Collective Investment Trusts (CITs) for five of our Investment Franchises.

•	We expanded the investment options for our direct investor business (branded “Victory Capital InVest,”) with the addition of open architecture brokerage capabilities.

•

We sold certain accounts managed by the former fixed income franchise INCORE, decommissioned the brand and consolidated the majority of the assets managed by INCORE under the Victory Income Investors brand, a scaled fixed income platform with a wide range of fixed income products.

•	We strengthened our balance sheet to increase flexibility and support our M&A strategy. We accumulated cash and reduced our leverage ratio.

•	We retained our existing talent with minimal unplanned turnover and successfully recruited new talent.

•	We continued to invest for future growth in strategic areas including data and analytics, digital marketing, technology, product development and strategic hiring in a number of areas.

2023 Executive Pay Decisions

Following a rigorous evaluation of performance, our Compensation Committee made the following decisions about 2023 compensation for our NEOs. Importantly, the amounts shown below correspond with how our Board and Compensation Committee consider pay for purposes of annual pay decision-making. This table is not a substitute for the Summary Compensation Table, which is set forth on page 45, with the pay amounts shown below displayed in a manner that differs from the rules applicable to the Summary Compensation Table.

	2023
	Base Salary	Incentives			Total Annual Compensation
NEO		Cash Bonus	Victory RSAs	Total
David C. Brown	600,000	1,620,000	7,700,000	9,320,000	9,920,000
Michael D. Policarpo	450,000	600,000	4,000,000	4,600,000	5,050,000
Nina Gupta	400,000	800,000	1,350,000	2,150,000	2,550,000
Mannik S. Dhillon	300,000	700,000	800,000	1,500,000	1,800,000
Kelly S. Cliff	425,000	—	—	—	425,000

Key 2023 Executive Compensation Program Actions

Base Salaries. Our NEOs’ base salaries remained unchanged from the prior year.

Incentives: Higher Allocation to Equity for the Chairman and Chief Executive Officer and the President, Chief Financial Officer, and Chief Administrative Officer. For the total incentives awarded to the CEO and the CFO in respect of 2023, more than 80% was in the form of restricted stock, a meaningful increase over the prior year. The Compensation Committee sought to increase the equity component of the incentive payout, further strengthening the alignment of the interests of the CEO and the CFO with those of our shareholders.

Extended Equity Vesting Periods. To further reinforce a long-term perspective and to further align our CEO’s and CFO’s interests with those of our shareholders over the long term, our equity grants in respect of 2023 (that were made in early 2024) to the CEO and CFO have four year pro rata vesting terms, in contrast to prior equity grants which had two and three year terms.

Stock Ownership Guidelines. We have implemented executive Stock Ownership Guidelines that help: reinforce a long-term perspective to business decision-making; strengthen the alignment of interests between our NEOs and our shareholders; and demonstrate our commitment to sound corporate governance. As of December 31, 2023, all of our NEOs were in compliance with the new Stock Ownership Guidelines.

Clawback Policy. We have adopted a clawback policy that is compliant with SEC rules and NASDAQ listing standards and that is designed to recoup any erroneously awarded compensation resulting from certain accounting restatements. If we are required to prepare an accounting restatement, then all incentive compensation paid to each current or former executive officer for the restated period (up to three years) will be recalculated based on the restated results. To the extent the recalculated incentive compensation is less than the incentive compensation actually paid or credited to such executive officer for that period, the excess amount must be forfeited or returned to us.

II.	OUR EXECUTIVE COMPENSATION PROGRAM

Our executive compensation program is inextricably linked to our strategic objectives, culture, human capital approach and the working relationship between our Board and management.

Overall Business Objectives, Pay Objectives and Pay Decision-Making

For the past 11 years—first, as an independent, private Company, and since 2018 as a publicly held company—we have operated with one objective: to deliver superior long-term results to our clients and shareholders. We work to achieve this objective by:

•	Recognizing that our greatest asset is our people, who strive for excellence in investment performance, client service, and shareholder returns,

•	Promoting a culture of ownership of our investment products, our Company’s equity, and in the work that we do,

•	Providing our Investment Franchises with investment autonomy, skilled resources, and operating clarity,

•	Promoting an operating environment focused on service excellence and an ownership mindset, and

•	Ensuring ongoing, engaged and informed dialogue between our senior management team and our Board of Directors about our Company’s planned and actual performance.

Our executive compensation program supports our Company’s objectives by:

•	Balancing the need to provide our employees with fair, competitive, and performance-based pay and our shareholders with strong financial returns,

•

Empowering our Board to make appropriate decisions about pay, based on carefully considering financial market performance and their effects on our business results; the goals set under our rigorous goal-setting process; our performance relative to those goals; new and emerging business priorities, opportunities, and risks; and labor market pay trends and requirements, and

•	Reinforcing reciprocal trust between our different stakeholders: clients, shareholders, and employees.

In more specific terms, our executive pay program consists of base salary and total incentive awards that contain cash and equity components. In making decisions about our NEOs’ total compensation, our Compensation Committee considers:

•	Company and individual performance versus investment, financial and strategic objectives,

•	Pay requirements for our investment and sales teams and our support staff,

•	The individual NEO’s prior year total compensation and current base salary,

•	Competitive market pay rates for the individual NEO’s position, and

•

The desired allocation of total incentive awards between cash and equity components—a relationship that can vary from year-to-year based on an assessment of available share reserve levels, the value of individual NEOs’ unvested equity holdings and its retentive value, and other factors.

Executive Compensation Program Principles

Our Compensation Committee regularly reviews our executive compensation program to ensure that it supports the following principles:

•	Enhance shareholder value creation and align shareholder and management interests by delivering a significant portion of total incentives in equity that is subject to multi-year vesting.

•

Attract and retain top talent—not just executives, but at all job levels and across all functions—recognizing that we operate in an intensely competitive, people-dependent business and our employees are the greatest source of sustained, competitive advantage.

•	Pay for performance for execution of our investment, financial and strategic objectives that, over time, directly align with long-term value creation for our clients and shareholders.

•	Emphasize variable, at-risk pay, with fixed base salary representing a relatively small portion of our NEOs’ total compensation.

•	Reflect best practices relative to pay governance and pay disclosure.

Compensation Program Governance

Our Compensation Committee assesses the effectiveness of our executive compensation program to mitigate risk and ensure sound governance, which includes adhering to the following best practices:

What We Do
✓	Pay for Performance	The majority of our NEOs’ total compensation opportunity is variable and at-risk.
✓	Independent Compensation Consultant	We have engaged an independent compensation consultant to provide information for use in Compensation Committee decision-making.
✓	Clawback

We maintain a clawback policy to recoup cash and equity-based incentives paid to executive officers if we are required to restate our financial statements due to material noncompliance with a financial reporting requirement.

✓	Stock Ownership Guidelines	We have Stock Ownership Guidelines for NEOs to maintain meaningful levels of stock ownership.
✓	Peer Data

We assess market pay requirements by focusing on compensation data for similar positions at other asset management firms of comparable size and type. The peer group is reviewed annually for reasonableness.

✓	Risk Assessment	We conduct an annual risk assessment of our compensation program to ensure that our policies and practices are not likely to have a material, adverse effect on the Company.
✓	Compensation Committee Composed of Independent Directors	Our Compensation Committee is composed of all independent directors.

What We Don’t Do
×	Limited Perks	We do not provide any material perquisites to NEOs.
×	No Excise Tax Gross-Ups	We do not provide excise tax gross-ups on change-in-control payments.
×	No Hedging or Pledging of Company Shares	We do not permit our NEOs and directors to hedge or pledge their Company shares.
×	No Single-Trigger Change in Control Benefits	We do not provide single-trigger change in control benefits; such benefits are provided under double-trigger circumstances only.
×	No Special Health or Welfare Benefits

We do not provide special health or welfare benefits. Our NEOs participate in broad-based Company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

Compensation Program Elements

Our executive compensation program consists of base salary and total incentive awards that include a cash bonus component and an equity component. The Compensation Committee regularly reviews our executive compensation program to ensure that it aligns with our compensation principles and objectives, business strategy, and competitive market practice. Reflecting our performance-based culture, the majority of our NEOs’ total compensation is variable, at-risk pay, with a significant portion of that pay delivered in equity that reinforces clear and direct alignment with long-term shareholder interests and returns.

Element	Description	Additional Detail
• Base Salary	Fixed cash compensation. Determined based on: (1) each NEO’s position, experience, and performance; and (2) competitive market conditions.

Base salaries are intended to provide stable compensation to our NEOs, allowing us to attract and retain skilled executive talent.

While base salaries are reviewed annually, as the fixed element of compensation, base salary adjustments are expected to occur infrequently.

• Total Incentives

The variable or at-risk portion of annual total compensation.

Determined based on: (1) each NEO’s position, experience, prior year total compensation and current base salary; (2) competitive market conditions; (3) the desired allocation between cash and equity components, based on an assessment of available share reserve levels, the value of individual NEOs’ unvested equity holdings and its retentive value, and other factors; and (4) most importantly, the Compensation Committee’s holistic assessment of actual performance versus Company-wide and individual goals.

Our Board and Compensation Committee take a total incentive approach to pay decision-making. By focusing pay decision-making on one total incentive amount, the Board and Compensation Committee:

•  Unambiguously link performance and pay.

•  Avoid the unnecessary problems and complexity of fragmented pay decision-making, with one set of performance and pay decisions made about cash bonuses and another set of performance and pay decisions made about equity incentives.

Element	Description	Additional Detail

• Cash Bonus	Represents the cash portion of each NEO’s total incentive.

Typically, the actual percentage amount of each NEO’s total incentive varies by year and/or NEO based on the Compensation Committee’s assessment of multiple criteria, including various factors and competitive market practice.

• Equity

Represents the portion of each NEO’s total incentive that is delivered in time-vested Company shares. The time-based shares accrue dividend equivalents during the service period, which are paid at the time the shares vest and common stock is issued.

Equity-based compensation is designed to motivate and reward achievement of our multi-year strategic goals, align NEO and shareholder interests, and attract and retain top talent. The actual amount varies by year and/or NEO based on the Compensation Committee’s assessment of multiple criteria, including, but not limited to, dilution to shareholders, available share reserve levels, the value of individual NEOs’ unvested equity holdings and its retentive value, and competitive market practice and other factors.

III.	COMPENSATION DETERMINATION PROCESS

Compensation Process Calendar

Our Compensation Committee takes a structured approach to establishing goals and objectives, reviewing Company and individual performance, and determining NEO compensation. This process takes place over the course of each year as described below.

Role of the Compensation Committee

The Compensation Committee establishes our compensation philosophy, objectives, and principles; determines the structure, components, and other elements of executive compensation; and reviews and approves the compensation of our NEOs and as applicable recommends it for approval by the Board of Directors.

In accordance with its charter, the Compensation Committee:

•	Takes an active role in reviewing and approving our near- and long-term strategic goals and objectives and the goals and objectives of our individual NEOs, focusing largely on our CEO.

•	Reviews and evaluates our Company’s performance and our CEO’s performance and recommends to the Board the approval of our CEO’s total compensation (generally at its January meeting).

•	Reviews and approves our CEO’s recommendations for other NEOs’ total compensation and recommends it to our Board as required by federal securities laws.

•

Reviews all of our compensation programs, covering our NEOs, investment franchises and other Victory employees, ensuring that these programs are aligned with our clients’ and our shareholders’ interests and are not likely to increase risk to the Company.

•	Reviews all our benefits programs covering our employees to ensure our benefits offering remains comprehensive and competitive.

The composition of both our Board, on the one hand, and our executive management team, on the other, has remained relatively consistent, enabling Board members, including those who have served on the Compensation Committee, to have a deep understanding of the asset management industry, our Company, our executive compensation program, and each of our NEOs.

Our CEO is not present when the Compensation Committee discusses and formulates the final compensation recommendation for the CEO.

Role of the Independent Compensation Consultant

The Compensation Committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties, and pursuant to its charter, the Compensation Committee has the authority to select and retain independent advisors and counsel to assist it with carrying out its duties and responsibilities. The Compensation Committee has engaged Aon McLagan to serve as its independent compensation consultant. Aon McLagan has provided the Compensation Committee with guidance about competitive pay trends and pay levels, counsel related to executive compensation program practices and program design, and assistance in other related matters.

The Compensation Committee has assessed the independence of Aon McLagan pursuant to SEC and NASDAQ rules, considering each of the factors set forth by the SEC and the NASDAQ with respect to a compensation consultant’s independence. Based on its evaluation of these factors, the Compensation Committee concluded that there were no conflicts of interest, and that Aon McLagan is independent.

While the Compensation Committee took into consideration the review and recommendations of Aon McLagan as well as the practices of our compensation peer group when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.

Role of the CEO

With the input of the CEO, the Compensation Committee also establishes the compensation for all the other NEOs. As part of this process, the CEO evaluates the other NEOs’ performance, reviews the market pay competitiveness of the other NEOs’ positions, and makes recommendations to the Compensation Committee regarding the other NEOs’ base salary and total incentive levels.

The CEO’s input is particularly important given his greater insights relative to these NEOs’ day-to-day performance and the significance of incentive compensation in driving overall results. While the Compensation Committee considers the CEO’s pay recommendations related to the other NEOs, the Compensation Committee makes the ultimate determinations regarding the compensation of these officers, subject to the Board’s final approval as required by federal securities laws.

Role of Management

The Compensation Committee also works with members of our management team, including Finance and Human Resource professionals. Management supports the Compensation Committee by providing information on Company and individual performance and management’s perspective and recommendations on compensation matters. The Compensation Committee does not delegate any of its functions to others in setting the compensation of our NEOs.

Competitive Market Information

The Compensation Committee determines executive compensation based on a holistic and balanced assessment of multiple factors, including our performance relative to financial and strategic objectives (viewed quantitatively and qualitatively), the individual NEO’s portfolio of responsibilities, performance and compensation paid in prior years, employee retention, turnover, and competitive market pay trends.

The Compensation Committee believes that obtaining relevant market data is important because it serves as a reference point for making decisions and provides helpful external context. When making decisions about the structure and component mix of our NEOs’ compensation, the Compensation Committee takes into consideration the amounts, structure, and components of the executive compensation programs of other comparable companies, as derived from public filings, surveys and other sources, including materials provided by its independent compensation consultant.

In assessing pay levels and practices of comparable companies, the Compensation Committee considers data from multiple peer groups, including:

•	Survey data for a broad range of publicly- and privately-owned asset management firms with assets under management (AUM) within a reasonable range of Victory’s AUM.

•	Proxy statement data for the following publicly-owned asset management firms:

Affiliated Managers Group, Inc.	Franklin Resources, Inc.
AllianceBernstein Holding L.P.	Invesco Ltd.
Ameriprise Financial, Inc.	Janus Henderson Group plc
Artisan Partners Asset Management, Inc.	T. Rowe Price Group, Inc.
BlackRock, Inc.	Virtus Investment Partners, Inc.
Cohen & Steers, Inc.	WisdomTree, Inc.
Federated Hermes

Consistent with best practices for corporate governance, the Compensation Committee completes an annual review of these peers and the associated competitive market information.

Compensation Committee’s Use of Judgement in Determining Incentive Payouts

As a global asset management firm, our revenues vary with the performance of financial markets. Holding all other variables constant, when, for example, equity markets rise, our Company’s revenues increase. Conversely, when equity markets decline, our Company’s revenues decrease. Given that financial market performance is both uncertain and outside of our management’s control, we believe that it would not be prudent to link our NEOs’ compensation to business results using rigid formulas or incentive payout scales. That is, with financial markets having a significant impact on our financial results, using rigid formulas and/or payout scales could have unintended consequences, such as overemphasizing short-term performance or inadvertently over-paying or under-paying our NEOs—regardless of the NEOs’ true impact on delivering results for our clients or shareholders.

For these reasons, our Compensation Committee believes that holistic judgment is required to effectively evaluate our NEOs’ performance and determine their annual compensation. Our decision-making approach is rigorous, complex, time-consuming and deliberate, especially given that it involves isolating factors that were outside of management’s control (e.g., financial market impact on our revenues) from those that were within their control. As part of this approach, the Compensation Committee employs a consistent, structured process for:

•	Establishing financial/quantitative and strategic/qualitative objectives that will drive sustained increases in shareholder value

•	Reviewing performance versus these objectives at regularly scheduled meetings throughout the year

•	Referencing competitive market information provided by the compensation consultant, and executives’ prior year compensation

•	Reviewing Company and individual achievements with NEOs at these regularly scheduled meetings, and

•	After year end, determining total incentive awards for each NEO and the allocation of the total incentive award into cash bonus and equity components.

The Compensation Committee strongly believes that, given the nature of our business, our shareholders benefit from an executive pay program that is based on a thoughtful, holistic, rigorous and deliberate decision-making process, rather than one that is based on rigid and inflexible formulas.

IV.	2023 EXECUTIVE COMPENSATION

As noted earlier, our Compensation Committee takes:

•	A consistent, structured approach to establishing goals and objectives, reviewing Company and individual performance against such goals, and determining NEO compensation.

•

An approach to pay decision-making and awards of total cash and equity incentives that considers: (1) each NEO’s position, experience, prior year total compensation and current base salary; (2) the competitive market for the position; (3) the desired allocation between cash bonus and equity components, and (4) most importantly, the Company’s and individual’s actual performance versus Company-wide and individual goals.

Reflecting these approaches, this section of our CD&A reviews how, in January 2024, the Compensation Committee assessed 2023 performance and determined 2023 NEO compensation.

The Compensation Committee’s evaluation of 2023 performance focused primarily on the Company’s overall performance versus investment, financial and strategic objectives, recognizing that:

•	Our Company’s long-term success ultimately depends on delivering superior investment performance for clients. Our NEOs directly and indirectly impact the investment performance in their roles. Our

President, Investment Franchises and Solutions, Head of Product and Strategy is directly responsible for the investment performance of our Solutions platform while all of our NEOs play critical roles in recruiting, retaining and motivating investment talent and ensuring an environment that puts them in the best position to succeed. Our NEOs oversee the operating platform upon which the investment teams rely, freeing the teams to focus on managing assets and serving clients.

•

Our NEOs are primarily responsible for achieving our strategic and financial and objectives, with our CEO responsible for all of these objectives and the other NEOs responsible for different cascading combinations of these objectives, depending on their particular position.

The Compensation Committee’s evaluation emphasized the strong success of the CEO and other NEOs in achieving key investment and strategic goals, and also, given 2023 market conditions, still managing to achieve strong financial performance relative to the industry environment. The Compensation Committee’s assessment of our Company and NEO’s 2023 performance is summarized below.

As our Chief Executive Officer, Mr. Brown is responsible for the development, execution, and oversight of the Company’s strategy. He provides experienced executive leadership to our team to deliver results to clients and shareholders. Mr. Brown sets the tone within the organization and oversees all aspects of our business, as well as engaging with clients and business partners.

2023 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2023 Performance Highlights	Compensation Committee’s Assessment versus Expectations
Investment Performance	Significant

Under Mr. Brown’s leadership the Company generated strong overall investment performance for 2023, including:

•  70% of total mutual fund and ETF assets under management have four or five star overall ratings with Morningstar, broadly diversified across 42 different mutual funds and ETFs.

•  79% of the Company’s strategies by AUM had returns in excess of their respective benchmarks over a ten-year period, 84% over a five-year period, 62% over a three-year period, and 49% over a one-year period.

•  On an equal-weighted basis, 63% of the Company’s strategies have outperformed their benchmarks over a ten-year period, 62% over a five-year period, 63% over a three-year period, and 56% over a one-year period.

•  44% of Company’s mutual fund and ETF AUM was ranked in the top quartile by Morningstar.

Exceeds Expectations

2023 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2023 Performance Highlights	Compensation Committee’s Assessment versus Expectations
Financial Performance	Significant

In 2023, markets moved in response to inflation and unemployment data, Federal Reserve interest rate actions and geopolitical factors, among other things, and volatility was a constant. Even with these market conditions, the Company under Mr. Brown’s leadership met or exceeded many, but not all, of its financial objectives:

•  Assets under management were $167 billion.

•  Revenue was $821 million.

•  Adjusted EBITDA was $418 million.

•  Adjusted EBITDA Margin was 50.9%.

•  Long-term gross flows of $23.3 billion.

•  Long-term net outflows of $6.2 billion.

•  Adjusted earnings with tax benefit per diluted share was $4.51 per diluted share in 2023.

•  Return of capital to shareholders of $243 million, the highest in Company history, from share buybacks and dividends.

Meets Expectations
Strategic Performance	Significant

Under Mr. Brown’s leadership the Company exceeded its 2023 strategic objectives on or ahead of plan. The Company:

•  Generated total returns for our shareholders of 33.5% in the form of VCTR stock price appreciation and dividends. (Source: FactSet)

•  Continued to advance product development initiatives with the development of two new ETFs and an active alternatives strategy and the launch of new Collective Investment Trusts (CITs) for five Investment Franchises.

•  Expanded the investment options for its direct investor business (branded “Victory Capital InVest,”) with the addition of open architecture brokerage capabilities.

•  Sold certain accounts managed by the former fixed income franchise INCORE, decommissioned the brand and consolidated the majority of the assets managed by INCORE under the Victory Income Investors brand, a scaled fixed income platform with a wide range of fixed income products.

Exceeds Expectations

2023 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2023 Performance Highlights	Compensation Committee’s Assessment versus Expectations

•  Strengthened our balance sheet to increase flexibility and support our M&A strategy. The Company accumulated cash and reduced its leverage ratio.

•  Retained existing talent with minimal unplanned turnover and successfully recruited new talent.

•  Continued to invest for future growth in strategic areas including data and analytics, digital marketing, technology, product development and strategic hiring in a number of areas.

•  Served as an ambassador of Victory’s culture. Hosted virtual and in-person town halls driving connectivity with employees.

Overall Evaluation			Exceeds Expectations

Michael D. Policarpo: President, Chief Financial Officer, and Chief Administrative Officer

Reporting to our Chief Executive Officer, our President, Chief Financial Officer, and Chief Administrative Officer is responsible for the company’s financial operations, accounting, and treasury management, as well as the day-to-day operations of the business platform, including all operational and administrative functions. Mr. Policarpo also supports inorganic growth sourcing, evaluation, and execution, as well as business platform integration.

2023 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2023 Performance Highlights	Compensation Committee’s Assessment versus Expectations
Financial Performance	Most Significant

Supported strong financial performance and drove shareholder return by:

•  Managing Company spending in a disciplined, cost-effective manner; executing our operating model, which affords the business scale and consistency of operating margins.

•  Delivering strong financial results under challenging market conditions: $821 million in revenue, $418 million in Adjusted EBITDA with consistently strong Adjusted EBITDA margins.

•  Monetizing floating-to-fixed swap generating $43 million in cash, swap generated total benefit of $56 million inclusive of the gain on the monetization and, prior to the monetization, through reduction in interest expense.

•  Executing a balanced and prudent capital management strategy that saw record capital returned to shareholders in 2023 of

Exceptional Performance

2023 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2023 Performance Highlights	Compensation Committee’s Assessment versus Expectations

$243 million, an increase of 21% over 2022; executing to support investment realizations by our private equity shareholders resulting in significant reduction of private equity ownership.

•  Overseeing high performing Accounting, Finance, Technology, Operations, and Administrative functions.

Strategic Performance	Significant

•  Represented the Company in numerous investor relations activities with non-deal roadshows, conferences, investor meetings and analyst interactions.

•  Supported acquisition activities by evaluating opportunities, providing financial analysis and integration planning, conducting due diligence and overseeing business strategy.

•  Negotiated significant cost savings across strategic contracts with key business partners and oversaw negotiations of business terms.

•  Successfully implemented SOX 404b compliance program and prepared the Company for it becoming a Large Accelerated Filer.

•  Serve as an ambassador of Victory’s culture.

Exceptional Performance
Overall Evaluation			Exceptional Performance

Nina Gupta: Chief Legal Officer and Head of Human Resources Administration

Reporting to our President, Chief Financial Officer and Chief Administrative Officer, our Chief Legal Officer and Head of Human Resources Administration is responsible for leading our global legal and compliance functions and for working with our other executives in supporting our human resources programs. Ms. Gupta has dotted line reporting to the Chairman and Chief Executive Officer.

2023 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2023 Performance Highlights	Compensation Committee’s Assessment versus Expectations
Financial Performance	Significant

Supported financial and profitability performance by:

•  Managing legal spending in a disciplined, cost-effective manner.

•  Looking for opportunities to minimize expenses and realize cost savings, and improve efficiency through technology.

•  Transforming the HR function into an effective, efficient and high-performing team.

Exceptional Performance

2023 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2023 Performance Highlights	Compensation Committee’s Assessment versus Expectations
Strategic Performance	Most Significant

•  With respect to distribution and marketing initiatives:

•  Assisted with launches of new products and vehicles and helped with evaluations of new product ideas.

•  Actively partnered with prospects, clients and internal teams on RFPs, due diligence, and client onboarding activities.

•  Developed the legal, compliance and infrastructure capabilities needed to support our alternative asset platform.

•  Helped build our social media presence in existing and new channels, ensuring compliance with applicable laws.

•  In our direct investor business, led legal and compliance activities required for the launch of a new self-directed brokerage platform.

•  Assured compliance with new SEC rules applicable to Victory’s business.

•  Negotiated significant strategic contracts with key business partners.

•  Works closely with the Mutual Fund Board of Trustees in connection with legal and compliance matters.

•  Supported acquisition activities by providing legal advice, conducting due diligence, and drafting and reviewing agreements.

•  Manages all aspects of Human Resource programs, benefits and risk.

•  Serve as an ambassador of Victory’s culture and is chair of our Diversity and Inclusion Committee; support activities of several Employee Resource Groups (ERGs).

Exceptional Performance
Overall Evaluation			Exceptional Performance

Mannik Dhillon: President, Investment Franchises and Solutions; Head of Product and Strategy

Reporting to our Chief Executive Officer, the President, Investment Franchises and Solutions and Head of Product and Strategy serves as a strategic resource to our independent investment franchises and is responsible for leading our VictoryShares ETF and Solutions platform and our product development, management and strategy efforts.

2023 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2023 Performance Highlights	Compensation Committee’s Assessment versus Expectations
Investment Performance	Significant

In 2023, with responsibilities leading our Solutions platform and investment results, across strategy and asset class types, generated strong overall investment performance, including:

•  Multi-Asset

•  Material improvement in performance trends.

•  Multi-Manager Equities

•  Material improvement in performance trends as evidenced by a positive change in fulcrum fees.

•  Quantitative Equity

•  Strong near-term and since inception performance.

Meets Expectations
Financial Performance	Significant

Supported financial and profitability performance by:

•  Managing Solutions and Product expenses in a disciplined, cost-effective manner.

•  Identifying and executing on rationalization opportunities to eliminate unprofitable products.

•  Successful negotiation of reduced fees from index provider.

•  Successful negotiation to retain significant pool of assets with a third party.

Exceeds Expectations
Strategic Performance	Most Significant

•  Led the launch of three new strategies, two being passive and one active alternatives strategy.

•  Led the launch of two new ETFs.

•  Led the launch of Collective Investment Trusts (CITs) for five of our Investment Franchises.

•  Led the liquidation of 20+ funds/share classes to better allocate resources for the product platform.

•  Supported multiple franchises on product changes.

Meets Expectations

2023 Performance Assessment

Performance Component	Relative Weight for NEO Compensation Decision-Making	2023 Performance Highlights	Compensation Committee’s Assessment versus Expectations

•  Assisted in the rebranding of USAA Funds to Victory Funds.

•  In our direct business, assisted in the launch of our new self-directed brokerage platform through product design, product strategy and selection.

•  Supported acquisition activities by providing investment and product insight, conducting due diligence, and positioning the strength of Victory’s platform.

•  Serve as an Ambassador of Victory’s culture.

Overall Evaluation			Meets Expectations

Our Compensation Committee’s determinations of 2023 total incentives for each of our NEOs and the allocation of their 2023 total incentive between cash and equity components is shown below. These incentive amounts recognize that:

•

Our CEO and Company performed at an “Exceeds Expectations” level in 2023, with investment performance rated as “Exceeds Expectations”, financial performance rated at “Meets Expectation” and strategic performance rated at “Exceeds Expectations”.

•	Our Compensation Committee continues its long-standing approach of balancing the need to provide shareholders with superior financial returns and to provide employees with competitive compensation.

	2023
	Base Salary	Incentives			Total Annual Compensation
NEO		Cash Bonus	Victory RSAs	Total
David C. Brown	600,000	1,620,000	7,700,000	9,320,000	9,920,000
Michael D. Policarpo	450,000	600,000	4,000,000	4,600,000	5,050,000
Nina Gupta	400,000	800,000	1,350,000	2,150,000	2,550,000
Mannik S. Dhillon	300,000	700,000	800,000	1,500,000	1,800,000
Kelly S. Cliff	425,000	—	—	—	425,000

Post-Employment Compensation

Qualified Retirement Plans

We offer a tax-qualified 401(k) defined contribution plan covering substantially all of our U.S. employees, including our NEOs. Eligible employees may make voluntary pre-tax and post-tax contributions to the 401(k) plan and, for employees who have completed at least one year of service, are eligible for matching company contributions in an amount equal to 100% of the first 6% of the employee’s eligible compensation contributed to the plan. The 401(k) plan also permits discretionary company contributions. All contributions to the 401(k) plan are subject to certain limitations under the Internal Revenue Code.

Nonqualified Deferred Compensation Plan

Messrs. Brown, Policarpo, Dhillon and Ms. Gupta currently participate in the Victory Capital Management Inc. Deferred Compensation Plan, or the NQDC Plan, a nonqualified deferred compensation plan maintained by us primarily for the benefit of a select group of management or highly compensated employees. Pursuant to the NQDC Plan, participants may elect to defer up to 100% of their base compensation and cash incentive compensation. The Company may provide a matching contribution, up to a limit, and may also provide a discretionary contribution. A participant is 100% vested in their deferral contributions when contributed and 100% vested in our matching contributions after three years of continuous service. All of our NEOs are fully vested in their NQDC account balances as they have met the vesting criteria of three years of continuous service.

Change In Control and Severance Provisions

We believe that the possibility of a change in control creates uncertainty for our NEOs regarding their continued employment, because such transactions frequently result in senior management changes. Change in control protections help to alleviate these concerns, allowing executives to focus their attention on growing our business. In addition, these protections encourage executives to remain with us during the threat or negotiation of a change in control transaction, which preserves our value and the potential benefit to be received by our shareholders in the transaction.

We also believe that protection against an involuntary termination (even outside of the change in control context) helps us remain competitive given the challenge of recruiting qualified individuals to fill our senior executive roles.

We have entered into an employment agreement with Mr. Brown, which provides for certain payments to be made in connection with certain terminations of employment and/or a change in control. In addition, Mr. Policarpo, Ms. Gupta and Mr. Dhillon are eligible to receive severance pursuant to our severance plan in connection with certain terminations of employment. Except as may otherwise be provided in an employment agreement, restricted shares under the 2018 Stock Incentive Plan are not subject to accelerated vesting upon a change in control and will generally be forfeited upon a termination of employment for any reason prior to vesting. We do not provide excise tax “gross-ups” to any of our NEOs related to change in control payments.

See “—Potential Payments upon a Termination or Change in Control” below for further information.

Health and Welfare and Other Benefits

Our NEOs are eligible to participate in the employee benefit plans that we offer to our employees generally, including medical, dental, vision, life and accidental death and dismemberment, disability, supplemental life, a health savings account, health and dependent care flexible spending accounts, critical illness and accident benefit plans, as well as commuter benefits and health and wellness rewards.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

V.	ADDITIONAL COMPENSATION POLICIES AND PRACTICES

Clawback Policy

We have adopted a clawback policy designed to recoup any erroneously awarded compensation resulting from certain accounting restatements. If we are required to prepare an accounting restatement because of either (i) the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or (ii) an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, then all incentive compensation that is earned based on a financial reporting measure that is paid or credited to each current or former executive officer for the restated period (up to three years) will be recalculated based on the restated results. To the extent the recalculated incentive compensation is less than the incentive compensation actually paid or credited to such executive officer for that period, the excess amount must be returned to the Company.

In the event of an executive officer’s failure to repay any erroneously awarded compensation due under the clawback policy, we would enforce the clawback policy and pursue other remedies to the fullest extent permitted by law, unless certain conditions are met, and the Compensation Committee determines that recovery would be impracticable.

The clawback policy conforms to the final clawback rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act promulgated on October 26, 2022, as well as the corresponding NASDAQ listing standards.

Executive Stock Ownership Guidelines

We believe that the Company and our shareholders are best served when executive officers manage the business with a long-term perspective. As such, we have implemented executive share ownership guidelines, as we believe share ownership is an important tool to strengthen the alignment of interests among our executive officers and our shareholders, to reinforce executive officers’ commitment to us and to demonstrate our commitment to sound corporate governance. The guidelines require that within five years of being appointed to a covered position, the CEO hold a minimum of six times, and the other executive officers hold a minimum of three times the value of their annual base salary in Company stock.

Position	Multiple of Base Salary
Chief Executive Officer	6x
Other Executive Officers	3x

For this purpose, restricted shares (whether or not vested) and Company shares directly or beneficially owned by the executive, or the executive’s immediate family members, will count for purposes of satisfying the ownership requirement, but not vested or unvested options or unearned performance-based restricted stock. After the initial five-year phase-in period, compliance with the ownership requirement will be measured as of the last trading day of each calendar year.

Anti-Hedging and Anti-Pledging Policy

We have adopted an insider trading policy that prohibits our NEOs and directors from engaging in any hedging transactions (including transactions involving prepaid variable forwards, equity swaps, collars and exchange funds) that are designed to hedge or speculate on any change in the market value of our equity securities. It also explicitly prohibits our NEOs and directors from effecting short sales of our equity securities, which are inherently speculative in nature and contrary to the best interests of the Company and our shareholders. Our insider trading policy also prohibits our NEOs and directors from pledging the Company’s securities in any circumstance, including by purchasing Company securities on margin or holding the Company’s securities in a margin account.

Compensation Risk Management

The Compensation Committee has undertaken a risk assessment of our compensation programs to determine whether these programs are appropriately designed and to ensure that they do not promote risk-taking by individual employees or increase risk to the Company. Following this comprehensive review of the design, administration, and controls of these programs, the Compensation Committee was satisfied that our programs are well structured with strong governance and oversight mechanisms in place to minimize and mitigate potential risk and that any risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement.

The preceding report has been furnished by the following members of the Compensation Committee:

Alan H. Rappaport, Chair

Lawrence Davanzo

Robert V. Delaney Jr.

Richard DeMartini

EXECUTIVE COMPENSATION TABLES

2023 Summary Compensation Table

The following table sets forth information required under SEC rules concerning the compensation paid to our NEOs by the Company in respect of our fiscal year ended December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
David C. Brown	2023	600,000	1,620,000	3,384,977				295,863	5,900,840
Chief Executive Officer and Chairman	2022	600,000	4,865,000	3,914,992				303,418	9,683,410
	2021	600,000	5,435,000	749,974				300,205	7,085,179
Michael D. Policarpo	2023	450,000	600,000	1,464,992				231,766	2,746,758
President, Chief Financial Officer and Chief Administrative Officer	2022	450,000	2,490,000	1,694,973				238,524	4,873,497
	2021	450,000	2,805,000	499,983				240,851	3,995,834
Nina Gupta	2023	400,000	800,000	1,099,993				73,300	2,373,293
Chief Legal Officer and Head of Human Resources Administration	2022	400,000	1,000,000	1,099,989				110,401	2,610,390
	2021	400,000	1,100,000	649,977				101,259	2,251,236
Mannik S. Dhillon	2023	300,000	700,000	649,997				55,800	1,705,797
President, Investment Franchises and Solutions; Head of Product and Strategy
Kelly S. Cliff	2023	425,000	—	99,986				89,150	614,136
Former President, Investment Franchises

(1)

The amounts reported in this column reflect the cash portion of the annual performance incentives earned by each NEO for the listed years. For Mr. Brown, the amount reported includes $600,000 paid pursuant to his employment agreement. See “—Employment Agreement with David C. Brown” below.

(2)

The amounts reported in this column represent the aggregate grant date fair value of restricted shares of stock for the listed years, calculated in accordance with FASB Accounting Standards Codification Topic 718, excluding the effect of estimated forfeitures. Amounts shown in this column reflect the market value of the restricted shares using the closing price of a share of our common stock as reported on the NASDAQ on the date of grant, multiplied by the number of shares underlying each award. For information regarding assumptions, factors and methodologies used in our computations pursuant to Topic 718, see Note 15, Share-Based Compensation, to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023.

(3)	The NEOs do not participate in any Company-sponsored pension plan and did not receive any above-market or preferential earnings on deferred compensation for the listed years.
(4)

The amounts reported in this column represent Company matching contributions to the NEO’s 401(k) account and the nonqualified deferred compensation plan, and cash payments in lieu of dividends payable upon vesting of restricted stock granted in 2018. Such dividends were not expected at the time of grant and thus not taken into account in the valuation of the stock award pursuant to Topic 718.

David C. Brown Employment Agreement

Certain of the compensation paid to our CEO reflected in the Summary Compensation Table was provided pursuant to an employment agreement, which establishes the minimum terms and conditions of Mr. Brown’s employment and is summarized below. For a discussion of the severance pay and other benefits to be provided to our NEOs in connection with a termination of employment and/or a change in control under arrangements with each of our NEOs, see “—Potential Payments Upon Termination or Change in Control” below.

We entered into an employment agreement with Mr. Brown, dated March 20, 2017, which took effect as of February 12, 2018, in connection with our IPO. Pursuant to the employment agreement, which has an indefinite term, Mr. Brown serves as the Chief Executive Officer of the Company and as a director on our Board of Directors (of which he is currently the Chairman), and is entitled to an annual base salary of $600,000, and an annual incentive award, which award is to be determined by our Board of Directors and Compensation Committee each year during the term and be payable partly in cash ($600,000 which is payable quarterly) and partly in fully-vested (unless otherwise stated in the equity grant agreement) equity based on achievement of specified performance criteria. In addition, Mr. Brown’s employment agreement provides for certain severance entitlements, which are discussed under “—Potential Payments Upon Termination or Change in Control” below.

2023 Grants of Plan-Based Awards

The Company granted share-based awards to our NEOs in 2023 under our 2018 Equity Incentive Plan, as amended. These grants were made in the first quarter of 2023 in respect of 2022 performance. The following table sets forth information about the share-based awards granted by the Company to each of our NEOs in 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value Of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David C. Brown	3/15/2023							113,819			3,384,977
Michael D. Policarpo	3/15/2023							49,260			1,464,992
Nina Gupta	3/15/2023							36,987			1,099,993
Mannik S. Dhillon	3/15/2023							21,856			649,997
Kelly S. Cliff	3/15/2023							3,362			99,986

(1)

The amounts reported in this column represent the number of restricted shares granted to our NEOs in 2023. The restricted shares granted vest over three years, with one-third of the restricted shares vesting on the anniversary of the grant date for three years after the grant date, subject to continued service.

(2)

The amounts shown in this column represent the grant date fair value of the restricted shares, computed in accordance with ASC Topic 718, excluding the effect of estimated forfeitures. Amounts relating to restricted shares reflect the market value of the restricted shares using the closing price of a share of our common stock as reported on NASDAQ on the date of grant, multiplied by the number of shares underlying each award.

2023 Outstanding Equity Awards at Fiscal Year End

The following table sets forth information about the outstanding equity awards to acquire our common shares held by each of our NEOs as of December 31, 2023.

		Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#) (1)	Market Value of Shares or Units That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Grant Date	Exercisable (#)	Unexercisable (#)
David C. Brown	3/15/2021						9,337	321,566
	3/15/2022						60,849	2,095,640
	3/15/2023						113,819	3,919,926

Michael D. Policarpo	3/15/2021						6,224	214,355
	3/15/2022						26,344	907,287
	3/15/2023						49,260	1,696,514

Nina Gupta	3/15/2021						8,091	278,654
	3/15/2022						17,097	588,821
	3/15/2023						36,987	1,273,832

Mannik S. Dhillon	3/15/2021						5,292	182,256
	3/15/2022						10,103	347,947
	3/15/2023						21,856	752,721

Kelly S. Cliff	4/15/2016	123,668			7.52	4/15/2026
	3/10/2017	59,952			13.52	3/10/2027
	3/15/2021						4,980	171,511
	3/15/2022						11,657	401,467
	3/15/2023						3,362	115,787

(1)

The restricted shares granted to our NEOs in 2021 and 2023 vest over three years, with one-third of the restricted shares vesting on the anniversary of the grant date for three years after the grant date, subject to continued service. The restricted shares granted to our NEOs in 2022 vest over two years, with one-half of the restricted shares vesting on the anniversary of the grant date for two years after the grant date, subject to continued service. For a discussion of the terms of vesting upon death, disability, termination by us without cause or by the NEO for good reason, (each term as defined in the applicable equity plan), please see “—Potential Payments Upon Termination or Change in Control” below.

(2)

The amounts reported in this column reflect the market value of the unvested restricted shares held by our NEOs and reported in the preceding column using the closing price of a Company share as reported on the NASDAQ on December 29, 2023, the last trading day of the year, multiplied by the number of shares underlying each award.

2023 Options Exercises and Stock Vested

The following table sets forth information about the value realized by each of our NEOs as a result of restricted shares that vested during the year ended December 31, 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)

David C. Brown			178,412	5,068,086
Michael D. Policarpo			85,739	2,418,017
Nina Gupta			36,394	1,077,090
Mannik S. Dhillon			20,486	606,859
Kelly S. Cliff	39,968	$639,088	64,051	1,791,752

(1)	The amounts reported in this column represent the total number of shares subject to options exercised during 2023.
(2)

The amounts reported in this column reflect the difference between the price of a share of our common stock underlying the option when exercised and the applicable exercise price, multiplied by the number of shares underlying each award. The value realized on exercise is pre-tax.

(3)	The amounts shown in this column represent the total number of restricted shares that vested during 2023.
(4)

The amounts shown in this column reflect the value realized upon vesting of the restricted shares as calculated based on the price of a share of our common stock on the vesting date, multiplied by the number of shares underlying each award. The value realized on vesting is pre-tax.

Pension Benefits

We do not currently sponsor or maintain any defined benefit pension benefit or retirement benefit plans providing specified retirement payments and benefits for our employees.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The NQDC Plan is a nonqualified deferred compensation plan we maintain primarily for the benefit of a select group of management or highly compensated employees. Pursuant to the NQDC Plan, participants may elect to defer up to 100% of their base compensation and cash incentive compensation. In 2023, the Company provided a matching contribution equal to 100% of a participant’s deferral contribution, up to a maximum of the lesser of 5% of compensation in excess of the Internal Revenue Code Section 401(a)(17) limit for the applicable year or $3,000,000 per year.

A participant is 100% vested in his or her deferral contributions when contributed and will become 100% vested in our matching contributions and discretionary contributions, to the extent any are made, after three years of continuous service. Each of the NEOs is fully vested in their NQDC balance. While the NQDC Plan permits employer discretionary contributions, no such contribution has been made since the plan’s inception.

Deferred amounts and employer contributions are contributed to individual accounts under the NQDC Plan, and participants self-direct the notional investment of deferred contribution accounts in various investment funds. The amounts deferred are adjusted based on the investments chosen by the participant and, therefore, are not above market or preferential. As such, the earnings reported in the table below are not included in the Summary Compensation Table.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY ($)

David C. Brown	$276,433	$143,495	$772,418		$5,988,998
Michael D. Policarpo	$143,709	$143,707	$342,491		$2,420,414
Nina Gupta	$56,270	$56,269	$90,269		$983,130
Mannik S. Dhillon	$38,915	$38,912	$56,524		$535,062
Kelly S. Cliff	$112	$112	$104,374		$960,897

(1)	Earnings are net of fees charged to participant accounts.

Potential Payments Upon Termination or Change in Control

The following summaries describe the potential payments and benefits that we would provide to our NEOs in connection with a termination of employment and/or a change in control.

We have entered into an employment agreement with Mr. Brown, which provides for certain payments to be made in connection with certain terminations of employment and/or a change in control. In addition, Mr. Policarpo, Ms. Gupta and Mr. Dhillon are eligible to receive severance pursuant to our severance plan in connection with certain terminations of employment. Our CEO is also entitled to additional vesting of options and restricted shares pursuant to the terms of the 2018 Plan and his award agreements, as well as to distributions pursuant to the NQDC Plan, in connection with certain terminations of employment.

Employment Agreement with David C. Brown. Mr. Brown’s employment agreement provides that if his employment is terminated by us without “cause” or by him for “good reason,” each as defined in the employment agreement, subject to his execution of a release of claims, he will be entitled to severance benefits consisting of: (i) an amount equal to two times a fraction, the numerator of which is the sum of the base salary, the annual cash bonus and the annual incentive award (consisting of both the cash and equity components) paid for the preceding two calendar years and the denominator of which is two, payable in eight quarterly installments beginning within 30 days of the termination date; and (ii) continuation of all medical benefits for up to 18 months following termination or an amount equal to the cost of such benefits; and (iii) a payment in respect of accrued but unused vacation and sick days. Such severance payments will be subject to a modified cutback provision which acts to reduce the amounts payable to Mr. Brown to the extent necessary so that no excise tax would be imposed pursuant to Section 280G of the Internal Revenue Code, but only if doing so would result in Mr. Brown retaining a larger after-tax amount. The employment agreement also provides that, in the event of a termination of employment by us without “cause” within 90 days prior to a “change in control,” as defined in the employment agreement, Mr. Brown will be entitled to accelerated vesting of all equity awards that would have vested as of the date of the change in control but for the termination (or the economic equivalent of such accelerated vesting). In the event of a termination of Mr. Brown’s employment due to death or “disability,” as defined in the employment agreement, he will be entitled to (i) a payment in respect of accrued but unused vacation and sick days, (ii) a prorated annual cash bonus for the year of termination and, (iii) for terminations due to disability, continuation of all medical benefits at no cost for up to 18 months following termination or an amount equal to the cost of such benefits. The employment agreement subjects Mr. Brown to confidentiality restrictions that apply while he is employed with us and indefinitely thereafter, to an inventions assignment commitment, to a non-compete restriction that applies during his employment with us and for one year thereafter, and to a non-solicitation restriction with respect to our customers and employees that applies during his employment with us and for two years thereafter. For additional information regarding Mr. Brown’s employment agreement, see “—Summary Compensation Table—Narrative to Summary Compensation Table—Employment Agreement with David C. Brown” above.

Victory Capital Management Inc. Severance Pay Plan. Mr. Policarpo, Ms. Gupta and Mr. Dhillon are participants in the Victory Capital Management Inc. Severance Pay Plan, or the Severance Plan. Pursuant to the Severance Plan, in the event that a participant is terminated involuntarily without “cause,” as defined in the Severance Plan, as part of a restructuring or reduction in force, subject to the execution of a release of claims, the participant will receive a severance payment that will be determined by the plan administrator (currently, Mr. Brown) in accordance with the following guidelines:

Benefit Type	Severance Formula	Maximum Payout(2)
Basic Benefit	Two weeks of pay for each full year of continuous service.	30 weeks of base salary
Enhanced Benefit(1)	Four weeks of pay for each full year of continuous service.	52 weeks of base salary

(1)

For Chief Investment Officers, members of senior management and other designated participants. Mr. Policarpo and Mr. Dhillon would be entitled to receive the enhanced benefit. Ms. Gupta would be entitled to receive the greater of the Enhanced Benefit or 52 weeks of pay.

(2)

Subject to an additional limitation that the maximum payout may not exceed two times the lesser of (i) the Internal Revenue Code Section 401(a)(17) limit for the applicable year or (ii) the participant’s annualized compensation for the year preceding the year of the termination.

The payment schedule for severance benefits under the Severance Plan is determined by the plan administrator, subject to a requirement that all benefits be paid no later than the last day of the second taxable year following the taxable year in which the termination occurs. The Severance Plan provides that the Company has the right to amend, modify, suspend or terminate the plan at any time by formal action by our Board of Directors or by the plan administrator.

Vesting of Options and Restricted Shares. For grants made pursuant to the 2018 Plan, upon a termination of employment due to death or “disability,” by us without “cause” or by the NEO for “good reason” (each such term as defined in the 2018 Plan), unvested time-vesting options and restricted shares shall be forfeited. In addition, performance-vesting options and restricted stock will vest under the 2018 Stock Incentive Plan assuming target levels of achievement enumerated in the award agreements upon a termination of employment due to death or “disability,” and based on actual performance measured as of the NEO’s date of termination upon a termination by us without “cause” or by the NEO for “good reason.” Except as may otherwise be provided in an employment agreement, restricted shares under the 2018 Stock Incentive Plan are not subject to accelerated vesting upon a change in control and will generally be forfeited upon a termination of employment for any reason prior to vesting.

Nonqualified Deferred Compensation Plan. The NQDC Plan provides that, in the event of a termination due to death or “disability” or a “change in control” (each such term, as defined in the NQDC Plan), a participant will become 100% vested in his accrued but unvested benefits attributable to our matching contributions and discretionary contributions. In addition, the vested balance of a participant’s NQDC Plan account may be distributed to such participant upon his death, disability, separation from service (including retirement) or a change in control event, in each case, as elected by the participant in accordance with the terms of the NQDC Plan, as discussed under “—Summary Compensation Table—Narrative to Summary Compensation Table—Nonqualified Deferred Compensation Plan” above.

Name	Compensation Component	Involuntary Termination Not for Cause Within 90 Days Before Change In Control	Disability	Involuntary Not for Cause Termination	For Cause Termination	Good Reason Termination	Death
David C. Brown
	Cash Severance (1)	18,799,969		18,799,969		18,799,969
	Annual Bonus (2)		600,000				600,000
	Equity Awards (3)	6,595,319
	Benefits and Perquisites (4)	45,607	45,607	45,607		45,607
	Accrued and unused vacation and sick days	—	—	—		—	—
	Total:	25,440,895	645,607	18,845,576		18,845,576	600,000
Michael D. Policarpo
	Cash Severance (5)	450,000	—	450,000		—	—
	Equity Awards
	Benefits and Perquisites:
	Total:	450,000	—	450,000		—	—
Nina Gupta
	Cash Severance (5)	400,000	—	400,000		—	—
	Equity Awards
	Benefits and Perquisites:
	Total:	400,000	—	400,000		—	—
Mannik S. Dhillon
	Cash Severance (6)	184,615	—	184,615		—	—
	Equity Awards
	Benefits and Perquisites:
	Total:	184,615	—	184,615		—	—

(1)	The amount shown is equal to two times the average of base salary and annual cash bonus and total incentive for the preceding two years.
(2)	The amount is equal to the annual cash bonus amount.
(3)

The amount is equal to the value of all equity awards that would have been unvested as of the date of the change in control but for the termination (or the economic equivalent of such accelerated vesting).

(4)	The amount is equal to 18 months of medical benefits continuation. The amount shown is the estimated cost to the Company for such benefits during the period.
(5)	The amount is equal to 52 weeks of base salary.
(6)	The amount is equal to 32 weeks of base salary, based on 8 years of service.

On November 29, 2023, the Company and Kelly S. Cliff entered into a Separation Agreement and on March 15, 2024, the parties entered into a Supplemental Release, collectively (the “Agreement”). Under this Agreement, the Company effected an involuntary termination, and Mr. Cliff separated from service on March 15, 2024. He received cash severance of $531,250, representing his base pay for 18 months, and COBRA continuation payments for 18 months.

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Year	Summary Compensation Table Total for David C. Brown 1 ($)	Compensation Actually Paid to David C. Brown 1,2,3 ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 1,2,3 ($)	Value of Initial Fixed $100 Investment based on: 4		Net Income ($ Millions)	Adjusted EBITDA ($ Millions) 5
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(b)	(d)	(e)	(f)	(g)	(h)	(i)
2023	5,900,840	7,496,823	1,859,996	2,316,250	152.09	125.43	213.2	418.0
2022	9,683,410	7,437,748	3,741,944	2,862,554	113.93	104.54	275.5	424.2
2021	7,085,179	11,253,633	3,123,535	4,654,152	149.74	134.00	278.4	449.0

1.	David C. Brown was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2021	2022	2023
Michael D. Policarpo	Michael D. Policarpo	Michael D. Policarpo
Nina Gupta	Nina Gupta	Nina Gupta
		Mannik S. Dhillon
		Kelly S. Cliff

2.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for David C. Brown ($)	Exclusion of Change in Pension Value for David C. Brown ($)	Exclusion of Stock Awards for David C. Brown ($)	Inclusion of Pension Service Cost for David C. Brown ($)	Inclusion of Equity Values for David C. Brown ($)	Compensation Actually Paid to David C. Brown ($)
2023	5,900,840	—	(3,384,977)	—	4,980,960	7,496,823
2022	9,683,410	—	(3,914,992)	—	1,669,330	7,437,748
2021	7,085,179	—	(749,974)	—	4,918,428	11,253,633

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	1,859,996	—	(828,742)	—	1,284,997	2,316,250
2022	3,741,944	—	(1,397,481)	—	518,090	2,862,554
2021	3,123,535	—	(574,980)	—	2,105,598	4,654,152
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for David C. Brown ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for David C. Brown ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for David C. Brown ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for David C. Brown ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for David C. Brown ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for David C. Brown ($)	Total-Inclusion of Equity Values for David C. Brown ($)
2023	4,065,615	623,944	—	291,401	—	—	4,980,960
2022	3,386,828	(1,104,039)	—	(613,459)	—	—	1,669,330
2021	1,037,865	3,211,618	—	668,945	—	—	4,918,428

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total-Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	995,383	199,554	—	90,060	—	—	1,284,997
2022	1,208,949	(404,586)	—	(286,273)	—	—	518,090
2021	795,697	1,096,223	—	213,678	—	—	2,105,598

4.
The Peer Group TSR set forth in this table utilizes the peer group established in the stock performance graph included in the Company’s Annual Report on Form
10-K
for the year ended December 31, 2023, which is required by Item 201(e) of Regulation
S-K.
The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the Custom Peer Group, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2023. This performance measure may not have been the most important financial performance measure for years 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Net Income during the three most recently completed fiscal years.

Relationship Between PEO and
Non-PEO
NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our Adjusted EBITDA during the three most recently completed fiscal years.

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the Custom Peer Group over the same period.

Most Important Financial Performance Measure
The Company considers Adjusted EBITDA to have been the most important financial performance measure in linking Compensation Actually Paid to our PEOs and other NEOs for 2023 to Company performance. Please refer to Appendix A for the Company’s supplemental
Non-GAAP
financial information.

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, we are providing our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Item 402 of Regulation S-K. We urge you to read the Compensation Discussion and Analysis section of this proxy statement for a comprehensive discussion of our executive compensation philosophy and approach, as well as the 2023 compensation decisions for our named executive officers.

Because your vote is advisory, it will not be binding on the Company or our Board. However, our Board and the Compensation Committee will review the voting results and consider the outcome of the vote when making future decisions regarding our executive compensation program.

Accordingly, we ask our stockholders to approve the following resolution regarding our executive compensation program.

“RESOLVED, that the stockholders of the Company approve, in an advisory, nonbinding vote, the compensation of the Company’s named executive officers for the fiscal year 2023, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, which disclosure includes the Compensation, Discussion and Analysis, summary executive compensation tables and related narrative information contained in this proxy statement.”

The Board of Directors recommends that stockholders vote FOR the advisory resolution approving the compensation of our named executive officers.

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF THE NAMED EXECUTIVE OFFICER COMPENSATION ADVISORY VOTE

As required by Section 14A of the Exchange Act, the Company is asking stockholders to vote on a nonbinding, advisory basis, on the recommended frequency for holding future stockholder advisory votes on named executive officer compensation. Stockholders may indicate whether they would prefer that we conduct future advisory votes on named executive officer compensation once every one, two or three years. Although this vote is nonbinding, the Compensation Committee and the Board of Directors value the views of our stockholders and will consider, among other factors, the outcome of this vote when determining the frequency of future advisory votes on named executive officer compensation. After careful consideration, the Board has determined that a stockholder advisory vote on named executive officer compensation every one year is the most appropriate frequency for the Company at this time. An annual advisory vote provides a forum for our stockholders to provide us with input on our executive compensation program on a more timely basis. In addition, an annual advisory vote is consistent with the Company’s practices with respect to engaging frequently in discussion with our stockholders on corporate governance matters and our executive compensation philosophy and approach. As is required by SEC rules, we will hold an advisory vote on the frequency of the executive compensation advisory vote every six years, which means we expect the next such vote to be held no later than at our 2030 Annual Meeting of Stockholders.

The Board of Directors recommends a vote FOR an advisory vote on executive compensation once every calendar year.

PROPOSAL 5: APPROVAL OF THE AMENDED AND RESTATED 2018 STOCK INCENTIVE PLAN

Background

We are asking our stockholders to approve an amendment (the “Amendment”) to the Company’s 2018 Stock Incentive Plan (the “2018 Plan,” and, as amended from time to time, the “Amended and Restated 2018 Stock Incentive Plan” or the “A&R 2018 Plan”). As of December 31, 2023, 799,111 shares remained available for grant under the 2018 Plan. As of such date, awards covering 2,573,373 shares were outstanding under the 2018 Plan.

The Amendment increases the number of shares by 2,800,000. Our Compensation Committee and our Board believe that this share increase is necessary to ensure that the company has a sufficient reserve of shares available to enable the company to make equity award grants that attract and retain the services of key individuals essential to the company’s long-term growth and success. The Amendment was adopted by the Board on March 8, 2024, subject to, and effective upon, approval by our stockholders. If the stockholders do not approve the Amendment, the Amendment will not become effective, the 2018 Plan will continue in effect (without giving effect to the Amendment), and we will be subject to the current share limit set forth in the 2018 Plan.

Why Shareholders Should Vote to Approve the Amended and Restated 2018 Plan

In the asset management industry, there is significant competition for experienced and educated individuals with the skills necessary to execute our strategy and advance our business. To compete in a competitive market for talent, we believe that it is important to offer competitive compensation packages that include equity and cash components.

Equity compensation is a key element of the total compensation we provide because equity grants align our employees’ and directors’ interests with those of our other shareholders, effectuate a culture of ownership among our employees and other recipients and preserve our cash resources.

Equity compensation is important to our ability to attract, motivate and retain employees and officers and consultants, as noted above, to be successful in the competitive market for highly skilled individuals. We use equity incentives as a key tool to motivate and reward recipients to execute our long-term strategy and, through their equity, share in the shareholder value they create. Long-term equity grants also promote retention because recipients usually must remain in service in order for their equity to vest.

The Size of Our Share Reserve Request Is Reasonable

If our request to approve the A&R 2018 Plan and its share reserve is approved and if it had been added to the remaining pool as of December 31, 2023, we would have had 3,599,111 shares available for grant. We currently anticipate that this reserve will be a sufficient amount of equity for attracting, motivating and retaining employees, directors and consultants for approximately five years.

Monitoring of Dilution, Burn Rate and Overhang

In connection with contemplating the number of shares to authorize for issuance under the A&R 2018 Plan, the Compensation Committee considered the potential dilution to current shareholders, as measured by the burn rate and overhang, and projected future share usage, among other things. The Compensation Committee is cognizant that the Company’s equity compensation programs have a dilutive effect on our shareholders, and continuously strives to balance this concern with our need to compete for talent using practices that are prevalent in the market, including equity grants.

The Amended and Restated 2018 Plan Is Intended to Protect Shareholder Interests and Is Consistent with Good Corporate Governance

•

Payment of dividends only if underlying awards vest. Under the A&R 2018 Plan, dividends and dividend equivalents, if permitted to be earned on any award, will be paid only to the extent that the underlying award vests.

•

No single trigger “change-in control” vesting. Grants under the A&R 2018 Plan will vest only on the occurrence of a change in control that is accompanied by certain qualifying terminations of an individual’s employment.

•	No repricing. The A&R 2018 Plan prohibits the repricing of awards or the repurchase and/or cancellation of underwater awards in exchange for cash or other awards without shareholder approval.

•	No automatic share replenishment or “evergreen” provision. There is no evergreen feature pursuant to which the shares authorized for issuance under the A&R 2018 Plan will be automatically replenished.

•

No increase in shares available without shareholder approval. The A&R 2018 Plan prohibits any amendment that operates to increase the total number of shares that may be issued under the plan (other than customary adjustments in connection with certain corporate reorganizations or other events) without shareholder approval.

•

No discounted options or SARs. Options and SARs may not be granted with an exercise or base price lower than the fair market value of the underlying shares on the date of grant (except in connection with substitute awards).

•	Clawback. Awards granted under the A&R 2018 Plan are subject to the Company’s clawback and/or recoupment policies.

•	No Reload Awards. The Plan does not provide for “reload” grants of additional awards upon exercise of a stock option or stock appreciation right.

A&R 2018 Plan Summary

The complete text of the A&R 2018 Plan is set forth as Appendix B to this Proxy Statement. The following summary of certain provisions of the A&R 2018 Plan is qualified by reference to the A&R 2018 Plan’s text.

Purpose

The purpose of the A&R 2018 Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors and consultants of the Company and its affiliates, to promote the creation of long-term value for the Company’s stockholders by aligning the interests of such individuals with those of the stockholders. The A&R 2018 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

Administration

The A&R 2018 Plan may be administered by the Board of Directors, the Compensation Committee of the Board of Directors, or a committee consisting of two or more individuals appointed by the Board of Directors to administer the Plan (the “committee”). The committee will have the authority to, among other things, designate participants, grant awards, determine the number of shares of Common Stock to be covered by awards and determine the terms and conditions of awards, and construe and interpret the A&R 2018 Plan and related award agreements. The committee is permitted to delegate its authority under the A&R 2018 Plan to officers or employees of the Company, although any award granted to any person who is not an employee of the Company or who is subject to Section 16 of the Exchange Act must be expressly approved by the committee.

Shares Subject to the A&R 2018 Plan

The Company has authorized 6,172,484 shares of Common Stock for issuance pursuant to awards under the A&R 2018 Plan. This includes (i) as of December 31, 2023, 799,111 shares that remained available for grant under the 2018 Plan and awards covering 2,573,373 shares that were issued and outstanding, and (ii) 2,800,000 shares increased with the Amendment.

Awards and the shares authorized under the A&R 2018 Plan are subject to adjustment as described below under “Changes in Capital Structure.” Stock-based awards assumed or substituted by the Company or its affiliates as part of a corporate transaction will not count against the number of shares of Common Stock reserved and available for issuance pursuant to the A&R 2018 Plan, except as may be required by Section 422 of the Code. If any award granted under the A&R 2018 Plan expires or is canceled, forfeited, settled in cash or otherwise terminated without delivery of shares to a participant, the undelivered shares will again become available for awards under the A&R 2018 Plan.

Eligibility

The following individuals will be eligible to participate in the A&R 2018 Plan: (i) employees and officers of the Company or its affiliates, of which there are currently approximately 500, (ii) non-employee directors of the Company or its affiliates, of which there are currently seven with one vacancy, (iii) individuals who are not employees or directors of the Company or its affiliates but nonetheless provide substantial services to the Company or its affiliates, and who are designated as eligible by the committee, and (iv) prospective employees of the Company or its affiliates, although such individuals may not receive payments or exercise rights relating to awards until they commence employment.

The maximum value of any awards granted to any non-employee director in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, may not exceed $500,000.

Grants of Awards

The committee may grant non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), stock appreciation rights (“SARs”), restricted stock awards (“RSAs”), restricted stock unit awards (“RSUs”), and other stock-based awards. Awards will vest according to the terms of the applicable award agreement. Generally, unless otherwise determined by the committee, vesting of an award will be suspended during the period of any approved, unpaid leave of absence by a participant following which the participant has a right to reinstatement, and vesting will resume upon the participant’s return to active employment. Except as otherwise established by the committee in an award agreement, no dividends or dividend equivalents will be paid on unvested awards; on stock options or SARs; or on vested RSUs prior to actual settlement of the RSU.

Appreciation Awards—Stock Options and SARs. The A&R 2018 Plan provides for the grant of “appreciation awards” including ISOs, within the meaning of Section 422(b) of the Internal Revenue Code, NQSOs and SARs. A stock option provides a participant with the right to purchase, within a specified period of time, a stated number of shares of Common Stock at the price specified in the applicable award agreement, and a SAR provides a participant with a conditional right to receive an amount equal to the value of the appreciation in the Common Stock over a specified period. Except under extraordinary circumstances, at the sole discretion of the committee, or pursuant to the 2018 A&R Plan, SARs will be settled in shares of Common Stock.

The exercise or base price applicable to an appreciation award will be set by the committee at the time of grant, and will generally not be less than the fair market value of a share of Common Stock on the date of grant (or less than 110% of the fair market value of a share of Common Stock on the date of grant, in the case of an ISO granted to a 10% stockholder). In the case of an appreciation award that is a “substitute award” (as such term is defined in the A&R 2018 Plan), the exercise or base price for such appreciation award may be less than the fair market value of a share of Common Stock on the date of grant provided that such exercise or base price is determined in a manner consistent with the provisions of Section 409A of the Internal Revenue Code and, if applicable, Section 424(a) of the Internal Revenue Code. The maximum term of an appreciation award granted under the A&R 2018 Plan is ten years from the date of grant (or five years in the case of an ISO granted to a 10% stockholder).

Payment of the exercise price of a stock option may be made in cash, Common Stock, pursuant to a broker-assisted cashless exercise in accordance with procedures approved by the committee, or in any other form of consideration approved by the committee (including pursuant to a delivery of a notice of “net exercise”). Payment of the base price of a SAR may be made in cash, Common Stock, or property as specified in the award agreement or as determined by the committee, in each case having a value in respect of each share of Common Stock underlying the portion of the SAR so exercised, equal to the difference between the base price of such SAR and the fair market value of one share of Common Stock on the exercise date.

The A&R 2018 Plan provides that participants terminated for “cause” (as such term is defined in the A&R 2018 Plan) will forfeit all of their appreciation awards, whether or not vested. Participants terminated for any other reason will forfeit their unvested appreciation awards, retain their vested appreciation awards, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested appreciation awards. The A&R 2018 Plan authorizes the committee to provide for different treatment of stock options and SARs upon termination than that described above, as determined in its discretion.

No appreciation awards may be exercised under the A&R 2018 Plan following the 10th anniversary of the earlier of (i) the date the A&R 2018 Plan was adopted by the Board of Directors and (ii) the date the stockholders of the Company approve the A&R 2018 Plan.

RSAs. An RSA is a grant of shares of Common Stock which are subject to limitations on transfer during a restricted period established in the applicable award agreement. Holders of restricted stock will generally have the rights and privileges of a stockholder with respect to their restricted stock. Except as otherwise provided by the committee, in the event a participant is terminated for any reason, vesting with respect to the participant’s RSA will cease, and the participant’s unvested RSAs will either be forfeited to the Company for no consideration (if the participant’s was granted the RSA for $0) or repurchased (if the participant acquired the RSA for a purchase price above $0) at a repurchase price as specified in the A&R 2018 Plan.

RSUs. An RSU is a notional unit representing the right to receive one share of Common Stock (or the cash value of one share of Common Stock) on a specified settlement date. The Company may settle RSUs in shares, cash or property, as determined by the committee in its discretion. Except as otherwise provided by the committee, in the event a participant is terminated for any reason, vesting with respect to the participant’s RSUs will cease, each of the participant’s outstanding unvested RSUs will be forfeited for no consideration as of the date of such termination, and any shares remaining undelivered with respect to the participant’s vested RSUs will be delivered on the delivery date specified in the applicable award agreement.

Other Stock-Based Awards. The A&R 2018 Plan authorizes the committee to grant other awards that may be denominated in, payable in, valued in, or otherwise related to shares of Common Stock. Such awards and their terms will be set forth in award agreements.

General. All awards granted under the A&R 2018 Plan will be subject to the Company’s Clawback Policy for erroneously awarded compensation. The committee may adopt procedures and sub-plans if necessary or appropriate to permit participation in the A&R 2018 Plan by individuals who are non-United States nationals or are primarily employed or providing services outside the United States, and may modify the terms of any awards granted to such participants if necessary or appropriate in order that such awards conform with applicable local laws. Disputes and claims that a participant may have against the Company pertaining to the A&R 2018 Plan will be subject to binding arbitration in accordance with the procedures and requirements set forth in the A&R 2018 Plan.

No Repricing of Awards. No awards may be repriced without shareholder approval. For purposes of the A&R 2018 Plan, “repricing” means any of the following: (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments as described below under “Changes in Capital Structure”), (ii) any other action that is treated as a repricing under “generally accepted accounting principles,” and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying Common Stock.

Changes in Capital Structure

In the event of any change in the outstanding Common Stock or the capital structure of the Company, the declaration of any extraordinary dividend, or any change in applicable laws or circumstances which results or could result in the substantial dilution or enlargement of participants’ rights under the A&R 2018 Plan, the committee will equitably and proportionally adjust the aggregate number of shares of Common Stock which may be granted pursuant to awards, the number of shares of Common Stock covered by outstanding awards under the A&R 2018 Plan, and the per-share price of outstanding awards under the A&R 2018 Plan.

Corporate Events

Under the A&R 2018 Plan, unless otherwise provided in an award agreement, upon a “corporate event” (as defined in the A&R 2018 Plan), the committee may, in its discretion, provide for any one or more of the following in connection with such event: (i) assumption or substitution of outstanding awards, (ii) acceleration of vesting of outstanding awards that are not assumed or substituted, (iii) cancelation of outstanding awards that are not assumed or substituted and payment to holders of the per-share consideration being received by the Company’s stockholders in connection with such event in exchange for their awards, (iv) cancelation of outstanding stock options, SARs and other awards subject to exercise that are not assumed or substituted, whether vested or unvested, after providing holders at least 10 days to exercise each such award, or (v) replacement of outstanding awards that are not assumed or substituted with a cash incentive program that preserves the value of, and mirrors the vesting conditions applicable to, the replaced awards.

Notwithstanding the foregoing, or any provision in an award agreement or employment or other services agreement to the contrary, with respect to any award that is assumed or substituted in connection with a “change in control” (as defined in the A&R 2018 Plan), the vesting, payment, purchase or distribution of the award may not be accelerated solely by reason of such change in control unless an “involuntary termination” occurs—i.e., (i) a participant’s employment is involuntarily terminated other than for “cause,” (ii) a participant’s employment is involuntarily terminated under circumstances which entitle you to mandatory severance payment(s) pursuant to applicable law or (iii) in the case of a non-employee director, if such participant’s service on the Board of Directors terminates in connection with or as a result of such change in control, in each case, at any time during the two-year period commencing on the change in control or such longer period as may be determined by the committee. Unless otherwise provided in an award agreement or employment or service agreement, in the event that an award is assumed or substituted in connection with a change in control and a participant experiences an involuntary termination, the participant’s awards will immediately vest upon the applicable termination date.

Non-Transferability of Awards

Except as otherwise provided by the committee, the A&R 2018 Plan provides that awards are generally nontransferable, including, without limitation, transfers to third party financial institutions, other than by will or the laws of descent and distribution, and that restricted stock is generally nontransferable.

Termination and Amendment

The Board of Directors or the committee may amend or terminate the A&R 2018 Plan at any time, except that no amendment may, without stockholder approval, violate the stockholder approval requirements of the national securities exchange on which the Common Stock is principally listed. The A&R 2018 Plan will terminate on the tenth anniversary of the date the A&R 2018 Plan is approved by the Company’s stockholders.

Certain U.S. Federal Income Tax Consequences

The following briefly summarizes certain U.S. federal income tax consequences pertaining to the A&R 2018 Plan. This discussion is not exhaustive. Among other things, this discussion does not cover state, local, foreign, estate or gift taxes, which may vary based on individual circumstances and by jurisdiction. Participants who are “insiders” under Section 16(b) of the Exchange Act may be subject to different tax treatment with respect to the grant, exercise or settlement of awards under the A&R 2018 Plan, depending on the particular Section 16(b) exemption utilized. This discussion is based on applicable laws, regulations, rulings and decisions as currently in effect, which are subject to change. Participants should consult with their own tax advisors regarding the A&R 2018 Plan.

NQSOs and SARs. No income is realized by a participant at grant. Generally, at exercise, ordinary income is realized by the participant on the “spread value” (the difference between the exercise or base price paid for the shares and the fair market value of the shares on the exercise date), and the participant’s employer is entitled to a tax deduction of the spread value. Upon a participant’s later sale of the shares, the appreciation (or depreciation) over the fair market value of the shares on the date of exercise is treated as either short-term or long-term capital gain (or loss), depending on how long the participant has held the shares. The participant’s employer is not entitled to a tax deduction in connection with such later sale.

ISOs. No income is realized by a participant at grant or exercise, but inclusion of the spread value in the participant’s alternative minimum taxable income may be required. If a participant does not dispose of the shares received upon exercise of an ISO during the requisite holding periods (two years from the grant date, or one year from the exercise date), then, upon a participant’s later sale of the shares, any amount realized in excess of the exercise price is treated as a long-term capital gain (and any loss sustained is treated a long-term capital loss), and the participant’s employer is not entitled to a tax deduction in connection with the later sale. If a participant makes an early disposition of the shares before the requisite holding periods have expired, the award will be taxed similarly to a NQSO, as the participant realizes ordinary income in the year of disposition on the difference between the exercise price paid for the shares and the fair market value of the shares on the exercise date (or, if less, the amount realized on disposition of the shares), and the participant’s employer is entitled to a tax deduction of such amount. If a participant exercises an ISO more than three months after termination of employment (subject to certain exceptions for death or disability), the ISO will be taxed as a NQSO as a result of the delayed exercise. The tax treatment applicable to a participant’s later sale of the shares following an early disposition or a delayed exercise is the same as described above for a NQSO.

Other Stock-Based Awards. The tax effects related to other stock-based awards under the A&R 2018 Plan are dependent upon the structure of the particular award.

Withholding. At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal and applicable state and local income tax and applicable tax withholding requirements. The Company will deduct or withhold, or require the participant to remit to their employer, an amount sufficient to satisfy federal, state, local and foreign taxes required to be withheld with respect to any taxable event under the A&R 2018 Plan.

Section 409A. Certain awards under the A&R 2018 Plan may be subject to Section 409A of the Internal Revenue Code, which regulates “nonqualified deferred compensation.” If an award under the A&R 2018 Plan is subject to Section 409A but is not administered in compliance with Section 409A, a participant may be subject to immediate income taxation on amounts deferred, an additional 20% tax on such amounts, and interest on such amounts from the date such amounts were required to be included in taxable income.

New Plan Benefits

Because awards to be granted in the future under the A&R 2018 Plan are at the discretion of the committee, it is not possible to determine the benefits or the amounts received or that will be received under the A&R 2018 Plan by eligible participants.

Equity Compensation Plan Information

The following table discloses information regarding the securities to be issued and the securities remaining available for issuance under the Company’s stock-based incentive plans as of December 31, 2023. The amounts shown do not include the shares of Common Stock that would be available for issuance under the A&R 2018 Plan if this proposal is approved.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)(2)
Equity compensation plans approved by security holders	1,801,853	$8.76	1,107,730
Equity compensation plans not approved by security holders	—	$—	—

Total	1,801,853	$8.76	1,107,730

(1)

Reflects 1,787,681 shares of our Common Stock issuable upon the exercise of options outstanding as of December 31, 2023 which were granted under the Victory Capital Holdings, Inc. Equity Incentive Plan (the “2013 Plan”), and 14,172 shares of our Common Stock issuable upon the exercise of options outstanding as of December 31, 2023 which were granted under the Victory Capital Holdings, Inc. 2018 Stock Incentive Plan (the “2018 Plan”).

(2)

Reflects 3,372,484 shares of Common Stock reserved for issuance under the 2018 Plan and 350,388 shares of our Common Stock reserved for issuance under the Victory Capital Holdings, Inc. 2018 Employee Stock Purchase Plan (the “2018 ESPP”). Except with respect to the issuances described in footnote (1) above, no further shares will be issued or distributed under the 2013 Plan. As of December 31, 2023, the Company also had issued 3,345,867 restricted shares of Common Stock under the 2013 Plan, 2,573,373 restricted shares of Common Stock under the 2018 Plan, and 41,769 shares of Common Stock under the 2018 ESPP, which are not reflected in the table because they are treated as issued and outstanding and will not have additional dilutive impact on the Company when any applicable restrictions lapse.

The Board of Directors unanimously recommends that stockholders vote their shares FOR the approval of the A&R 2018 Plan.

Being a Responsible Business

Our business is built on four core values, each of which influence the way in which we continue to serve all our key stakeholders, including clients, shareholders, employees, and the communities in which we operate.

•	Build Trust: We go to great lengths to fulfill our commitments, and we work hard to do the right thing for our clients.

•	Respect Autonomy: We value independent decision-making and respect the autonomy of each of our Investment Franchises and Solutions Platform.

•	Invest Personally: We are invested in our clients’ success. We demonstrate that commitment by investing our time, energy, and our own assets in our strategies and our Company.

•	Create Alignment: We work together toward a common objective—helping our clients to achieve their goals. We had more than $200 million invested in our own products as of December 31, 2023.

We remain true to these values within our approach to Responsible Investment and our daily business operations, as outlined below.

How we consider and implement Responsible Investing within Investment Management

We are a fiduciary with respect to our clients. We are committed to transparency and honesty in our positioning. We invest within client-led guidelines and each Investment Franchise is afforded the flexibility to meet its unique clients’ needs.

We do not impose our views of the world on our clients, and, as such, you will not see Victory Capital committing to every ESG initiative.

However, we are cognizant that some clients may want to invest their money with specific views and values considered, whether it be by excluding certain industries, gaining exposure in companies that create impact or by targeting certain environmental goals within their portfolios. As such, we aim to offer a diverse range of solutions with the intention of satisfying an array of investor objectives.

Some clients desire separately managed portfolios that seek to deliver both strong risk-adjusted returns and meet sustainability objectives. Victory Capital manages separate accounts with client-driven restrictions on investments in certain securities or types of securities, such as companies operating in particular countries or industries. Our shared service model and centralized operations allow for us to easily integrate and accommodate client-driven ESG preferences.

Victory Capital labels Responsible Investing intentions into three distinct classifications:

•

ESG Integration: The systematic and explicit inclusion of ESG factors as a supplement to the financial analysis traditionally performed by investment managers with the goal(s) of risk mitigation or alpha generation.

•

Exclusions: Avoiding companies, sectors, or countries in an exclusionary manner based on ESG controversies or certain standards, values, or norms (e.g., Norms-Based Screening, Faith-Based Investing, etc.).

•

Sustainable & Impact: Examples include positive screening (i.e., selecting companies in an inclusionary manner based upon certain ESG criteria); thematic (i.e., investing in companies whose activity is focused on some form of sustainable development, such as diversity and inclusion), and impact investing (i.e., investing with the disclosed intention to generate and measure social and/or environmental benefits, alongside a financial return).

ESG Integration

Each Investment Franchise owns its unique investment process, which involves extensive proprietary research. Through this research each team looks at a wide range of factors, which may include ESG factors if they determine them to be material to the investment risks and opportunities.

Integrating ESG factors does not mean that ESG information is the sole or primary consideration for an investment decision. The relevance of ESG considerations to investment decisions varies across asset classes, strategies, stated client objectives, and our Investment Franchises.

For us, the consideration of material ESG factors is not political. Where applicable, the incorporation of these issues into decision-making process represents good corporate governance, potential alpha generation, and prudent risk management consistent with our fiduciary duty.

Victory Capital provides all Investment Franchises with access to ESG data, tools, and training, which they can utilize at their own discretion. Analysts often use this external data to complement internal research when developing an overall assessment of a company.

Exclusions

Victory Capital does not have any firm-wide exclusions in place concerning ESG criteria. Some of our strategies have specific ESG exclusions, and we have technology infrastructure to seamlessly implement client-led mandates, upon request.

Sustainable & Impact

The majority of strategies that qualify as Sustainable and/or Impact are typically driven by client specific guidelines or restrictions.

Our Investment Franchise New Energy Capital is an alternative asset manager investing across the capital structures of clean energy infrastructure projects and companies.

Engagement

As active investors, direct engagement with company management forms an important part of many of our Investment Franchises’ analysis. Collectively, our Investment Franchises have thousands of meetings with company management every year.

Discussions with company management allow each team to learn about a company’s perspectives and approaches, provide feedback, and raise any concerns that have been identified during the team’s investment research process.

Proxy voting

Victory Capital seeks to actively exercise its proxy voting rights and responsibilities on behalf of clients and believes it is an essential part of maximizing shareholder value, ensuring good governance, and delivering investment performance aligned with our clients’ long-term economic interests.

Victory Capital has a Proxy Voting Committee “PVC”, which is responsible for creating guidelines that oversee the voting process. The PVC is comprised of Victory Capital employees who represent vital areas within the company and provide a range of diverse knowledge that enhances the PVC’s decision-making capabilities.

To assist the PVC with implementing its proxy voting strategy, Victory Capital retains the services of an independent Proxy Voting Advisor, ISS. ISS’s responsibilities include monitoring company meeting agendas and items to be voted on, evaluating each vote in-line with Victory Capital’s Proxy Voting Policy, the “Policy”, and providing research and voting recommendations based on the Policy. It also identifies resolutions that require specific shareholder judgement, which enables Victory Capital to review situations where additional consideration may be needed to determine the proxy vote decision.

UN Principles for Responsible Investment

The United Nations supported Principles for Responsible Investment “UNPRI” is the world’s leading proponent of responsible investment. It works to understand the investment implications of ESG factors and to support its international network of investor signatories in incorporating these factors into their investment and ownership decisions.

While we can trace Investment Franchise membership back to 2016, Victory Capital became an enterprise-wide signatory to the UNPRI in 2020. As a signatory, we commit to the following six principles:

•	We will incorporate ESG issues into investment analysis and decision-making processes.

•	We will be active owners and incorporate ESG issues into our ownership policies and practices.

•	We will seek appropriate disclosure on ESG issues by the entities in which we invest.

•	We will promote acceptance and implementation of the Principles within the investment industry.

•	We will work together to enhance our effectiveness in implementing the Principles.

•	We will each report on our activities and progress towards implementing the Principles.

Victory Capital reported to the UNPRI for the first time in 2023. Victory Capital’s public Transparency report is available on the UNPRI data portal.

How we strive to be a Responsible Business within our operations

Within our operations, we consider Responsible Business principles in two pillars: first, the impact we have on the communities in which we live and work. We refer to this as Corporate Social Responsibility “CSR”. Second, we consider the key ESG risks and opportunities we face as an asset manager.

Corporate Social Responsibility

Our role as an asset manager uniquely positions us to positively impact the well-being of our clients, our employees, our shareholders, and our communities in many ways.

Our approach to Diversity, Equity, and Inclusion “DEI”

We aspire to be the firm of choice for talented people and to provide an environment where they can prosper. Our workplace is focused on creating opportunity and is grounded in a culture of trust, respect, and honesty. As a result, Victory Capital is committed to advancing diversity and inclusion in our workplace. Our goal is to cultivate environments in which diverse perspectives and experiences are welcomed and respected and employees feel encouraged to discuss diversity and inclusion.

DEI commitment policy

Our diversity initiatives and strategies are designed to attract, develop, retain, and advance the most talented individuals regardless of their race, sexual orientation, religion, age, gender, disability status or other dimension of diversity. We are committed to creating and maintaining a workplace in which all employees have an opportunity to participate and contribute to the success of the business and are valued for their skills, experience, and unique perspectives. This commitment is embodied in the way we do business and is an important principle of sound business management.

We are committed to equal employment opportunity without regard to actual or perceived race, color, creed, religion, national origin, ancestry, citizenship status, age, sex or gender (including pregnancy, childbirth, pregnancy-related conditions, and lactation), gender identity or expression (including transgender status), sexual orientation, marital status, military service and veteran status, physical or mental disability, genetic information, height, weight, hair texture or a hairstyle historically associated with race to include braids, locks, or twists; or any other characteristic protected by applicable federal, state, or local laws and ordinances.

Our commitment relates to all phases of employment, including, but not limited to, recruiting, employment, placement, promotion, transfer, demotion, reduction of workforce and terminations, rates of pay or other forms of compensation, selection for training, the use of all facilities, and participation in all company-sponsored employee activities.

Board Diversity

The Board Diversity Matrix, below, provides certain diversity statistics for our Board of Directors.

Board Diversity Matrix (As of December 31, 2023)

TOTAL NUMBER OF BOARD DIRECTORS - 8

	Female	Male

GENDER IDENTITY

Board of Directors	2	6

DEMOGRAPHIC BACKGROUND

African American or Black	—	—

Alaskan Native or American Indian	—	—

Hispanic or Latinx	—	—

Native Hawaiian or Pacific Islander	—	—

White	2	6

Two or more races or ethnicities	—	—

LGBTQ+	—

Did not disclose demographic background	—

To see our Board Diversity Matrix as of December 31, 2022, please see the proxy statement filed with the SEC on March 30, 2023.

DEI Strategy

Victory Capital’s Diversity, Inclusion, Cohesion, and Engagement “DICE” Committee coordinates diversity and inclusion initiatives across the firm. The DICE Committee is chaired by our Director of Responsible Business and includes representatives from various business functions and the chairs of our Employee Resource Groups “ERGs” discussed below.

Victory Capital is proud to have a strategic alliance with Xavier University of Louisiana, America’s only historically Black Roman Catholic university. This relationship was designed to advance diversity in the asset management industry. We have delivered on our strategic alliance by providing $50,000 initial seed capital to fund the school’s first student-managed investment club and have funded $150,000 in gap scholarships to dozens of students to help pay expenses not covered by existing grants or awards.

We have five ERGs which represent Asian-American, Black, Hispanic, Women, and Military affiliated employees. ERGs provide a platform for employees with shared backgrounds, characteristics, or experiences to come together, celebrate their affiliation, share their perspectives, and advocate for their interests.

Community engagement

Giving back to the communities in which we live and work is also core to our culture. We promote employee involvement through financial contributions and volunteer work, by providing each employee with annual matching gift allowances and two days of paid time for qualifying volunteer work. Our ERGs support these efforts and have an integral part in the impact we deliver annually.

ESG Risks and Opportunities:

We also consider the risks and opportunities that ESG themes have on the business. We utilize the Sustainability Accounting Standards Board “SASB” standards and Materiality Map®, to monitor the material ESG factors that impact our business.

The material sustainability disclosure topics that SASB has identified for Victory Capital include:

•	Transparent Information & Fair Advice for Customers

•	Employee Diversity & Inclusion

•	Incorporation of ESG Factors in Investment Management & Advisory

•	Financed Emissions

•	Business Ethics

We continue to report on our progress for advancing these themes in our Annual Responsible Business Report.

ESG Ratings

We engage with ESG rating agencies and regularly participate in ESG surveys and assessments. While we review and respond to all incoming queries, we are most actively engaged with MSCI, Sustainalytics and ISS. Details on our ratings with these providers can be found on the Responsible Business section of our website.

ESG Oversight and Governance

Our ESG Council is responsible for the oversight of governance, systems, and controls of each Investment Franchise’s approach to ESG investing. It aims to support Victory Capital in robustly and transparently managing regulatory risks associated with Responsible Investment and ESG-related approaches.

The Council is chaired by our Director of Responsible Business and comprised of senior professionals from various departments involved in Responsible Investment oversight. The Council’s mandate includes:

•	Overseeing the documentation, implementation, and effectiveness of Responsible Investment processes and procedures at each Investment Franchise.

•	Ensuring all marketing material and disclosure documents (including client reports, factsheets, and RFP database) are aligned with documented Responsible Investment processes and procedures.

•

Reviewing and sign off on firm-wide external reporting, including the annual Responsible Business report and reporting to third-party organizations on our Responsible Investment activities, including the UNPRI.

•	The ongoing categorization of ESG AUM across the firm.

•	Supporting the development of new investment strategies that include new Responsible Investment approaches as part of investment processes.

•

At least annual compliance monitoring of Responsible Investment related aspects of a selection of investment strategies, specifically those that formally integrate ESG factors, and/or have social/environmental impact objectives, and/or have specific ESG client led guidelines.

ADDITIONAL INFORMATION

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are available at https://materials.proxyvote.com/92645B. Stockholders are directed to the 2023 Form 10-K for financial and other information about us. The 2023 Form 10-K is not part of this proxy statement.

We are required to file annual, quarterly and current reports, proxy statements and other reports with the SEC. Copies of these filings are available through the Investor Relations link on our website at www.vcm.com or the SEC’s website at www.sec.gov. We will furnish copies of our SEC filings (without exhibits), including this proxy statement and our 2023 Form 10-K, without charge to any stockholder upon written or verbal request provided to us at Victory Capital Holdings, Inc., 15935 La Cantera Parkway, San Antonio, TX 78256, Attn: Investor Relations, telephone: (216) 898-2412, email ir@vcm.com.

Additional information about the Company, including the charters of our standing committees, our Corporate Governance Guidelines and our Code of Business Conduct can be found under the Investor Relations link on our website at www.vcm.com. We will provide a printed copy of these documents to stockholders upon request.

Other Matters that May Come Before the Annual Meeting

Our Board of Directors knows of no matters other than those stated in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed form of proxy card to vote the shares represented by all valid proxy cards in accordance with their judgment of what is in the best interest of Victory.

We encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may vote your shares by Internet or, if you received printed proxy materials, by mailing the completed proxy card. Please refer to the section “How do I vote?” for detailed voting instructions.

By Order of the Board of Directors,

David C. Brown
Chairman of the Board of Directors and Chief Executive Officer

San Antonio, Texas

March 28, 2024

The 2023 Form 10-K, which includes audited consolidated financial statements, does not form any part of the material for the solicitation of proxies.

Appendix A

Supplemental Non-GAAP Financial Information

We use non-GAAP performance measures to evaluate the underlying operations of our business. Due to our acquisitive nature, there are a number of acquisition and restructuring related expenses included in GAAP measures that we believe distort the economic value of our organization and we believe that many investors use this information when assessing the financial performance of companies in the investment management industry. We have included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of our Company. The non-GAAP measures we report are Adjusted EBITDA and Adjusted Net Income.

The following table sets forth a reconciliation from GAAP financial measures to non-GAAP measures for the periods indicated:

(in thousands)	2023	2022	2021
Reconciliation of non-GAAP financial measures:
Net income (GAAP)	$213,157	$275,511	$278,389
Income tax expense	(62,751)	(74,522)	(72,253)
Income before income taxes	275,908	$350,033	$350,642
Interest expense(1)	57,820	41,024	24,285
Depreciation(2)	8,842	8,045	6,209
Other business taxes(3)	1,707	2,118	1,657
Amortization of acquisition-related intangible assets(4)	32,805	35,160	12,631
Share-based compensation(5)	6,496	10,143	13,110
Acquisition, restructuring and exit costs(6)	28,982	(28,722)	34,546
Debt issuance costs(7)	5,394	5,620	5,589
Losses from equity method investments(8)		825	331
Adjusted EBITDA	$417,954	$424,246	$449,000

(in thousands)	2023	2022	2021
Reconciliation of non-GAAP financial measures:
Net income (GAAP)	$213,157	$275,511	$278,389
Adjustments to reflect the operating performance of the Company:
i. Other business taxes(3)	1,707	2,118	1,657
ii. Amortization of acquisition-related intangible assets(4)	32,805	35,160	12,631
iii. Share-based compensation(5)	6,496	10,143	13,110
iv. Acquisition, restructuring and exit costs(6)	28,982	(28,722)	34,546
v. Debt issuance costs(7)	5,394	5,620	5,589
Tax effect of above adjustments(9)	(18,847)	(6,080)	(16,883)
Adjusted Net Income	$269,694	$293,750	$329,039
Tax benefit of goodwill and acquired intangibles(10)	$38,252	$37,490	$28,012

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA and Adjusted Net Income, as applicable, are:

(1)	Adding back interest paid on debt and other financing costs, net of interest income.
(2)	Adding back depreciation on property and equipment.
(3)	Adding back other business taxes.
(4)	Adding back amortization expense on acquisition-related intangible assets.
(5)

Adding back share-based compensation associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the initial public offering (the “IPO”).

A-1

(6)	Adding back direct incremental costs of acquisitions, including restructuring costs.
(7)	Adding back debt issuance cost expense.
(8)	Adjusting for losses (earnings) on equity method investments.
(9)	Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Represents the tax benefits associated with deductions allowed for intangibles and goodwill generated from acquisitions in which we received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangibles with a step-up in tax basis. Due to our acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide us with a significant economic benefit.

A-2

Appendix B

VICTORY CAPITAL HOLDINGS, INC.

AMENDED AND RESTATED

2018 STOCK INCENTIVE PLAN

1. Purpose.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its Affiliates and promoting the creation of long-term value for stockholders of the Company by closely aligning the interests of such individuals with those of such stockholders. The Plan authorizes the award of Stock-based and cash-based incentives to Eligible Persons to encourage such Eligible Persons to expend maximum effort in the creation of stockholder value.

The Plan was originally adopted on February 5, 2018 (the “Original Plan”), and was amended and restated in its present form on March 8, 2024, subject to the approval by the stockholders of the Company of such March 8, 2024 amendment and restatement, which increases the number of shares reserved for issuance under the Plan, at the annual meeting of such stockholders on May 8, 2024. For the avoidance of doubt, if such stockholder approval is not received, all other provisions of the Original Plan shall remain in effect. If such stockholder approval is received, the Plan, in its present form, shall succeed the prior version of the Plan for Awards granted on or after the effective date of such stockholder approval. The adoption and effectiveness of the Plan in its present form will not, however, affect the terms or conditions of any awards granted under the Original Plan prior to the Effective Date.

2. Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

(b) “Award” means any Option, award of Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, or other Stock-based award granted under the Plan.

(c) “Award Agreement” means an Option Agreement, a Restricted Stock Agreement, an RSU Agreement, a SAR Agreement, or an agreement governing the grant of any other Stock-based Award granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, with respect to a Participant and in the absence of an Award Agreement or Participant Agreement otherwise defining Cause, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Service Recipient, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the policies of the Service Recipient, including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Service Recipient; (4) the Participant’s act(s) of negligence or willful misconduct in the course of his or her employment or service with the Service Recipient; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; or (7) willful neglect in the performance of the Participant’s duties for the Service Recipient or willful or repeated failure or refusal to perform such duties. If, subsequent to the Termination of a Participant for any reason other than by the Service Recipient for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Service Recipient for Cause for all purposes under the Plan, and the Participant shall be required to repay or return to the Company all amounts and benefits received by him or her in respect of any Award following such Termination that would have been forfeited under the Plan had such Termination been by the Service Recipient for Cause. In the event that there is an Award Agreement or Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Service Recipient for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or Participant Agreement are complied with.

(f) “Change in Control” means:

(1) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the U.S. Securities and Exchange Commission or similar non-U.S. regulatory agency or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);

(2) the date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(3) the consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction, the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to such Reorganization, (ii) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (iii) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of such Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in clauses (i), (ii), and (iii) above shall be a “Non-Control Transaction”); or

(4) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then be deemed to occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(h) “Committee” means the Board, the Compensation Committee of the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(i) “Company” means Victory Capital Holdings, Inc., a Delaware corporation.

(j) “Corporate Event” has the meaning set forth in Section 0 hereof.

(k) “Data” has the meaning set forth in Section 0 hereof.

(l) “Disability” means, in the absence of an Award Agreement or Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code. In the event that there is an Award Agreement or Participant Agreement defining Disability, “Disability” shall have the meaning provided in such Award Agreement or Participant Agreement.

(m) “Disqualifying Disposition” means any disposition (including any sale) of Stock acquired upon the exercise of an Incentive Stock Option made within the period that ends either (1) two years after the date on which the Participant was granted the Incentive Stock Option or (2) one year after the date upon which the Participant acquired the Stock.

(n) “Effective Date” means March 8, 2024, which is the date on which the Plan was approved by the Board.

(o) “Eligible Person” means (1) each employee and officer of the Company or any of its Affiliates, (2) each non-employee director of the Company or any of its Affiliates; (3) each other natural Person who provides substantial services to the Company or any of its Affiliates as a consultant or advisor (or a wholly owned alter ego entity of the natural Person providing such services of which such Person is an employee, stockholder or partner) and who is designated as eligible by the Committee, and (4) each natural Person who has been offered employment by the Company or any of its Affiliates; provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such Person has commenced employment or service with the Company or its Affiliates; provided further, however, that (i) with respect to any Award that is intended to qualify as a “stock right” that does not provide for a “deferral of compensation” within the meaning of Section 409A of the Code, the term “Affiliate” as used in this Section 0 shall include only those corporations or other entities in the unbroken chain of corporations or other entities beginning with the Company where each of the corporations or other entities in the unbroken chain other than the last corporation or other entity owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations or other entities in the chain, and (ii) with respect to any Award that is intended to be an Incentive Stock Option, the term “Affiliate” as used in this Section 0 shall include only those entities that qualify as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code. An employee on an approved leave of absence may be considered as still in the employ of the Company or any of its Affiliates for purposes of eligibility for participation in the Plan.

(p) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(q) “Expiration Date” means, with respect to an Option or Stock Appreciation Right, the date on which the term of such Option or Stock Appreciation Right expires, as determined under Sections 0 or 0 hereof, as applicable.

(r) “Fair Market Value” means, as of any date when the Stock is listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Stock is listed and traded on the date of determination or, if the closing price is not reported on such date of determination, the closing price reported on the most recent date prior to the date of determination. If the Stock is not listed on a national securities exchange, “Fair Market Value” shall mean the amount determined by the Board in good faith, and in a manner consistent with Section 409A of the Code, to be the fair market value per share of Stock.

(s) “GAAP” means the U.S. Generally Accepted Accounting Principles, as in effect from time to time.

(t) “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(u) “Nonqualified Stock Option” means an Option not intended to be an Incentive Stock Option.

(v) “Option” means a conditional right, granted to a Participant under Section 0 hereof, to purchase Stock at a specified price during a specified time period.

(w) “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option Award.

(x) “Participant” means an Eligible Person who has been granted an Award under the Plan or, if applicable, such other Person who holds an Award.

(y) “Participant Agreement” means an employment or other services agreement between a Participant and the Service Recipient that describes the terms and conditions of such Participant’s employment or service with the Service Recipient and is effective as of the date of determination.

(z) “Person” means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, or other entity.

(aa) “Plan” means this Victory Capital Holdings, Inc. Amended and Restated 2018 Stock Incentive Plan, as amended from time to time.

(bb) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and an “independent director” as defined under, as applicable, the NASDAQ Listing Rules, the NYSE Listed Company Manual or other applicable stock exchange rules.

(cc) “Qualifying Committee” has the meaning set forth in Section 0 hereof.

(dd) “Restricted Stock” means Stock granted to a Participant under Section 0 hereof that is subject to certain restrictions and to a risk of forfeiture.

(ee) “Restricted Stock Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Stock Award.

(ff) “Restricted Stock Unit” means a notional unit representing the right to receive one share of Stock (or the cash value of one share of Stock, if so determined by the Committee) on a specified settlement date.

(gg) “RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Restricted Stock Units.

(hh) “SAR Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award of Stock Appreciation Rights.

(ii) “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including the rules and regulations thereunder and any successor provisions, rules and regulations thereto.

(jj) “Service Recipient” means, with respect to a Participant holding an Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(kk) “Stock” means the Common Stock, par value $0.01 per share, of the Company, and such other securities as may be substituted for such stock pursuant to Section 0 hereof.

(ll) “Stock Appreciation Right” means a conditional right to receive an amount equal to the value of the appreciation in the Stock over a specified period. Except in the event of extraordinary circumstances, as determined in the sole discretion of the Committee, or pursuant to Section 0 hereof, Stock Appreciation Rights shall be settled in Stock.

(mm) “Substitute Award” has the meaning set forth in Section 0 hereof.

(nn) “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that, if so determined by the Committee at the time of any change in status in relation to the Service Recipient (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed a Termination hereunder. Unless otherwise determined by the Committee, in the event that the Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off, or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute the Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction. Notwithstanding anything herein to the contrary, a Participant’s change in status in relation to the Service Recipient (for example, a change from employee to consultant) shall not be deemed a Termination hereunder with respect to any Awards constituting “nonqualified deferred compensation” subject to Section 409A of the Code that are payable upon a Termination unless such change in status constitutes a “separation from service” within the meaning of Section 409A of the Code. Any payments in respect of an Award constituting nonqualified deferred compensation subject to Section 409A of the Code that are payable upon a Termination shall be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code. On the first business day following the expiration of such period, the Participant shall be paid, in a single lump sum without interest, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule applicable to such Award.

3. Administration.

(a) Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to (1) select Eligible Persons to become Participants, (2) grant Awards, (3) determine the type, number and type of shares of Stock subject to, other terms and conditions of, and all other matters relating to, Awards, (4) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (5) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (6) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time or such shorter period required by, or necessary to comply with, applicable law, and (7) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Any action of the Committee shall be final, conclusive, and binding on all Persons, including, without limitation, the Company, its stockholders and Affiliates, Eligible Persons, Participants, and beneficiaries of Participants. Notwithstanding anything in the Plan to the contrary, the Committee shall have the ability to accelerate the vesting of any outstanding Award at any time and for any reason, including upon a Corporate Event, subject to Section 0, or in the event of a Participant’s Termination by the Service Recipient other than for Cause, or due to the Participant’s death, Disability or retirement (as such term may be defined in an applicable Award Agreement or Participant Agreement, or, if no such definition exists, in accordance with the Company’s then-current employment policies and guidelines). For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, must be taken by the remaining members of the Committee or a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members (a “Qualifying Committee”). Any action authorized by such a Qualifying Committee shall be deemed the action of the Committee for purposes of the Plan. The express grant of any specific power to a Qualifying Committee, and the taking of any action by such a Qualifying Committee, shall not be construed as limiting any power or authority of the Committee.

(c) Delegation. To the extent permitted by applicable law, the Committee may delegate to officers or employees of the Company or any of its Affiliates, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions under the Plan, including, but not limited to, administrative functions, as the Committee may determine appropriate. The Committee may appoint agents to assist it in administering the Plan. Any actions taken by an officer or employee delegated authority pursuant to this Section 0 within the scope of such delegation shall, for all purposes under the Plan, be deemed to be an action taken by the Committee. Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any Eligible Person who is not an employee of the Company or any of its Affiliates (including any non-employee director of the Company or any Affiliate) or to any Eligible Person who

is subject to Section 16 of the Exchange Act must be expressly approved by the Committee or Qualifying Committee in accordance with Section 0 above.

(d) Sections 409A and 457A. The Committee shall take into account compliance with Sections 409A and 457A of the Code in connection with any grant of an Award under the Plan, to the extent applicable. While the Awards granted hereunder are intended to be structured in a manner to avoid the imposition of any penalty taxes under Sections 409A and 457A of the Code, in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest, or penalties that may be imposed on a Participant as a result of Section 409A or Section 457A of the Code or any damages for failing to comply with Section 409A or Section 457A of the Code or any similar state or local laws (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A or Section 457A of the Code).

4. Shares Available Under the Plan; Other Limitations.

(a) Number of Shares Available for Delivery. Subject to adjustment as provided in Section 0 hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall equal 6,172,484. This includes (i) as of December 31, 2023, 799,111 shares that remained available for grant under the Original Plan and awards covering 2,573,373 shares that were issued and outstanding under the Original Plan, and (ii) the 2,800,000 shares increased with the amended and restated Plan. Shares of Stock delivered under the Plan shall consist of authorized and unissued shares or previously issued shares of Stock reacquired by the Company on the open market or by private purchase. Notwithstanding the foregoing, (i) except as may be required by reason of Section 422 of the Code, the number of shares of Stock available for issuance hereunder shall not be reduced by shares issued pursuant to Awards issued or assumed in connection with a merger or acquisition as contemplated by, as applicable, NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) and IM-5635-1, AMEX Company Guide Section 711, or other applicable stock exchange rules, and their respective successor rules and listing exchange promulgations (each such Award, a “Substitute Award”); and (ii) shares of Stock shall not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double-counting (as, for example, in the case of tandem awards or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Other than with respect to a Substitute Award, to the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without delivery to the Participant of the full number of shares of Stock to which the Award related, the undelivered shares of Stock will again be available for grant. Shares of Stock withheld in payment of the exercise price or taxes relating to an Award and shares of Stock equal to the number surrendered in payment of any exercise price or taxes relating to an Award shall not be deemed to constitute shares delivered to the Participant and shall be deemed to again be available for delivery under the Plan.

(c) Incentive Stock Options. No more than the shares of Stock approved in accordance with Section 4(a) (subject to adjustment as provided in Section 0 hereof) or reserved for issuance hereunder may be issued or transferred upon exercise or settlement of Incentive Stock Options.

(d) Shares Available Under Acquired Plans. To the extent permitted by NYSE Listed Company Manual Section 303A.08, NASDAQ Listing Rule 5635(c) or other applicable stock exchange rules, subject to applicable law, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio of formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Stock reserved and available for delivery in connection with Awards under the Plan; provided that Awards using such available shares shall not be made after the date awards could have been made under the terms of such pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by the Company or any subsidiary of the Company immediately prior to such acquisition or combination.

(e) Limitation on Awards to Non-Employee Directors. Notwithstanding anything herein to the contrary, the maximum value of any Awards granted to a non-employee director of the Company in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, shall not exceed $500,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous year).

5. Options.

(a) General. Certain Options granted under the Plan may be intended to be Incentive Stock Options; however, no Incentive Stock Options may be granted hereunder following the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board and (ii) the date the stockholders of the Company approve the Plan. Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate; provided, however, that Incentive Stock Options may be granted only to Eligible Persons who are employees of the Company or an Affiliate (as such definition is limited pursuant to Section 0 hereof) of the Company. The provisions of separate Options shall be set forth in separate Option Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Options.

(b) Term. The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after, and each Option shall expire, ten (10) years from the date it was granted.

(c) Exercise Price. The exercise price per share of Stock for each Option shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant, subject to Section 0 hereof in the case of any Incentive Stock Option. Notwithstanding the foregoing, in the case of an Option that is a Substitute Award, the exercise price per share of Stock for such Option may be less than the Fair Market Value on the date of grant; provided, that such exercise price is determined in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.

(d) Payment for Stock. Payment for shares of Stock acquired pursuant to an Option granted hereunder shall be made in full upon exercise of the Option in a manner approved by the Committee, which may include any of the following payment methods: (1) in immediately available funds in U.S. dollars, or by certified or bank cashier’s check, (2) by delivery of shares of Stock having a value equal to the exercise price, (3) by a broker-assisted cashless exercise in accordance with procedures approved by the Committee, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with shares of Stock subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations, or (4) by any other means approved by the Committee (including, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Stock underlying the Option so exercised reduced by the number of shares of Stock equal to the aggregate exercise price of the Option divided by the Fair Market Value on the date of exercise). Notwithstanding anything herein to the contrary, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the Sarbanes-Oxley Act of 2002, such form of payment shall not be available.

(e) Vesting. Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. If an Option is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Option expires, is canceled or otherwise terminates.

(f) Termination of Employment or Service. Except as provided by the Committee in an Option Agreement, Participant Agreement or otherwise:

(1) In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options outstanding shall cease, (B) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2) In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Options outstanding shall cease, (ii) all of such Participant’s unvested Options outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Options outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Options pass by will or by the applicable laws of descent and distribution until the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination, but only to the extent that the Options were vested at the time of such Termination.

(3) In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Options outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

(g) Special Provisions Applicable to Incentive Stock Options.

(1) No Incentive Stock Option may be granted to any Eligible Person who, at the time the Option is granted, owns directly, or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless such Incentive Stock Option (i) has an exercise price of at least one hundred ten percent (110%) of the Fair Market Value on the date of the grant of such Option and (ii) cannot be exercised more than five (5) years after the date it is granted.

(2) To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.

(3) Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Participant makes a Disqualifying Disposition of any Stock acquired pursuant to the exercise of an Incentive Stock Option.

6. Restricted Stock.

(a) General. Restricted Stock may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Awards of Restricted Stock shall be set forth in separate Restricted Stock Agreements, which agreements need not be identical. Subject to the restrictions set forth in Section 0 hereof, and except as otherwise set forth in the applicable Restricted Stock Agreement, the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock. Unless otherwise set forth in a Participant’s Restricted Stock Agreement, cash dividends and stock dividends, if any, with respect to the Restricted Stock shall be withheld by the Company for the Participant’s account, and shall be subject to forfeiture to the same degree as the shares of Restricted Stock to which such dividends relate. Except as otherwise determined by the Committee, no interest will accrue or be paid on the amount of any cash dividends withheld.

(b) Vesting and Restrictions on Transfer. Restricted Stock shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a Restricted Stock Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Award of Restricted Stock at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of an Award of Restricted Stock shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. In addition to any other restrictions set forth in a Participant’s Restricted Stock Agreement, the Participant shall not be permitted to sell, transfer, pledge, or otherwise encumber the Restricted Stock prior to the time the Restricted Stock has vested pursuant to the terms of the Restricted Stock Agreement.

(c) Termination of Employment or Service. Except as provided by the Committee in a Restricted Stock Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock has vested, (1) all vesting with respect to such Participant’s Restricted Stock outstanding shall cease, and (2) as soon as practicable following such Termination, the Company shall repurchase from the Participant, and the Participant shall sell, all of such Participant’s unvested shares of Restricted Stock at a purchase price equal to the lesser of (A) the original purchase price paid for the Restricted Stock (as adjusted for any subsequent changes in the outstanding Stock or in the capital structure of the Company) less any dividends or other distributions or bonus received (or to be received) by the Participant (or any transferee) in respect of such Restricted Stock prior to the date of repurchase and (B) the Fair Market Value of the Stock on the date of such repurchase; provided that, if the original purchase price paid for the Restricted Stock is equal to zero dollars ($0), such unvested shares of Restricted Stock shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination.

7. Restricted Stock Units.

(a) General. Restricted Stock Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Stock Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b) Vesting. Restricted Stock Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Restricted Stock Unit at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Restricted Stock Unit shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment.

(c) Settlement. Restricted Stock Units shall be settled in Stock, cash, or property, as determined by the Committee, in its sole discretion, on the date or dates determined by the Committee and set forth in an RSU Agreement. Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, or dividend equivalents with respect to Restricted Stock Units prior to settlement.

(d) Termination of Employment or Service. Except as provided by the Committee in an RSU Agreement, Participant Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Stock Units have been settled, (1) all vesting with respect to such Participant’s Restricted Stock Units outstanding shall cease, (2) all of such Participant’s unvested Restricted Stock Units outstanding shall be forfeited for no consideration as of the date of such Termination, and (3) any shares remaining undelivered with respect to vested Restricted Stock Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

8. Stock Appreciation Rights.

(a) General. Stock Appreciation Rights may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Stock Appreciation Rights shall be set forth in separate SAR Agreements, which agreements need not be identical. No dividends or dividend equivalents shall be paid on Stock Appreciation Rights.

(b) Term. The term of each Stock Appreciation Right shall be set by the Committee at the time of grant; provided, however, that no Stock Appreciation Right granted hereunder shall be exercisable after, and each Stock Appreciation Right shall expire, ten (10) years from the date it was granted.

(c) Base Price. The base price per share of Stock for each Stock Appreciation Right shall be set by the Committee at the time of grant and shall not be less than the Fair Market Value on the date of grant. Notwithstanding the foregoing, in the case of a Stock Appreciation Right that is a Substitute Award, the base price per share of Stock for such Stock Appreciation Right may be less than the Fair Market Value on the date of grant; provided, that such base price is determined in a manner consistent with the provisions of Section 409A of the Code.

(d) Vesting. Stock Appreciation Rights shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in a SAR Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Stock Appreciation Right at any time and for any reason. Unless otherwise specifically determined by the Committee, the vesting of a Stock Appreciation Right shall occur only while the Participant is employed by or rendering services to the Service Recipient, and all vesting shall cease upon a Participant’s Termination for any reason. To the extent permitted by applicable law and unless otherwise determined by the Committee, vesting shall be suspended during the period of any approved unpaid leave of absence by a Participant following which the Participant has a right to reinstatement and shall resume upon such Participant’s return to active employment. If a Stock Appreciation Right is exercisable in installments, such installments or portions thereof that become exercisable shall remain exercisable until the Stock Appreciation Right expires, is canceled or otherwise terminates.

(e) Payment upon Exercise. Payment upon exercise of a Stock Appreciation Right may be made in cash, Stock, or property as specified in the SAR Agreement or determined by the Committee, in each case having a value in respect of each share of Stock underlying the portion of the Stock Appreciation Right so exercised, equal to the difference between the base price of such Stock Appreciation Right and the Fair Market Value of one (1) share of Stock on the exercise date. For purposes of clarity, each share of Stock to be issued in settlement of a Stock Appreciation Right is deemed to have a value equal to the Fair Market Value of one (1) share of Stock on the exercise date. In no event shall fractional shares be issuable upon the exercise of a Stock Appreciation Right, and in the event that fractional shares would otherwise be issuable, the number of shares issuable will be rounded down to the next lower whole number of shares, and the Participant will be entitled to receive a cash payment equal to the value of such fractional share.

(f) Termination of Employment or Service. Except as provided by the Committee in a SAR Agreement, Participant Agreement or otherwise:

(1) In the event of a Participant’s Termination prior to the applicable Expiration Date for any reason other than (i) by the Service Recipient for Cause, or (ii) by reason of the Participant’s death or Disability, (A) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (B) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (C) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is ninety (90) days after the date of such Termination.

(2) In the event of a Participant’s Termination prior to the applicable Expiration Date by reason of such Participant’s death or Disability, (i) all vesting with respect to such Participant’s Stock Appreciation Rights outstanding shall cease, (ii) all of such Participant’s unvested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration as of the date of such Termination, and (iii) all of such Participant’s vested Stock Appreciation Rights outstanding shall terminate and be forfeited for no consideration on the earlier of (x) the applicable Expiration Date and (y) the date that is twelve (12) months after the date of such Termination. In the event of a Participant’s death, such Participant’s Stock Appreciation Rights shall remain exercisable by the Person or Persons to whom such Participant’s rights under the Stock Appreciation Rights pass by will or by the applicable laws of descent and distribution until the applicable Expiration Date, but only to the extent that the Stock Appreciation Rights were vested at the time of such Termination.

(3) In the event of a Participant’s Termination prior to the applicable Expiration Date by the Service Recipient for Cause, all of such Participant’s Stock Appreciation Rights outstanding (whether or not vested) shall immediately terminate and be forfeited for no consideration as of the date of such Termination.

9. Other Stock-Based Awards.

The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon or related to Stock, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee may also grant Stock as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

10. Adjustment for Recapitalization, Merger, etc.

(a) Capitalization Adjustments. The aggregate number of shares of Stock that may be delivered in connection with Awards (as set forth in Section 0 hereof), the numerical share limits in Section 0 hereof, the number of shares of Stock covered by each outstanding Award, and the price per share of Stock underlying each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, in its sole discretion, as to the number, price, or kind of a share of Stock or other consideration subject to such Awards

(1) in the event of changes in the outstanding Stock or in the capital structure of the Company by reason of stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event); (2) in connection with any extraordinary dividend declared and paid in respect of shares of Stock, whether payable in the form of cash, stock, or any other form of consideration; or (3) in the event of any change in applicable laws or circumstances that results in or could result in, in either case, as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

(b) Corporate Events. Notwithstanding the foregoing, except as provided by the Committee in an Award Agreement, Participant Agreement or otherwise, in connection with (i) a merger, amalgamation, or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger, amalgamation, or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Stock receive securities of another corporation or other property or cash, (iii) a Change in Control, or (iv) the reorganization, dissolution or liquidation of the Company (each, a “Corporate Event”), the Committee may provide for any one or more of the following:

(1) The assumption or substitution of any or all Awards in connection with such Corporate Event, in which case the Awards shall be subject to the adjustment set forth in Section 0 above;

(2) The acceleration of vesting of any or all Awards not assumed or substituted in connection with such Corporate Event, subject to the consummation of such Corporate Event;

(3) The cancellation of any or all Awards not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event, together with the payment to the Participants holding vested Awards (including any Awards that would vest upon the Corporate Event but for such cancellation) so canceled of an amount in respect of cancellation equal to the amount payable pursuant to any Cash Award or, with respect to other Awards, an amount based upon the per-share consideration being paid for the Stock in connection with such Corporate Event, less, in the case of Options, Stock Appreciation Rights, and other Awards subject to exercise, the applicable exercise or base price; provided, however, that holders of Options, Stock Appreciation Rights, and other Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise or base price is greater than zero dollars ($0), and to the extent that the per-share consideration is less than or equal to the applicable exercise or base price, such Awards shall be canceled for no consideration;

(4) The cancellation of any or all Options, Stock Appreciation Rights and other Awards subject to exercise not assumed or substituted in connection with such Corporate Event (whether vested or unvested) as of the consummation of such Corporate Event; provided that all Options, Stock Appreciation Rights and other Awards to be so canceled pursuant to this paragraph 0 shall first become exercisable for a period of at least ten (10) days prior to such Corporate Event, with any exercise during such period of any unvested Options, Stock Appreciation Rights or other Awards to be (A) contingent upon and subject to the occurrence of the Corporate Event, and (B) effectuated by such means as are approved by the Committee; and

(5) The replacement of any or all Awards (other than Awards that are intended to qualify as “stock rights” that do not provide for a “deferral of compensation” within the meaning of Section 409A of the Code) with a cash incentive program that preserves the value of the Awards so replaced (determined as of the consummation of the Corporate Event), with subsequent payment of cash incentives subject to the same vesting conditions as applicable to the Awards so replaced and payment to be made within thirty (30) days of the applicable vesting date.

Payments to holders pursuant to paragraph 0 above shall be made in cash or, in the sole discretion of the Committee, and to the extent applicable, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or a combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Stock covered by the Award at such time (less any applicable exercise or base price). In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this Section 0, the Committee may require a Participant to (A) represent and warrant as to the unencumbered title to his or her Awards, (B) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Stock, and (C) deliver customary transfer documentation as reasonably determined by the Committee. The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award.

(c) Fractional Shares. Any adjustment provided under this Section 0 may, in the Committee’s discretion, provide for the elimination of any fractional share that might otherwise become subject to an Award. No cash settlements shall be made with respect to fractional shares so eliminated.

(d) Double-Trigger Vesting. Notwithstanding any other provisions of the Plan, an Award Agreement or Participant Agreement to the contrary, with respect to any Award that is assumed or substituted in connection with a Change in Control, the vesting, payment, purchase or distribution of such Award may not be accelerated by reason of the Change in Control for any Participant unless the Participant experiences an involuntary Termination as a result of the Change in Control. Unless otherwise provided for in an Award Agreement or Participant Agreement, any Award held by a Participant who experiences an involuntary Termination as a result of a Change in Control shall immediately vest as of the date of such Termination. For purposes of this Section 0, a Participant will be deemed to experience an involuntary Termination as a result of a Change in Control if the Participant experiences a Termination by the Service Recipient other than for Cause, or otherwise experiences a Termination under circumstances which entitle the Participant to mandatory severance payment(s) pursuant to applicable law or, in the case of a non-employee director of the Company, if the non-employee director’s service on the Board terminates in connection with or as a result of a Change in Control, in each case, at any time beginning on the date of the Change in Control up to and including the second (2nd) anniversary of the Change in Control.

11. Use of Proceeds.

The proceeds received from the sale of Stock pursuant to the Plan shall be used for general corporate purposes.

12. Rights and Privileges as a Stockholder.

Except as otherwise specifically provided in the Plan, no Person shall be entitled to the rights and privileges of Stock ownership in respect of shares of Stock that are subject to Awards hereunder until such shares have been issued to that Person.

13. Transferability of Awards.

Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution, and to the extent subject to exercise, Awards may not be exercised during the lifetime of the grantee other than by the grantee. Notwithstanding the foregoing, except with respect to Incentive Stock Options, Awards and a Participant’s rights under the Plan shall be transferable for no value to the extent provided in an Award Agreement or otherwise determined at any time by the Committee.

14. Employment or Service Rights.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for the grant of any other Award. Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Company or an Affiliate of the Company.

15. Compliance with Laws.

The obligation of the Company to deliver Stock upon issuance, vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Stock pursuant to an Award unless such shares have been properly registered for sale with the U.S. Securities and Exchange Commission pursuant to the Securities Act (or with a similar non-U.S. regulatory agency pursuant to a similar law or regulation) or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale under the Securities Act any of the shares of Stock to be offered or sold under the Plan or any shares of Stock to be issued upon exercise or settlement of Awards. If the shares of Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such shares and may legend the Stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.

16. Withholding Obligations.

As a condition to the issuance, vesting, exercise, or settlement of any Award (or upon the making of an election under Section 83(b) of the Code), the Committee may require that a Participant satisfy, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such issuance, vesting, exercise, or settlement (or election). The Committee, in its discretion, may permit shares of Stock to be used to satisfy tax withholding requirements, and such shares shall be valued at their Fair Market Value as of the issuance, vesting, exercise, or settlement date of the Award, as applicable. Depending on the withholding method, the Company may withhold by considering the applicable minimum statutorily required withholding rates or other applicable withholding rates in the applicable Participant’s jurisdiction, including maximum applicable rates that may be utilized without creating adverse accounting treatment under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto).

17. Amendment of the Plan or Awards.

(a) Amendment of Plan. The Board or the Committee may amend the Plan at any time and from time to time.

(b) Amendment of Awards. The Board or the Committee may amend the terms of any one or more Awards at any time and from time to time.

(c) Stockholder Approval; No Material Impairment. Notwithstanding anything herein to the contrary, no amendment to the Plan or any Award shall be effective without stockholder approval to the extent that such approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which the Stock is listed. Additionally, no amendment to the Plan or any Award shall materially impair a

Participant’s rights under any Award unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 0 hereof, shall constitute an amendment to the Plan or an Award for such purpose). Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of the Plan or any one or more Awards from time to time as necessary to bring such Awards into compliance with applicable law, including, without limitation, Section 409A of the Code.

(d) No Repricing of Awards Without Stockholder Approval. Notwithstanding Sections 0 or 0 above, or any other provision of the Plan, the repricing of Awards shall not be permitted without stockholder approval. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (1) changing the terms of an Award to lower its exercise or base price (other than on account of capital adjustments resulting from share splits, etc., as described in Section 0 hereof), (2) any other action that is treated as a repricing under GAAP, and (3) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise or base price is greater than the Fair Market Value of the underlying Stock, unless the cancellation and exchange occurs in connection with an event set forth in Section 0 hereof.

18. Termination or Suspension of the Plan.

The Board or the Committee may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the stockholders of the Company approve the Plan. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated; provided, however, that following any suspension or termination of the Plan, the Plan shall remain in effect for the purpose of governing all Awards then outstanding hereunder until such time as all Awards under the Plan have been terminated, forfeited, or otherwise canceled, or earned, exercised, settled, or otherwise paid out, in accordance with their terms.

19. Effective Date of the Plan.

The Plan is effective as of the Effective Date, subject to stockholder approval.

20. Miscellaneous.

(a) Certificates. Stock acquired pursuant to Awards granted under the Plan may be evidenced in such a manner as the Committee shall determine. If certificates representing Stock are registered in the name of the Participant, the Committee may require that (1) such certificates bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Stock, (2) the Company retain physical possession of the certificates, and (3) the Participant deliver a stock power to the Company, endorsed in blank, relating to the Stock. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, that the Stock shall be held in book-entry form rather than delivered to the Participant pending the release of any applicable restrictions.

(b) Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares of Stock) that are inconsistent with those in the Award Agreement as a result of a clerical error in connection with the preparation of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(d) Clawback/Recoupment Policy. Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board (or a committee or subcommittee of the Board) and, in each case, as may be amended from time to time. No such policy adoption or amendment shall in any event require the prior consent of any Participant. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates. In the event that an Award is subject to more than one such policy, the policy with the most restrictive clawback or recoupment provisions shall govern such Award, subject to applicable law.

(e) Non-Exempt Employees. If an Option is granted to an employee of the Company or any of its Affiliates in the United States who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option will not be first exercisable for any shares of Stock until at least six (6) months following the date of grant of the Option (although the Option may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (1) if such employee dies or suffers a Disability, (2) upon a Corporate Event in which such Option is not assumed, continued, or substituted, (3) upon a Change in Control, or (4) upon the Participant’s retirement (as such term may be defined in the applicable Award Agreement or a Participant Agreement, or, if no such definition exists, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options held by such employee may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from such employee’s regular rate of pay, the provisions of this Section 0will apply to all Awards.

(f) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 0 by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and in the Committee’s discretion, the participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

(g) Participants Outside of the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident, or is primarily employed or providing services, outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed or providing services, or so that the value and other benefits of the Award to the Participant, as affected by non–U.S. tax laws and other restrictions applicable as a result of the Participant’s residence, employment, or rovidingg services abroad, shall be comparable to the value of such Award to a Participant who is a resident, or is primarily employed or providing services, in the United States. An Award may be modified under this Section 0 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) of the Exchange Act for the Participant whose Award is modified. Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are non–U.S. nationals or are primarily employed or providing services outside the United States.

(h) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any of its Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of shares of Stock subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(i) No Liability of Committee Members. Neither any member of the Committee nor any of the Committee’s permitted delegates shall be liable personally by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against all costs and expenses (including counsel fees) and liabilities (including sums paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan, unless arising out of such Person’s own fraud or willful misconduct; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such Person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(j) Payments Following Accidents or Illness. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his or her spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Governing Law. The Plan shall be governed by and construed in accordance with the laws of State of Delaware without reference to the principles of conflicts of laws thereof.

(l) Electronic Delivery. Any reference herein to a “written” agreement or document or “writing” will include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled or authorized by the Company to which the Participant has access) to the extent permitted by applicable law.

(m) Arbitration. All disputes and claims of any nature that a Participant (or such Participant’s transferee or estate) may have against the Company arising out of or in any way related to the Plan or any Award Agreement shall be submitted to and resolved exclusively by binding arbitration conducted in New York City, New York (or such other location as the parties thereto may agree) in accordance with the applicable rules of the American Arbitration Association then in effect, and the arbitration shall be heard and determined by a panel of three arbitrators in accordance with such rules (except that in the event of any inconsistency between such rules and this Section 0, the provisions of this Section 0 shall control). The arbitration panel may not modify the arbitration rules specified above without the prior written approval of all parties to the arbitration. Within ten business days after the receipt of a written demand, each party shall designate one arbitrator, each of whom shall have experience involving complex business or legal matters, but shall not have any prior, existing or potential material business relationship with any party to the arbitration. The two arbitrators so designated shall select a third arbitrator, who shall preside over the arbitration, shall be similarly qualified as the two arbitrators and shall have no prior, existing or potential material business relationship with any party to the arbitration; provided that if the two arbitrators are unable to agree upon the selection of such third arbitrator, such third arbitrator shall be designated in accordance with the arbitration rules referred to above. The arbitrators will decide the dispute by majority decision, and the decision shall be rendered in writing and shall bear the signatures of the arbitrators and the party or parties who shall be charged therewith, or the allocation of the expenses among the parties in the discretion of the panel. The arbitration decision shall be rendered as soon as possible, but in any event not later than 120 days after the constitution of the arbitration panel. The arbitration decision shall be final and binding upon all parties to the arbitration. The parties hereto agree that judgment upon any award rendered by the arbitration panel may be entered in the United States District Court for the Southern District of New York or any New York State court sitting in New York City. To the maximum extent permitted by law, the parties hereby irrevocably waive any right of appeal from any judgment rendered upon any such arbitration award in any such court. Notwithstanding the foregoing, any party may seek injunctive relief in any such court.

(n) Statute of Limitations. A Participant or any other person filing a claim for benefits under the Plan must file the claim within one (1) year of the date the Participant or other person knew or should have known of the facts giving rise to the claim. This one-year statute of limitations will apply in any forum where a Participant or any other person may file a claim and, unless the Company waives the time limits set forth above in its sole discretion, any claim not brought within the time periods specified shall be waived and forever barred.

(o) Funding. No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be required to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees and service providers under general law.

(p) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any Person or Persons other than such member.

(q) Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

*   *   *

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 8, 2024

TERMINATION DATE: MAY 7, 2034

   VICTORY CAPITAL HOLDINGS, INC.

   15935 LA CANTERA PARKWAY

   SAN ANTONIO, TX 78256

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 7, 2024 for shares held directly and by 11:59 P.M. ET on May 2, 2024 for shares held in a plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/VCTR2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 7, 2024 for shares held directly and by 11:59 P.M. ET on May 2, 2024 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V31820-P02641-Z86766	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

VICTORY CAPITAL HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Class III Directors

Nominees:	For	Against	Abstain

1a. David C. Brown	☐	☐	☐

1b. Richard M. DeMartini	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:					For	Against	Abstain

2. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.					☐	☐	☐

3. A non-binding advisory vote to approve the compensation of our named executive officers.					☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:				1 Year	2 Years	3 Years	Abstain

4. A non-binding advisory vote on the frequency of the named executive officer compensation advisory vote.				☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:					For	Against	Abstain

5. To approve an amendment and restatement of the Victory Capital Holdings, Inc., 2018 Stock Incentive Plan.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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V31821-P02641-Z86766

VICTORY CAPITAL HOLDINGS, INC.

Annual Meeting of Stockholders

Wednesday May 8, 2024 8:00 A.M. ET

This proxy is solicited by the Board of Directors

The undersigned hereby appoints, with full power of substitution to each MICHAEL D. POLICARPO and NINA GUPTA, the power as proxy to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of Victory Capital Holdings, Inc. to be held on Wednesday, May 8, 2024, at 8:00 A.M. ET virtually at www.virtualshareholdermeeting.com/VCTR2024 and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side